As filed with the Securities and Exchange Commission on August 11, 2000
                                                     Registration  No. 333-42046
                    Post-Effective Amendment No. 1 to Registration No. 333-77535
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 1 TO
                                   FORM S-3
                             REGISTRATION STATEMENT
                       AND POST EFFECTIVE AMENDMENT NO. 1
                        UNDER THE SECURITIES ACT OF 1933


                                UACSC AUTO TRUSTS
                     (Issuer with respect to the securities)

                         UAC SECURITIZATION CORPORATION
                   (Originator of the Trusts described herein)
             (Exact name of registrant as specified in its charter)

         Delaware                                          35-1937340
(State or other jurisdiction                            (I.R.S. Employer
    of incorporation or                                Identification No.)
organization of registrant)


                      9240 Bonita Beach Road, Suite 1109-A
                          Bonita Springs, Florida 34135
                                 (941) 948-1850
                        (Address, including ZIP code, and
                          telephone number, including
                           area code, of registrant's
                          principal place of business)


                               LEEANNE W. GRAZIANI
                         UAC Securitization Corporation
                      9240 Bonita Beach Road, Suite 1109-A
                          Bonita Springs, Florida 34135
                                 (941) 948-1850

                       (Name, address, including ZIP code,
                        and telephone number, including
                        area code, of agent for service)

                                   Copies to:
      ERIC R. MOY, ESQ.                              RICHARD M. SCHETMAN, ESQ.
     Barnes & Thornburg                            Cadwalader, Wickersham & Taft
   11 South Meridian Street                              100 Maiden Lane
 Indianapolis, Indiana 46204                        New York, New York  10038


     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                              Proposed          Proposed maximum         Amount of
     Title of each class of           Amount to be        maximum offering     aggregate offering      registration
     securities registered            registered (1)      price per unit (2)         price (2)             fee (1)(3)
--------------------------------------------------------------------------------------------------------------------

    Asset Backed Securities         $3,375,267,382.00           100%            $3,375,267,382.00        $791,736.00
=====================================================================================================================

(1) The $3,375,267,382.00 of securities registered under this Registration Statement includes $375,267,382.00 aggregate amount of securities carried forward under Registration Statement No. 333-77535, for which the issuer previously paid a filing fee of $104,324.33 (at a rate of $278 per $1,000,000), and $1,000,000.00 aggregate amount of securities for which the issuer previously paid $264.00 on or about July 21, 2000 when it filed the initial Form S-3 to which this Amendment No. 1 relates.

(2)      Estimated solely for the purpose of calculating the registration fee.

(3) Determined pursuant to Section 6(b) of the Securities Act at a rate of $264 per $1,000,000.


         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         Pursuant to Rule 429 under the Securities Act, upon effectiveness, this Registration Statement shall contain a combined prospectus which also relates to $375,267,382.00 aggregate amount of securities registered on Form S-3,
Registration No. 333-77535 (which was declared effective on May 14, 1999) for which the fee of $104,324.33 (at a rate of $278 per $1,000,000), has previously been paid. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration No. 333-77535.

                                INTRODUCTORY NOTE

     This registration  statement contains:

         o a form of prospectus supplement relating to the offering by UACSC [year] - ___ Owner Trust of the particular series of asset backed notes described therein, using the owner trust structure described in the prospectus,

         o a form of prospectus supplement relating to the offering by UACSC [YEAR]- ___ Grantor Trust of the particular series of asset backed certificates described therein using the grantor trust structure described in the prospectus, and

         o a form of prospectus relating to the offering of series of asset backed securities (consisting of notes and/or certificates) by various UACSC Auto Trusts created from time to time by UAC Securitization Corporation.

         Each form of prospectus supplement relates only to the securities described therein and is a form that may be used, among others, by UAC Securitization Corporation to offer asset backed securities including asset backed certificates and/or asset backed notes under this registration statement.

                              CROSS REFERENCE SHEET

      Name and Caption in Form S-3           Caption in Prospectus
      ----------------------------           ---------------------

1.    Foreport of the Registration
      Statement and Outside Front
      Cover Page of Prospectus............   Front  Cover  Page of  Registration
                                             Statement; Outside Front Cover Page
                                             of   Prospectus    and   Prospectus
                                             Supplements

2.    Inside Front and Outside Back
      Cover Pages of Prospectus...........   Inside   Front   Page    Prospectus
                                             Supplements

3.    Summary Information, Risk Factors
      and Ratio of Earnings to Fixed
      Charges.............................   Summary   of   Terms    (Prospectus
                                             Supplements and  Prospectus),  Risk
                                             Factors (Prospectus Supplements and
                                             Prospectus);  Yield and  Prepayment
                                             Considerations          (Prospectus
                                             Supplements)

4.    Use of Proceeds.....................   Use of Proceeds (Prospectus)

5.    Determination of Offering Price.....   *

6.    Dilution............................   *

7.    Selling Security Holders............   *

8.    Plan of Distribution................   Underwriting            (Prospectus
                                             Supplements);  Plan of Distribution
                                             (Prospectus)

9.    Description of Securities to Be
      Registered..........................   Summary   of   Terms    (Prospectus
                                             Supplements  and  Prospectus);  The
                                             Receivables Pools (Prospectus); The
                                             Receivables     Pool    (Prospectus
                                             Supplements);  Description  of  the
                                             Securities (Prospectus);  The Notes
                                             (Owner        Trust      Prospectus
                                             Supplement);    The    Certificates
                                             (Grantor      Trust      Prospectus
                                             Supplement); Certain Legal  Aspects
                                             of  the  Receivables ( Prospectus);
                                             Federal   Income  Tax  Consequences
                                             (Prospectus      and     Prospectus
                                             Supplements)


10.   Interests of Named Experts and
      Counsel.............................   Legal Opinions (Prospectus
                                             Supplements); Experts (Prospectus
                                             Supplements); Legal Matters
                                             (Prospectus)

11.   Material Changes....................   *

12.   Information with Respect to the
      Registrant..........................   Union  Acceptance  Corporation  and
                                             Affiliates (Prospectus); The Trusts
                                             (Prospectus);   Formation   of  the
                                             Trust   (Prospectus   Supplements);
                                             Description   of   the   Securities
                                             (Prospectus);   The  Notes   (Owner
                                             Trust Prospectus Supplement);   The
                                             Certificates     (Grantor     Trust
                                             Prospectus Supplement)

13.   Incorporation of Certain
      Information by Reference............   Incorporation       of      Certain
                                             Information       by      Reference
                                             (Prospectus)

14.   Disclosure of Commission Position
      on Indemnification for Securities
      Act Liabilities.....................   See page II-2
-------------
*Not Applicable

                    [PROSPECTUS SUPPLEMENT FOR OWNER TRUST]


Prospectus Supplement
(To Prospectus dated ___________________)

$-------------------

UACSC [YEAR] Owner Trust
Automobile Receivable Backed Notes

UAC Securitization Corporation,
     as seller
                                                                [logo]
Union Acceptance Corporation,
     as servicer

         We are offering the following classes of automobile receivable backed notes:

                                                          Price     Underwriting
Class of    Initial Aggregate  Interest     Final        to Public    Discount
  Notes     Principal Balance    Rate    Maturity Date   per Note     per Note
  -----     -----------------    ----    -------------   --------     --------

   A-1          $                  %                             %           %
   A-2          $                  %                             %           %
   A-3          $                  %                             %           %
   A-4          $                  %                             %           %
    B           $                  %                             %           %

         The total price to the public is $_________________. The total underwriting discount is $_____________. The total proceeds to the trust are $___________________.

         You should carefully consider the factors set forth under "Risk Factors" beginning on page ______ of this prospectus supplement and on page ____ in the prospectus.

         The notes represent obligations of the UACSC _________ Owner Trust only and do not represent obligations of or interests in UAC Securitization Corporation, Union Acceptance Corporation, any of their affiliates or any governmental agency.

         This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  Underwriters

   ------------------------                          ------------------------

        The date of this prospectus supplement is ______________________.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We tell you about the notes in the following documents:

         (1) this prospectus supplement, which describes the specific terms of your notes; and

         (2) the accompanying prospectus, which provides general information, some of which may not apply to the notes.

         If the description of the notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in this prospectus supplement where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

         In this prospectus supplement and the accompanying prospectus, "we" refers to the seller of the notes, UAC Securitization Corporation, and "you" refers to any prospective investor in the notes.

SUMMARY OF TERMS.........................................................
     Issuer..............................................................
     Seller..............................................................
     Servicer............................................................
     Indenture Trustee...................................................
     Owner Trustee.......................................................
     Closing Date........................................................
     The Notes...........................................................
     Payment Date........................................................
     Interest on the Notes...............................................
     Note Principal......................................................
     The Certificate.....................................................
     The Trust Assets....................................................
     Spread Account;
         Rights of the Certificateholder.................................
     The Policy..........................................................
     Policy Amount.......................................................
     Insurer.............................................................
     Indenture Default; Control by the
         Insurer and Noteholders.........................................
     Legal Investment....................................................
     Optional Redemption.................................................
     Increase of the Class A-4 Interest Rate
         and the Class B Interest Rate...................................
     Tax Status..........................................................
     Ratings.............................................................
     ERISA Considerations................................................
RISK FACTORS.............................................................
     You May Not Be Able
         to Resell the Notes.............................................
     The Notes Are Obligations of the Trust
         Only and Are Not Guaranteed by
         Any Other Party.................................................
     The Amount in the Spread Account
         May Not Be Sufficient to Assure
         Payment of Principal
          and Interest...................................................
     You May Incur a Loss If There Is a
         Default Under the Policy........................................
     Some Notes Are More at Risk
         Than Others If There Are
         Losses on the Receivables.......................................
     Some Payments on the Notes
         Are Subordinate to
         Other Payments on the Notes.....................................
     Noteholders Have a Limited Right to
         Declare Indenture Defaults or
         Remedies........................................................
     A Change in the Note Ratings
         May Adversely Affect the Notes..................................
FORMATION OF THE TRUST...................................................
THE RECEIVABLES POOL.....................................................
     Composition of the Receivables by
         Financed Vehicle Type as of
         _________________...............................................
     Distribution of the Receivables
         by Financed Vehicle Model
         Year as of ________________.....................................
     Distribution of the Receivables by
         Contract Rate as of
         ________________................................................
     Geographic Distribution of the .....................................
         Receivables as of
         ________________................................................
     Distribution of the Receivables by
         Remaining  Term as of
         ________________................................................
     Delinquencies and Net Losses........................................
     Delinquency and Credit
         Loss Experience.................................................
WEIGHTED AVERAGE LIFE OF
     THE NOTES...........................................................
     Percent of Initial Note Balance at
          Various ABS Percentages........................................
YIELD AND PREPAYMENT
     CONSIDERATIONS......................................................
THE NOTES................................................................
     Sale and Assignment of Receivables..................................
     Accounts............................................................
     Advances............................................................
     Payments on the Notes...............................................
     Distributions on the Certificate....................................
     The Policy..........................................................
     Default under the Indenture.........................................
     Rights of the Insurer upon Servicer
         Default, Amendment or Waiver....................................
THE SELLER AND UAC.......................................................
THE INSURER..............................................................
     ____________________................................................
     _________ Financial Information.....................................
     Where You Can Obtain Additional
         Information About _____________.................................
     Financial Strength Ratings of ____________..........................
REPORTS TO NOTEHOLDERS...................................................
FEDERAL INCOME TAX
     CONSEQUENCES........................................................
     General.............................................................
     Discount and Premium................................................
     Gain or Loss on Disposition.........................................
     Backup Withholding and
         Information Reporting...........................................
     Withholding Regulations Effective
         December 31, 2000...............................................
     Alternative Treatment of the
         Class B Notes...................................................
     State and Local Taxation............................................
ERISA CONSIDERATIONS.....................................................
UNDERWRITING.............................................................
LEGAL OPINIONS...........................................................
EXPERTS  ................................................................
INDEX OF PRINCIPAL TERMS.................................................

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus supplement and accompanying prospectus.

o The definitions of or references to capitalized terms used in this prospectus supplement can be found on the pages indicated in the "Index of Principal Terms" on page ____ in this prospectus supplement or on page ____ of the accompanying prospectus.

Issuer

The UACSC _______ Owner Trust, a Delaware business trust, will issue the notes described in this prospectus supplement.

Seller

UAC Securitization Corporation is the seller and the depositor of the trust. The seller will transfer the automobile receivables and related property to the trust. See "The Seller and UAC" in this prospectus supplement.

Servicer

Union Acceptance Corporation ("UAC") will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustees to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services. See "The Seller and UAC" in this prospectus supplement.

Indenture Trustee

________________________ will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

Owner Trustee

__________________________ will serve as the owner trustee under the terms of a trust and servicing agreement between the seller, the servicer and the owner trustee.

Closing Date

The closing date will be on or about ________________.

The Notes

On the closing date, the trust will issue the class A-1 notes, the class A-2 notes, the class A-3 notes, the class A-4 notes and the class B notes, as described below, under an indenture between the trust and the indenture trustee. We are offering the notes for sale in this prospectus supplement. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the notes are as follows:

                    Interest Rate   Initial Aggregate
                     (per annum)     Principal Balance
                     -----------     -----------------
  class A-1 notes     _____%              $________
  class A-2 notes     _____%              $________
  class A-3 notes     _____%              $________
  class A-4 notes     _____%              $________
  class B notes       _____%              $________

See "The Notes" in this prospectus supplement.

Payment Date

The trust will pay interest and principal on the notes on the eighth calendar day of each month or, if such day is not a business day, on the next business day. The payments will begin on ______________ and will be made to holders of record of the notes as of the record date, which will be the business day before the payment date. However, if definitive notes are issued, the record date will be the last day of the collection period related to the payment date. The collection period with respect to any payment date is the calendar month immediately preceding the calendar month in which such payment date occurs. See "The Notes -- Payments on the Notes" in this prospectus supplement and "Description of the Securities -- Definitive Securities" in the accompanying prospectus.

Interest on the Notes

Interest on the class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" and "The Notes -- Payments on the Notes" in this prospectus supplement.

Class  A-1  Monthly  Interest.   Generally,   the  amount  of  monthly  interest
distributable to the class A-1 noteholders on each payment date is the product of:

         (1)      1/360th of the interest rate for the class A-1 notes;

         (2) the actual number of days from the previous payment date through the day before the related payment date; and

         (3) the aggregate outstanding principal balance of the class A-1 notes on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly  Interest for Other  Notes.  Generally,  the amount of monthly  interest
distributable   to  each  class  of  noteholders   (other  than  the  class  A-1
noteholders) on each payment date is the product of:

         (1) one-twelfth of the interest rate applicable to such class of notes; and

         (2) the aggregate outstanding principal balance of such class on the preceding payment date (after giving effect to all payments to noteholders on such date).

Monthly Interest on First Payment Date. The amount of interest distributable on the first payment date of _______________ will be based upon the initial aggregate principal balance of the applicable class of notes and will accrue from the closing date through the day before the first payment date (and in the case of all of the notes other than the class A-1 notes, assuming that the month of the closing date has 30 days).

Note Principal

The trust will distribute principal on each payment date to the noteholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month. Additional amounts of available cash flow from the receivables will be used to make accelerated payments of principal to reduce the aggregate outstanding principal balances of the notes below the receivables pool balance, until the principal balance of the receivables pool exceeds such aggregate note balances by ____% of the initial aggregate principal balance of the notes or $__________________. See "The Notes -- Payments on the Notes" in this prospectus supplement.

Generally, principal will be distributed to the noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the class A-1 notes and ending with the class B notes. For example, no principal will be distributed to the class A-2 noteholders until the outstanding principal balance of the class A-1 notes has been reduced to zero. No principal will be distributed to the class B noteholders until the principal of all of the class A notes has been paid in full. See "Risk Factors -- Some Notes Are More at Risk Than Others If There Are Losses on the Receivables" in this prospectus supplement.

The trust must pay the outstanding principal balance of each class of notes, to the extent not previously paid, by the final maturity date for such class of notes as follows:

                            Final Maturity Date

   class A-1 notes         __________________
   class A-2 notes         __________________
   class A-3 notes         __________________
   class A-4 notes         __________________
   class B notes           __________________

Since the rate of payment of principal of each class of notes depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal paid in respect of defaulted receivables and purchased receivables), the final payment in respect of each class of notes could occur significantly earlier than the respective final maturity dates. See "The Notes -- Payments on the Notes" in this prospectus supplement.

The Certificate

In addition to the notes, the trust will issue an automobile receivable backed certificate pursuant to the trust and servicing agreement. The certificate represents an undivided beneficial ownership interest in the trust and will be retained by the seller. We are not offering the certificate for sale in this offering.

The Trust Assets

The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

         o a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used vehicles;

         o certain monies (including accrued interest) due in respect of the receivables as of and after ______________, but excluding accrued interest paid before the closing date;

         o security interests in the related vehicles financed through the receivables;

         o        funds on deposit in a collection account and a spread account;

         o        any  proceeds  from  claims  on  certain  insurance   policies
                  relating to the financed vehicles or the related  obligors;

         o        any lender's single interest insurance policy;

         o an unconditional and irrevocable insurance policy issued by __________________ guaranteeing payments of principal and interest on the notes; and

         o certain rights under the agreements by which the receivables are sold from UAC to the seller and from the seller to the trust.

The trust will acquire its assets from the seller pursuant to the trust and servicing agreement. See "Formation of the Trust" in this prospectus supplement.

Spread Account; Rights of the Certificateholder

The trust will establish a spread account on the closing date for the benefit of the noteholders and the insurer. On the closing date we will deposit into the spread account the amount required by the insurer as an initial deposit. The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to pay to the noteholders, the servicer and the insurer. The amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

         (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

         (2) any net withdrawal from the payahead account in respect of precomputed receivables;

         (3)      interest earned on funds on deposit in the collection account;

         (4)      liquidation proceeds received in respect of receivables;

         (5) advances received from the servicer in respect of interest on certain delinquent receivables; and

         (6)      amounts  received  in  respect  of  required   repurchases  or
                  purchases of receivables by UAC or the servicer.

The indenture trustee will withdraw funds from the spread account (up to the amount on deposit in the spread account) and then draw on the policy, if the amount of available funds for any payment date is not sufficient to pay:

         (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust); and

         (2) the required payments of interest and principal to the noteholders (including required payments of interest to the class B noteholders after an event of default under the indenture).

If the amount on deposit in the spread account is zero, after any withdrawals for the benefit of the noteholders, and there is a default under the policy, any remaining losses on the receivables will be borne directly by the class B noteholders (up to the full class B note balance at the time a loss is incurred) and then by the class A noteholders pro rata (to the extent of the outstanding class or classes of class A notes at such time). See "Risk Factors -- You May Incur a Loss if there is a Default Under the Policy," "-- Some Notes are More at Risk than Others if there are Losses on the Receivables," "The Notes -- Accounts" and "--Payments on the Notes" in this prospectus supplement.

The trust will be required to maintain a specified amount on deposit in the spread account through the deposit of excess collections, if any, on the receivables. The required spread amount will be set forth in the indenture.

In no event will the amount on deposit in the spread account exceed the aggregate outstanding principal balance of the notes.

Any amount on deposit in the spread account on any payment date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) will be distributed to the certificateholder. Any such distribution to the certificateholder will no longer be an asset of the trust.

We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

If net losses on the receivables pool exceed the levels set forth in the insurance and reimbursement agreement among the seller, the trust, UAFC Corporation ("UAFCC"), UAC, in its individual capacity and as servicer, and the insurer, the required spread amount will be increased to the amount set forth in the indenture. The required spread amount may be increased:

     (1) if the servicer defaults, fails to perform its obligations, or breaches a material representation under the trust and servicing agreement, the indenture or the insurance and reimbursement agreement; or

     (2) upon the occurrence of certain other events described in the insurance and reimbursement agreement generally involving the performance of the receivables.

See "The Notes -- Accounts" and " -- The Policy" in this prospectus supplement.

The Policy

The seller will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of monthly interest and monthly principal on the notes (exclusive of any accelerated payments of principal) up to the policy amount.

In addition, the policy will cover any amount paid or required to be paid by the trust to the noteholders, which amount is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the seller or UAFCC under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

See "The Notes -- The Policy" in this prospectus supplement.

Policy Amount

The policy amount with respect to any payment date will be:

(a) the sum of:
     (1) the monthly servicing fee;

     (2) monthly interest;

     (3) the lesser of (a) the outstanding aggregate principal balance of all classes of notes on such payment date (after giving effect to any distributions of available funds and any funds withdrawn from the spread account to pay monthly principal on such payment date) and (b) the initial aggregate principal balances of the notes minus all amounts withdrawn from the spread account or drawn on the policy with respect to principal;

         less:

(b) all amounts on deposit in the spread account on such payment date (after giving effect to any amounts withdrawn from the spread account on such date).

Insurer

_________________________ is the insurer and will guarantee the payment of monthly interest and monthly principal (exclusive of any accelerated payments of principal) under the terms of the policy. See "The Insurer" in this prospectus supplement.

Indenture Default; Control by the Insurer and Noteholders

Certain events will cause events of default under the indenture. If an indenture default occurs and the insurer is not in default under the policy, the insurer may declare the indenture default and control the remedy for such default. If an indenture default occurs and the insurer is in default under the policy, the noteholders holding notes evidencing at least two-thirds of the outstanding principal balances of the notes may declare the indenture default and control the remedy.

The party that controls the remedy may give notice of acceleration and declare the principal of the notes to be immediately due and payable. The rights and remedies of the insurer and the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. The rights and remedies are further described under "The Indenture -- Default under the Indenture" in the accompanying prospectus. See also "Risk Factors -- Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in this prospectus supplement.

Legal Investment

The class A-1 notes will be eligible for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended.

Optional Redemption

The servicer has the right to purchase all of the receivables as of the last day of any collection period on which the aggregate principal balance of all classes of the notes on the related payment date (after the payment of all amounts to be paid on such payment date) will be equal to or less than 10% of the initial aggregate principal balance of all classes of notes. We will redeem the notes as a result of such a purchase of the receivables.

The purchase price for the receivables will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

         (1) 100% of the outstanding aggregate principal balance of all classes of notes,

         (2) accrued and unpaid interest on the outstanding principal balances of all outstanding classes of notes at the weighted average interest rate of such notes, and

         (3)      any amounts due the insurer.

Increase of the Class A-4 Interest Rate and the Class B Interest Rate

If the servicer does not exercise its rights with respect to the optional redemption on the first payment date that the optional redemption is permitted, each of the class A-4 interest rate and the class B interest rate will be increased by __________ after such date.

Tax Status

In the opinion of special tax counsel to the seller, for federal income tax purposes:

     o   the class A notes will be characterized as debt,

     o   the class B notes may be characterized as debt or as equity, and

     o the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

The owner trustee, the noteholders and the certificateholder will agree to treat the notes as indebtedness for federal income tax purposes. Should the class B notes be characterized as equity, a non-U.S. person, tax-exempt entity or individual who is a class B noteholder may suffer adverse tax consequences. Accordingly, such persons may not be suitable investors for the class B notes. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Ratings

On the closing date, each class of notes will be issued only if such class receives ratings from Moody's Investors Service, Inc. and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. as follows:

                                    Rating

       Class              Moody's               S&P
       -----              -------               ---
        A-1                 P-1                A-1+
        A-2                 Aaa                 AAA
        A-3                 Aaa                 AAA
        A-4                 Aaa                 AAA
         B                  Aaa                 AAA

A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors -- A Change in the Note Ratings May Adversely Affect the Notes" in this prospectus supplement.

ERISA Considerations

The class A notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. Neither an employee benefit plan subject to ERISA or Section 4975 of the Code nor an individual retirement account may purchase class B notes. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the notes.

You May Not Be Able to Resell
the Notes                               There is currently  no secondary  market
                                        for   the   notes.    The   underwriters
                                        currently  intend  to make a  market  to
                                        enable  resale  of the  notes,  but  are
                                        under no  obligation  to do so. As such,
                                        we cannot  assure  you that a  secondary
                                        market  will  develop for your notes or,
                                        if one does  develop,  that such  market
                                        will  provide  you  with   liquidity  of
                                        investment or that it will continue for the life of your notes.

The Notes Are Obligations
of the Trust Only and Are Not
Guaranteed by Any Other Party           The notes are  obligations  of the trust
                                        only and do not represent an interest in
                                        or obligation of the seller, UAC, any of
                                        their  affiliates  or any other party or
                                        governmental   body.   Except   for  the
                                        policy,  the notes have not been insured
                                        or    guaranteed   by   any   party   or
                                        governmental  body.  See  "The  Notes --
                                        Payments   on  the   Notes"  and  "--The
                                        Policy"   and  "The   Insurer"  in  this
                                        prospectus supplement.

The Amount in the Spread Account
May Not Be Sufficient to Assure
Payment of Principal and Interest       If the amount of available  funds on any
                                        payment  date is not  sufficient  to pay
                                        monthly  interest and monthly  principal
                                        (after payment of the monthly  servicing
                                        fee  and  exclusive  of any  accelerated
                                        principal    payments)   to   you,   the
                                        indenture trustee will withdraw funds from the spread account, up to the full balance of the funds on deposit in such account.

                                        The  amount  on  deposit  in the  spread
                                        account  may  increase  over  time to an
                                        amount  equal  to  the  required  spread
                                        amount.  We cannot  assure you that such
                                        growth will occur or that the balance in
                                        the  spread   account   will  always  be
                                        sufficient to assure payment in full of monthly interest and monthly principal. If the amount on deposit in the spread account is reduced to zero (after giving effect to all deposits and withdrawals from the spread account), the indenture trustee will then draw on the policy, up to the policy amount, in an amount equal to any remaining shortfall in respect of monthly interest and monthly principal (exclusive of any accelerated principal payments).

You May Incur a Loss If There
Is a Default Under the Policy           If the spread account is reduced to zero
                                        and  the  insurer   defaults  under  the
                                        policy,  the trust will depend solely on
                                        payments  on  and   proceeds   from  the
                                        receivables to make payments on the notes. The insurer will default under the policy if it fails to pay any required amount to the trust when due, for any reason, including the insolvency of the insurer.

                                        If the  trust  does not have  sufficient
                                        funds   to  fully   make  the   required
                                        payments to noteholders on a payment date during a default by the insurer, payments on the notes on such payment date will generally be reduced in the following order:

                                        1.  class B monthly principal,
                                        2.  class B monthly interest,
                                        3.  class A monthly principal, pro rata,
                                            and
                                        4.  class A monthly interest, pro rata.

                                        See    "The    Receivables    Pool    --
                                        Delinquencies  and Net  Losses"  and "--
                                        Delinquency and Credit Loss  Experience"
                                        and  "The  Notes  --   Accounts,"  "  --
                                        Payments  on  the  Notes"  and  "--  The
                                        Policy" in this prospectus supplement.

Some Notes Are More at Risk Than
Others If There Are Losses on
the Receivables                         Principal  will be paid on the  notes in
                                        alpha-numeric order,  beginning with the
                                        class  A-1  notes  and  ending  with the
                                        class B notes,  with certain  exceptions
                                        noted in this  prospectus  supplement if
                                        an  indenture  default  occurs.  Because
                                        payments  of  principal  will be applied
                                        first to the class A-1 notes,  second to
                                        the class A-2 notes,  third to the class
                                        A-3  notes,  fourth  to  the  class  A-4
                                        notes, and finally to the class B notes,
                                        in the event the insurer  defaults under
                                        the  policy  after  the  class A-1 notes
                                        have been fully or partially  repaid and
                                        before  the other  classes of notes have
                                        been   fully   repaid,    delinquencies,
                                        defaults and losses  experienced  on the
                                        receivables       will       have      a
                                        disproportionately greater effect on the classes of notes which pay principal to noteholders later.

Some Payments on the Notes Are
Subordinate to Other Payments on
the Notes                               Interest  due on the  class B  notes  is
                                        subordinate  in  priority  of payment to
                                        interest due on the class A notes,  and,
                                        on the final  maturity  date for a class
                                        of  class A notes  or  after an event of
                                        default  under the  indenture,  interest
                                        due on the class B notes is subordinated
                                        to principal  due on such class A notes.
                                        Principal  due on the  class B notes  is
                                        subordinated  to principal  and interest
                                        due on the class A notes.  Consequently,
                                        after an  insurer  default,  the class B
                                        noteholders   will   not   receive   any
                                        interest  on a  payment  date  until the
                                        full  amount of  interest on the class A
                                        notes due on such  payment date has been
                                        paid, and, if such payment date is on or
                                        after  the  final  maturity  date  for a
                                        class  of  class A notes  or an event of
                                        default under the indenture, the class B
                                        noteholders   will   not   receive   any
                                        interest until all principal on such class A notes has been paid in full. No principal will be paid on the class B notes until each class of class A notes has been paid in full.

                                        In  the  event  of  a  default   by  the
                                        insurer,  the class B notes will be more
                                        at risk  than the  class A notes  due to
                                        delinquencies,   defaults   and   losses
                                        experienced on the receivables. See "The
                                        Notes -- Payments on the Notes" in this prospectus supplement.

Noteholders Have a Limited Right
to Declare Indenture Defaults
or Remedies                             The  insurer  is the only party that has
                                        the  right  to  declare   an   indenture
                                        default  and control the remedy for such
                                        default,   unless  the   insurer  is  in
                                        default under the policy,  in which case
                                        the  noteholders  will have  such  right
                                        subject     to     applicable     voting
                                        requirements.

                                        If  an  indenture  default  occurs,  the
                                        insurer    or,   in   certain    limited
                                        circumstances,   the  noteholders,  will
                                        have the right to accelerate the payment
                                        of principal of the notes and, possibly,
                                        to  direct  the  indenture   trustee  to
                                        liquidate the trust property.

                                        Following  an  indenture  default,   the
                                        indenture  trustee and the owner trustee
                                        will continue to submit claims under the
                                        policy  to  enable  the  trust  to  make
                                        payments  to you  each  month.  However,
                                        following  an  indenture  default,   the
                                        insurer may elect to prepay all or any portion of the outstanding notes, plus accrued interest.

A Change in the Note Ratings May
Adversely Affect the Notes              Moody's Investors Service and Standard &
                                        Poor's  Ratings  Services are the rating
                                        agencies  rating the  notes.  The rating
                                        for any class of notes will reflect only
                                        the view of the relevant  rating agency.
                                        We  cannot  assure  you  that  any  such
                                        rating will  continue  for any period of
                                        time  or that  any  rating  will  not be
                                        revised or  withdrawn  entirely  by such
                                        rating   agency  if,  in  its  judgment,
                                        circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your notes. A rating is not a recommendation to buy, sell or hold the notes.

                             FORMATION OF THE TRUST

         The trust is a business trust formed under the laws of the State of Delaware under a trust and servicing agreement between the seller, the servicer and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in this prospectus supplement. Upon formation, the trust will not engage in any business activity other than:

         o acquiring, managing and holding the receivables and related interests described in this prospectus supplement;

         o        issuing the notes and the certificate;

         o making payments and distributions on the notes and the certificate; and

         o engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

         Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders and the insurer. The seller will transfer the trust assets to the owner trustee in exchange for the certificate and the cash proceeds of the notes. The seller will retain the certificate. UAC will service the receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the owner trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the indenture trustee or make any notation of the indenture trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the indenture trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the trust and servicing agreement, UAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

         The trust will establish a spread account for the benefit of the noteholders and the insurer and will obtain the policy. The indenture trustee will draw on the policy, up to the policy amount, if available funds and the amount on deposit in the spread account (after paying amounts owed to the servicer) are not sufficient to fully distribute monthly interest and monthly principal (exclusive of any accelerated principal payments). If the spread account is reduced to zero and there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for payments of interest and principal on the notes. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the noteholders. See "The Notes -- Accounts," "--Payments on the Notes" and "--The Policy" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

                              THE RECEIVABLES POOL

         The receivables were selected from the portfolio of UAFCC for purchase by the seller according to several criteria, including that each receivable:

         o has an original number of payments of not more than ____ payments and not less than twelve payments;

         o has a remaining maturity of not more than ____ months and not less than three months;

         o provides for level monthly payments that fully amortize the amount financed over the original term; and

         o has a contract rate of interest (exclusive of prepaid finance charges) of not less than _____%.

                  The weighted average remaining maturity of the receivables is approximately ____ months as of _________________.

         Approximately ______% of the aggregate principal balance of the receivables as of _____________ are simple interest contracts which provide for equal monthly payments. Approximately ______% of the aggregate principal balance of the receivables as of ______________ are precomputed receivables originated in the State of _______________. All of such precomputed receivables are rule of 78's receivables. Approximately ______% of the aggregate principal balance of the receivables as of _______________________ represent financing of new vehicles; the remainder of the receivables represent financing of used vehicles.

         Receivables representing more than 10% of the aggregate principal balance of the receivables as of ____________ were originated in the States of ______________________________. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

                        Composition of the Receivables by
                Financed Vehicle Type as of ____________________

                                                                      Weighted
                                       Aggregate          Original      Average
                         Number of      Principal         Principal    Contract
                        Receivables      Balance           Balance       Rate

           [TABLE]

                            Weighted     Weighted       Percent
                             Average      Average     of Aggregate
                            Remaining    Original     Principal
                             Term(1)      Term(1)    Balance(2)

           [TABLE]


(1) Based on scheduled maturity and assuming no prepayments of the receivables.
(2) Sum may not equal 100% due to rounding.







               Distribution of the Receivables by Financed Vehicle

                     Model Year as of _____________________

                                      Percent                        Percent
                                     of Total       Aggregate     of Aggregate
   Model           Number of         Number of      Principal      Principal
   Year           Receivables     Receivables(1)    Balance        Balance(1)

                                     [TABLE]









       Distribution of the Receivables by Contract Rate as of May 31, 2000

                                          Percent                     Percent
                                         of Total      Aggregate   of Aggregate
                       Number of         Number of     Principal    Principal
Contract Rate Range   Receivables     Receivables(1)   Balance      Balance(1)





                                     [TABLE]






       Geographic Distribution of the Receivables as of _________________

                                       Percent                        Percent
                                      of Total         Aggregate   of Aggregate
                      Number of       Number of        Principal    Principal
     State (1) (2)   Receivables   Receivables (3)     Balance      Balance (3)



                                     [TABLE]

    Distribution of the Receivables by Remaining Term as of _________________
                                       Percent                         Percent
                                      of Total        Aggregate    of Aggregate
       Remaining    Number of          Number of     Principal      Principal
      Term Range    Receivables     Receivables (1)    Balance      Balance(1)




                                     [TABLE]

(1) Sum may not equal 100% due to rounding.

Delinquencies and Net Losses

         We have set forth below certain information about the experience of UAC relating to delinquencies and net losses on the prime fixed rate retail vehicle receivables serviced by UAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                           Delinquency Experience (1)

                                     [TABLE]




                           Credit Loss Experience (1)

                                     [TABLE]



(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

Delinquency and Credit Loss Experience

[Discussion of delinquency and credit loss experience will be provided in the applicable prospectus supplement.]

         UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

         Information regarding certain maturity and prepayment considerations about the notes is described under "Weighted Average Life of the Securities" in the accompanying prospectus. Because the rate of payment on principal of the notes depends primarily on the rate of payment of the receivables (including voluntary prepayments, principal in respect of receivables as to which there has been a default, principal in respect of required repurchases or purchases of receivables by UAC or the servicer, and the application of excess Available Funds to pay principal on the notes), final payment on each class of notes could occur much earlier than the applicable final maturity date. You will bear the risk of being able to reinvest early principal payments on the notes at yields at least equal to the yield on your notes.

          Prepayments on retail installment sale contracts, such as the receivables, can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on pages _____ to _____ have been prepared on the basis of certain assumptions, including that:

         o all payments on the receivables are made on the last day of each month and include 30 days of interest;

         o payments on the class A-1 notes are paid in cash on each payment date commencing _______________ and on the eighth calendar day of each subsequent month or, if such day is not a business day, on the next business day, in accordance with the description set forth under "The Notes -- Payments on the Notes";

         o payments on the notes other than the class A-1 notes are paid in cash on the eighth calendar day of each month in accordance with the description set forth under "The Notes -- Payments on the Notes";

         o        the closing date will be ___________________;

         o the first collection period will be _______________ through ________________;

         o        the interest rates for the notes are as follows:

                           class A-1 notes           _______%
                           class A-2 notes           _______%
                           class A-3 notes           _______%
                           class A-4 notes           _______%
                           class B notes             _______%

         o the insurance premium is paid from cash flows from the receivables as required under the policy;

         o        the spread account will not earn interest;

         o no defaults or delinquencies in the payment of any of the receivables occur;

         o no receivables are repurchased due to a breach of any representation or warranty or for any other reason; and

         o the servicer exercises its rights with respect to the optional purchase of the receivables on the first payment date that it is entitled to exercise such rights.

The tables indicate the projected weighted average life of each class of notes and set forth the percentage of the initial aggregate principal balance of each class of notes that is projected to be outstanding after each of the payment dates shown at specified ABS percentages. The tables also assume that the receivables have been aggregated into _________ hypothetical pools with all of the receivables within each such pool having the characteristics described below:


                                                               Weighted Average          Weighted Average
                 Cutoff Date        Weighted Average           Original Term to          Remaining Term to
     Pool     Principal Balance      Note Rate               Maturity (in Months)      Maturity (in Months)

                                                     [TABLE]



         The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on pages _____ to ____. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the aggregate principal balance of the notes may decline. However, it is highly unlikely that the receivables will prepay at a constant ABS until maturity or that all of the receivables will prepay at the same ABS. In addition, the diverse terms of receivables within each of the five hypothetical pools could produce slower or faster rates of principal payments than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions and the actual characteristics, performance and prepayment experience of the receivables will cause the actual percentages of the initial principal balances of the notes outstanding over time and the weighted average lives of the notes to vary from what is illustrated in the tables below.

                  Important notice regarding calculation of the
                 weighted average life and the assumptions upon
               which the tables on pages _____ to ______ are based

                  The weighted average life of a note is determined by: (a) multiplying the amount of each principal payment on the applicable note by the number of years from the assumed closing date to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial principal amount of such note.

                  The tables on pages ______ to _____ have been prepared based on (and should be read in conjunction with) the assumptions described on pages ______ and ______ (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables).

         Percent of Initial Note Balance at Various ABS Percentages (1)

                                     [TABLE]




                       YIELD AND PREPAYMENT CONSIDERATIONS

         Monthly Interest will be distributed to noteholders on each payment date to the extent of the interest rate applicable to each class of notes applied to the aggregate principal balance for each class of notes, as of the preceding payment date or the closing date, as applicable (after giving effect to payments of principal on such preceding payment date). See "The Notes -- Payments on the Notes" in this prospectus supplement.

         Upon a full or partial prepayment on a receivable, noteholders should receive interest for the full month of such prepayment either:

         (1)      through the distribution of interest paid on the receivables;

         (2)      from a withdrawal from the spread account;

         (3)      by an advance from the servicer; or

         (4)      by a draw on the policy.

         The receivables will have different contract rates. The contract rate on a small percentage of the receivables will not exceed the sum of:

         (1)      the weighted average of the interest rates on the notes;

         (2) the per annum rate used to calculate the insurance premium paid to the insurer; and

         (3) the per annum rate used to calculate the monthly servicing fee.

         Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to pay Monthly Interest to you.

                                    THE NOTES

         The notes will be issued by the trust pursuant to the indenture, and the certificate will be issued pursuant to the trust and servicing agreement. You may request a copy of these agreements (without exhibits) by contacting the servicer at the address set forth under "Reports to Noteholders" in this prospectus supplement. We do not claim that the following summary is complete. For a more detailed description of the agreements, you should read the indenture and the trust and servicing agreement.

Sale and Assignment of Receivables

         We have described (1) the conveyance of the receivables from UAFCC to the seller pursuant to a purchase agreement among UAFCC, UAC and the seller, (2) the conveyance of the receivables from the seller to the trust pursuant to the trust and servicing agreement, and (3) the grant of a security interest in the receivables from the trust to the indenture trustee pursuant to the indenture in the accompanying prospectus under the heading "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

Accounts

         In addition to the collection account, the property of the trust will include the spread account and the payahead account.

         Spread Account. On the closing date, the indenture trustee will establish the spread account for the benefit of the noteholders and the insurer. The amount held in the spread account will increase up to the required spread amount by the deposit of payments on the receivables not used to make payments to the noteholders, the insurer and the servicer for the monthly servicing fee and any permitted reimbursements of outstanding advances on any payment date. Although we intend for the amount on deposit in the spread account to grow over time to equal the required spread amount through monthly deposits of any excess collections on the receivables, we cannot assure you that such growth will actually occur. On each payment date, any amounts on deposit in the spread account after the payment of any amounts owed to the noteholders and the insurer in excess of the required spread amount will be distributed to the certificateholder.

         Under the terms of the indenture, the indenture trustee will withdraw funds from the spread account, up to the amount on deposit in such account, and transfer such funds to the collection account for any deficiency of the monthly servicing fee, Monthly Interest or Monthly Principal, as further described below under "-- Payments on the Notes," prior to making any draw on the policy.

         In the event that the balance of the spread account is reduced to zero and there is a default under the policy on any payment date, the trust will depend solely on current distributions on the receivables to make payments of principal and interest on the notes. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the servicer may not recover the entire amount due on such receivables in the event of a repossession and resale of a financed vehicle securing a receivable in default. In such event, the class B noteholders may suffer a corresponding loss up to the extent of the outstanding principal balance of the class B notes at such time. Any remaining losses will be borne pro rata by the class A noteholders (based upon the then relative outstanding principal balance of each class of class A notes).

         Payahead Account. The servicer will establish a payahead account in the name of the indenture trustee on behalf of obligors on the receivables and the noteholders. The payahead account will initially be maintained with the indenture trustee. To the extent required by the trust and servicing agreement, early payments by or on behalf of obligors on precomputed receivables will be deposited in the payahead account until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal and will not be available for payment to noteholders. We will pay the interest earned on the balance in the payahead account to the servicer each month. We will apply collections received on a precomputed receivable during a collection period first to any overdue scheduled payment on such receivable, then to the scheduled payment on such receivable due in such collection period. If the amount collected on a precomputed receivable exceeds the amount required for any overdue scheduled payment or scheduled payment, but is insufficient to prepay the precomputed receivable in full, then generally such excess collections will be transferred to and kept in the payahead account until such amount may be applied either to a later scheduled payment or to prepay such receivable in full.

Advances

         With respect to each receivable delinquent more than 30 days at the end of a collection period, the servicer will make an advance in an amount equal to 30 days of interest, but only if the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable. The servicer will deposit the advance in the collection account on or before the second business day before the payment date. The servicer will recover its advance (1) from subsequent payments by or on behalf of the respective obligor,
(2) from insurance proceeds, or (3) upon the servicer's determination that reimbursement from the preceding sources is unlikely, from any collections made on other receivables.

Payments on the Notes

         Available Funds. The servicer will deposit in the collection account the aggregate principal and interest payments, including full and partial prepayments (except certain prepayments in respect of precomputed receivables as described above under "--Accounts") received on all receivables with respect to the preceding collection period. The funds available for distribution on the next payment date ("Available Funds") will consist of:

         o all payments on the simple interest receivables received during the related collection period;

         o the scheduled payments received from obligors on precomputed receivables;

         o        interest earned on funds on deposit in the collection account;

         o the net amount to be transferred from the payahead account to the collection account for the related payment date;

         o        all advances for such collection period; and

         o the purchase amount for all receivables that were purchased or repurchased by UAC or the servicer during the preceding collection period.

         As an administrative convenience, the servicer will be permitted to make the deposit of collections and aggregate advances and purchase amounts for or with respect to the collection period net of distributions to be made to the servicer with respect to the collection period (as described below). The servicer, however, will account to the indenture trustee and to the noteholders as if all deposits and distributions were made individually.

         The servicer will determine the amount of funds necessary to make payments of Monthly Principal and Monthly Interest to the holders of the notes and to pay the monthly servicing fee to the servicer. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any payment date, after giving effect to payments of the monthly servicing fee and permitted reimbursements of outstanding advances to the servicer on such payment date, or if there is a deficiency with respect to the monthly servicing fee, the servicer will direct the indenture trustee to withdraw amounts from the spread account, up to the amount on deposit in such account. If there remains a deficiency of Monthly Interest, Monthly Principal or the monthly servicing fee after such a withdrawal, the servicer will notify the indenture trustee of the remaining deficiency, and the indenture trustee will draw on the policy, up to the Policy Amount, to pay Monthly Interest, Monthly Principal, and the monthly servicing fee. Additionally, if the Available Funds for a payment date are not sufficient to pay current and past due insurance premiums and other amounts owed to the insurer pursuant to the insurance and reimbursement agreement, plus accrued interest thereon, the servicer will notify the indenture trustee and the owner trustee of such deficiency. The amount, if any, then on deposit in the spread account (after giving effect to any withdrawal to satisfy a deficiency described in this and the preceding sentences) will be available to cover such deficiency.

         Payments. On each payment date (unless there has been an event of default under the indenture), the indenture trustee will use the Available Funds (plus any amounts withdrawn from the spread account or drawn on the policy, as applicable) to make the following payments in the following priority:

         (a) without duplication, an amount equal to the sum of (1) the amount of outstanding advances in respect of receivables that became defaulted receivables during the prior collection period plus (2) the amount of outstanding advances in respect of receivables that the servicer determines to be unrecoverable, to the servicer;

         (b) the monthly servicing fee, including any overdue monthly servicing fee, to the servicer, to the extent not previously distributed to the servicer;

         (c) Class A Monthly Interest (including any overdue amounts) to the class A noteholders;

         (d) Class B Monthly Interest (including any overdue amounts) to the class B noteholders; provided that if the payment date is the final maturity date for a class of class A notes, payments of Class B Monthly Interest to the class B noteholders will be subordinated to payments of Monthly Principal to the holders of such class A notes;

         (e) Monthly Principal (including any overdue amounts) to the class A noteholders, in accordance with the Principal Payment Sequence;

         (f) Monthly Principal (including any overdue amounts) to the class B noteholders, in accordance with the Principal Payment Sequence;

         (g) the insurance premium including any overdue insurance premium plus any accrued interest to the insurer;

         (h) the amount of recoveries of advances (to the extent such recoveries have not previously been reimbursed to the servicer pursuant to clause (a) above), to the servicer;

         (i) the aggregate amount of any unreimbursed draws on the policy payable to the insurer under the insurance and reimbursement agreement for Monthly Interest, Monthly Principal and any other amounts owing to the insurer under the insurance and reimbursement agreement plus accrued interest thereon;

         (j) the amount, if any, which is necessary to increase the amount on deposit in the spread account to the amount required by the insurer, into the spread account;

         (k) to the extent of remaining Available Funds, the unpaid amount, if any, of the Accelerated Principal Payment in respect of principal on the notes to the noteholders in accordance with the Principal Payment Sequence; and

         (l)      the balance into the spread account.

         After all payments and deposits have been made for each payment date, the servicer will determine the amount of funds remaining in the spread account on such date. If the funds in the spread account exceed the required spread amount, the indenture trustee will distribute any such excess to the owner trustee for distribution to the certificateholder or will distribute such excess directly to the certificateholder. Any amounts so distributed to the certificateholder will no longer be property of the trust and will not be available to make payments to you.

         Accelerated Payments Following Indenture Default. If the notes are accelerated following an indenture default, amounts collected will be applied in the following priority:

         (a) first, to pay any unpaid monthly servicing fee and outstanding advances to the servicer;

         (b) second, to pay any accrued and unpaid fees of the indenture trustee and the owner trustee without preference or priority of any kind;

         (c) third, to pay accrued interest on each class of class A notes on a pro rata basis based on the interest accrued (including interest accrued on past due interest) on each class of class A notes;

         (d) fourth, to pay principal on each class of class A notes, on a pro rata basis based on the aggregate principal balance of each class of class A notes, until the aggregate principal balance of each class of class A notes is reduced to zero;

         (e) fifth, to pay accrued interest on the class B notes (including accrued interest on past due interest);

         (f) sixth, to pay principal on the class B notes until the aggregate principal balance of the class B notes is reduced to zero;

         (g) seventh, to pay amounts owing the insurer under the insurance and reimbursement agreement; and

         (h) eighth, to the spread account, to be applied in accordance with the indenture.

         Definitions. The following defined terms are used in this "Payments on the Notes" section.

         "Monthly Principal" for any payment date will equal the sum of the following:

         1.       the  amount by which the  aggregate  principal  balance of the
                  receivables  pool  declined  during  the  related   collection
                  period; and

         2. the additional amount, if any, which is necessary to reduce the principal balance of a class of notes to zero on its final maturity date.

         If there is a shortfall in Available Funds (together with amounts withdrawn from the spread account and/or drawn on the policy) on any payment date, the amount of Monthly Principal otherwise payable to noteholders will be reduced by the lesser of: (1) the amount of such shortfall or (2) the amount, if any, by which the aggregate outstanding principal balance of the notes as of the preceding payment date (after giving effect to all payments of principal on such date) was less than the aggregate principal balance of the receivables pool as of the end of the related collection period. For the purpose of determining Monthly Principal, the unpaid principal balance of a defaulted receivable or a receivable required to be purchased or repurchased by UAC or the servicer will be zero as of the end of the collection period in which such receivable became a defaulted receivable or a purchased receivable. In no event will Monthly Principal exceed the aggregate outstanding principal balance of the notes.

         A defaulted receivable for any collection period is a receivable as to which the earliest to occur of any of the following has occurred: (1) any payment, or part thereof, in excess of $10 is 120 days or more delinquent as of the last day of such collection period; (2) the financed vehicle that secures the receivable has been repossessed; or (3) the receivable has been determined to be uncollectable in accordance with the servicer's customary practices on or prior to the last day of such collection period; provided, however, that any receivable which the seller or the servicer is obligated to repurchase or purchase pursuant to the trust and servicing agreement shall be deemed not to be a defaulted receivable.

         "Accelerated Principal Payment" means, for any payment date, after giving effect to all payments of interest and principal to the noteholders (other than any Accelerated Principal Payment), an amount equal to the amount necessary to reduce the aggregate principal balances of the notes below the aggregate principal balance of the receivables pool as of the end of the related collection period until the aggregate principal balance of the receivables pool exceeds the aggregate principal balance of the notes by ____% of the initial aggregate principal balance of notes or $___________________.

         "Monthly Interest" for any payment date will equal the sum of Class A Monthly Interest and Class B Monthly Interest for such payment date and the related collection period.

         "Class A Monthly Interest" means, for any payment date, the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest and Class A-4 Monthly Interest.

         "Class A-1 Monthly Interest" means:

         (1)      for the first payment date, the product of the following:

                  (a) one-three hundred sixtieth (1/360th) of the class A-1 interest rate,

                  (b) the actual number of days from the closing date through the day before the first payment date, and

                  (c) the aggregate principal balance of the class A-1 notes on the closing date; and

         (2)      for any subsequent payment date, the product of the following:

                  (a) one-three hundred sixtieth (1/360th) of the class A-1 interest rate,

                  (b) the actual number of days from the previous payment date through the day before the related payment date, and

                  (c) the aggregate principal balance of the class A-1 notes as of the immediately preceding payment date (after giving effect to any distribution of principal made on such payment date).

         "Class A-2 Monthly Interest" means:

         (1)      for the first payment date, the product of the following:

                  (a)      one-twelfth of the class A-2 interest rate,

                  (b) the number of days from the closing date (assuming the month of the closing date has 30 days) through the day before the first payment date, divided by 30, and

                  (c) the aggregate principal balance of the class A-2 notes on the closing date; and

         (2)      for any subsequent payment date, the product of the following:

                  (a)      one-twelfth of the class A-2 interest rate, and

                  (b) the aggregate principal balance of the class A-2 notes as of the immediately preceding payment date (after giving effect to any distribution of principal made on such payment date).

         "Class A-3 Monthly Interest" means:

         (1)      for the first payment date, the product of the following:

                  (a)      one-twelfth of the class A-3 interest rate,

                  (b) the number of days from the closing date (assuming the month of the closing date has 30 days) through the day before the first payment date, divided by 30, and

                  (c) the aggregate principal balance of the class A-3 notes on the closing date; and

         (2)      for any subsequent payment date, the product of the following:

                  (a)      one-twelfth of the class A-3 interest rate, and

                  (b) the aggregate principal balance of the class A-3 notes as of the immediately preceding payment date (after giving effect to any distribution of principal made on such payment date).

         "Class A-4 Monthly Interest" means:

         (1)      for the first payment date, the product of the following:

                  (a)      one-twelfth of the class A-4 interest rate,

                  (b) the number of days from the closing date (assuming the month of the closing date has 30 days) through the day before the first payment date, divided by 30, and

                  (c) the aggregate principal balance of the class A-4 notes on the closing date; and

         (2)      for any subsequent payment date, the product of the following:

                  (a)      one-twelfth of the class A-4 interest rate, and

                  (b) the aggregate principal balance of the class A-4 notes as of the immediately preceding payment date (after giving effect to any distribution of principal made on such payment date).

         "Class B Monthly Interest" means:

         (1)      for the first payment date, the product of the following:

                  (a)      one-twelfth of the class B interest rate,

                  (b) the number of days from the closing date (assuming the month of the closing date has 30 days) through the day before the first payment date, divided by 30, and

                  (c) the aggregate principal balance of the class B notes on the closing date; and

         (2)      for any subsequent payment date, the product of the following:

                  (a)      one-twelfth of the class B interest rate, and

                  (b) the aggregate principal balance of the class B notes as of the immediately preceding payment date (after giving effect to any distribution of principal made on such payment date).

         "Principal Payment Sequence" means the order in which Monthly Principal and the Accelerated Principal Payment will be distributed among the noteholders. The order of distribution of Monthly Principal and the Accelerated Principal Payment is:

         (1) to the class A-1 noteholders until the aggregate principal balance of the class A-1 notes has been reduced to zero;

         (2) to the class A-2 noteholders until the aggregate principal balance of the class A-2 notes has been reduced to zero;

         (3) to the class A-3 noteholders until the aggregate principal balance of the class A-3 notes has been reduced to zero;

         (4) to the class A-4 noteholders until the aggregate principal balance of the class A-4 notes has been reduced to zero; and

         (5) to the class B noteholders until the aggregate principal balance of the class B notes has been reduced to zero.

However, if the amount of Available Funds (together with amounts withdrawn from the spread account and/or drawn on the policy) are not sufficient to pay the required payment of Monthly Principal to class A noteholders in full on any payment date, the amount of such funds available to pay Class A Monthly Principal to class A noteholders will be distributed pro rata to the class A noteholders based upon the relative aggregate principal balance of each class of class A notes.

         Example of Payment Date Activities. The following chart sets forth an example of the application of the foregoing provisions to the first payment date on _________________:

___________________.....................Collection Period. The collection period for each  payment  date is the  calendar
                                        month  preceding the payment  date.  The
                                        servicer   receives  monthly   payments,
                                        prepayments,   and  other   proceeds  in
                                        respect of the  receivables and deposits
                                        them  in  the  collection  account.  The
                                        servicer    may   deduct   the   monthly
                                        servicing fee from such deposits.

___________________.....................Determination  Date.  The  determination date is the second  business  day before
                                        the  payment  date.  On or  before  this
                                        date,   the   servicer    delivers   the
                                        servicer's certificate setting forth the
                                        amounts to be distributed on the payment
                                        date    and   the    amounts    of   any
                                        deficiencies.    If    necessary,    the
                                        indenture trustee notifies the insurer of any draws in respect of the policy.

___________________.....................Record  Date.  The  record  date  is the business  day before the  payment  date.
                                        Payments on the payment date are made to noteholders of record at the close of business on this date.

___________________.....................Payment  Date.  The payment  date is the eighth  calendar day of the month, or if
                                        such  day is  not a  business  day,  the
                                        first  business  day   thereafter.   The
                                        indenture  trustee  withdraws funds from
                                        the    collection    account   and,   as
                                        necessary,  from the spread  account and
                                        then draws on the policy,  if necessary,
                                        to   pay   Monthly   Interest,   Monthly
                                        Principal   and,  if   applicable,   the
                                        Accelerated  Principal  Payment,  to the
                                        noteholders   as   described   in   this
                                        prospectus  supplement.   The  indenture
                                        trustee  distributes  Monthly  Interest,
                                        Monthly  Principal,  and, if applicable,
                                        the Accelerated  Principal  Payment,  to
                                        the   noteholders,   pays  the   monthly
                                        servicing   fee   to  the   extent   not
                                        previously paid and pays the insurance premium and all other amounts owing to the insurer.

Distributions on the Certificate

         The certificate will be in the form of a trust certificate initially issued to the seller and will entitle the seller to receive all funds held in the spread account in excess of the required spread amount on each payment date after payment of all amounts owed to the noteholders, the servicer and the insurer. On or after the termination of the trust, the certificateholder is entitled to receive any amounts remaining in the spread account (only after all required payments to the insurer are made) after the payment of expenses and payments to the noteholders. See "-- Accounts" and "-- Payments on the Notes" above.

The Policy

         On or before the closing date, the seller, the trust, UAFCC, UAC, in its individual capacity and as servicer, and the insurer will enter into the insurance and reimbursement agreement pursuant to which the insurer will issue an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of the monthly servicing fee, monthly interest and monthly principal up to the policy amount. Under the terms of the indenture, after withdrawal of any amounts in the spread account with respect to a payment date to pay a deficiency in monthly interest or monthly principal, the indenture trustee will be authorized to draw on the policy for the benefit of the noteholders and credit the collection account for such draws as described above under "--Payments on the Notes."

         The maximum amount that may be drawn under the policy on any payment date is limited to the policy amount for such payment date. The policy amount with respect to any payment date will equal:

         (a) the sum of:

              (1) the monthly servicing fee;

              (2) Monthly Interest;

              (3) the lesser of (a) the outstanding  aggregate principal balance of all classes of notes on such payment date (after giving effect to any distributions of available funds and any funds withdrawn from the spread account to pay monthly principal on such payment date) and (b) the initial aggregate principal balances of the notes minus all amounts withdrawn from the spread account or drawn on the policy with respect to principal;

              less:

         (b) all amounts on deposit in the spread account on such payment date (after giving effect to any amounts withdrawn from the spread account on such date).

         The policy will also cover any amount paid or required to be paid by the trust to noteholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of UAC, the seller or UAFCC pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         The insurer will be entitled to receive the insurance premium and certain other amounts on each payment date as described under "--Payments on the Notes" and to receive certain amounts on deposit in the spread account as described above under "--Accounts." Generally, the insurance premium for a payment date will be the product of one-three hundred sixtieth (1/360th) of the policy per annum fee rate (as set forth in the insurance and reimbursement agreement), the actual days elapsed and the aggregate principal balances of the notes as of the preceding payment date (after giving effect to all payments of principal on such date). The insurer will not be entitled to reimbursement of any amounts from the noteholders. The insurer's obligation under the policy is irrevocable and unconditional. The insurer will have no obligation to the noteholders or the indenture trustee other than its obligations under the policy.

         If the balance in the spread account is reduced to zero and there has been a default under the policy, the trust will depend solely on current collections on the receivables to make payments of principal and interest on the notes. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the servicer may not recover the entire amount due on such receivables in the event of a repossession and resale of a financed vehicle securing a receivable in default. In such event, first, the class B noteholders and second, the class A noteholders may suffer a corresponding loss. Any such losses of the class A noteholders will be borne pro rata based upon the relative principal balances of the outstanding classes of class A notes. See " -- Payments on the Notes" above.

Default under the Indenture

         If one of the events of default under the indenture described in the accompanying prospectus occurs, either the insurer or in certain limited circumstances, the noteholders may declare an indenture default. The insurer will control the remedy for an indenture default, unless the insurer is in default under the policy, in which case the noteholders will control the remedy. The party who declares the indenture default may give notice and accelerate the payment of principal in respect of the notes, declaring the principal on the notes immediately due and payable. The rights and remedies of the insurer and the noteholders may include the right to direct the indenture trustee to liquidate the property of the trust. See "Risk Factors -- Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in this prospectus supplement and "The Indenture -- Default under the Indenture" in the accompanying prospectus.

Rights of the Insurer upon Servicer Default, Amendment or Waiver

         Upon the occurrence of an event of default by the servicer under the trust and servicing agreement, the insurer, or the owner trustee upon the consent of the insurer, will be entitled to appoint a successor servicer. In addition to the events constituting a servicer default as described in the accompanying prospectus, the trust and servicing agreement will also permit the insurer to appoint a successor servicer and to redirect payments made under the receivables to the indenture trustee upon the occurrence of certain additional events involving a failure of performance by the servicer, a breach of certain financial covenants of the servicer or a material misrepresentation made by the servicer under the insurance and reimbursement agreement.

         The trust and servicing agreement cannot be amended or any provisions thereof waived without the consent of the insurer if such amendment or waiver would have a materially adverse effect upon the rights of the insurer.

                               THE SELLER AND UAC

         UAC currently acquires receivables from over 4,600 manufacturer franchised automobile dealerships in 38 states. UAC is an Indiana corporation, formed in December 1993 by UAC's predecessor, Union Federal Savings Bank of Indianapolis, to succeed to the predecessor's indirect automobile finance business, which the predecessor had operated since 1986. UAC began purchasing and originating receivables in April 1994. For the fiscal years ended June 30, 1996, 1997, 1998, and 1999, UAC and/or its predecessor acquired prime receivables aggregating $995 million, $1.1 billion, $945 million and $1.4 billion, respectively, representing an annual increase of 8%, an annual decrease of 12%, and an annual increase of 53%, respectively. Of the approximately $2.5 billion of receivables in the servicing portfolio of UAC (consisting of the principal balance of receivables held for sale and securitized receivables) at June 30, 1999, approximately 74.43% represented receivables on used cars and approximately 25.57% represented receivables on new cars. The seller is a wholly-owned bankruptcy remote subsidiary of UAC.

                                   THE INSURER

         [Information about the applicable insurer will be provided in the related prospectus supplement.]

                             REPORTS TO NOTEHOLDERS

         Unless and until definitive notes are issued (which will occur only under the limited circumstances described in the accompanying prospectus),
_________________, as indenture trustee, will provide monthly and annual statements concerning the trust and the notes to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the notes. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the notes may be obtained by contacting the servicer at Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, Indiana 46219 (telephone (317) 231-2717).

                         FEDERAL INCOME TAX CONSEQUENCES

General

         Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Consequences," and supersedes that discussion to the extent that the two discussions are not consistent. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations promulgated by the U.S. Department of Treasury. You should consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

         Characterization of the Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service (the "IRS") and the courts on the basis of numerous factors designed to determine whether the trust has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the seller, (i) the class A notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the receivables or an equity interest in the trust and (ii) the class B notes may either be treated as indebtedness or as an equity interest in the trust for federal income tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus. Except as set forth below under "--Alternative Treatment of the Class B Notes," the remainder of this discussion assumes that the class B notes are debt for federal income tax purposes. Prospective investors should consult their own tax advisors as to the characterization of the class B notes.

         Classification of the Trust. In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the seller, the trust will not be treated as an association taxable as a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be disregarded as a separate entity and treated as a mere security device when there is a single beneficial owner of the trust, or will be treated as a domestic partnership when there are two or more beneficial owners of the trust, including the case if the class B notes are treated as equity interests in the trust.

Discount and Premium

         For federal income tax reporting purposes, it is anticipated that the notes will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the receivables will prepay at ________% ABS, and there will be no extensions of maturity for any receivable. However, no representation is made as to the rate, if any, at which the receivables will prepay.

         The IRS has issued regulations under Sections 1271 and 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. The original issue discount regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the notes. Prospective purchasers of the notes are advised to consult with their tax advisors concerning the tax treatment of such notes.

         Certain classes of the notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on such noteholder's purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You should consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of notes.

Gain or Loss on Disposition

         If you sell a note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such note. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the note and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. Similarly, when you receive a principal payment with respect to a note, you will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of your adjusted basis in the note. Such gain or loss will generally be a long-term capital gain or loss if you held the note for more than one year.

Backup Withholding and Information Reporting

         Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if you fail to furnish to the trust certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         We will report to noteholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the notes.

Withholding Regulations Effective December 31, 2000

         On October 6, 1997, the Treasury Department issued regulations which make certain modifications to the withholding rules for investors who are Non-U.S. Persons (as defined in the accompanying prospectus) and the backup withholding and information reporting rules described above. The regulations attempt to unify certification requirements and modify reliance standards. Such regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Non-U.S. Persons are urged to consult their tax advisors regarding the effect of these regulations. See "-- Alternative Treatment of the Class B Notes" below, concerning the possible application of withholding tax with respect to class B notes held by Non-U.S. Persons.

Alternative Treatment of the Class B Notes

         If the class B notes were treated as equity (partnership) interests rather than indebtedness, while the aggregate amount of income reportable by an investor should not differ over the life of the obligation, the timing and character of such income could differ significantly. It is possible that payments on the class B notes would be treated as "guaranteed payments" under the Code to the extent of the amount of interest and any discount accrued, and a return of capital as to any excess. To the extent payments are so characterized, a class B noteholder who is a U.S. Person would be subject to federal income tax in substantially the same manner, except for timing and income characterization differences, as if the class B notes were treated as debt.

         If a class B noteholder's ownership of a class B note were characterized as an equity interest but payments thereon were not treated as "guaranteed payments", it is unclear how its distributable share of partnership income would be calculated. In such event, a class B noteholder may be allocated a share of net income of the partnership equal to the amount of interest and discount income that accrued on the class B notes for the applicable period. A class B noteholder would be subject to federal income taxes on such income even though it may not have received an equivalent amount of cash from the partnership, for example, because of defaults or delinquencies on the trust assets. The characterization of an item of income or loss (e.g., as dividends, as interest, as rental income or as capital gain or loss as opposed to ordinary income or loss) would usually be the same for the class B noteholder as it is for the partnership.

         It is not known whether any of the receivables were issued with original issue discount greater than a de minimis amount. If any of such trust assets were in fact issued at greater than de minimis discount or are otherwise treated as issued with original issue discount under the Treasury regulations, an amount of income will be imputed to the trust with respect to such trust assets. In general, aggregate amount of original issue discount imputed to the trust with respect to each such trust asset will be the excess of the "stated redemption price at maturity" of such asset over its original issue price. The trust would have to include original issue discount in income as interest over the term of the respective trust asset possessing original issue discount under a constant yield method. In general, original issue discount must be included in income in advance of the receipt of cash representing that income. As indicated above, if the class B notes were treated as equity, class B noteholders may be allocated items of income of the trust in the event that such class B noteholder's income is not treated as "guaranteed payments". Such allocated income would include any original issue discount determined to exist with respect to any of the trust assets. Each class B noteholder should consult its own tax adviser regarding the impact the original issue discount rules would have as applied to the trust and to such class B noteholders. Some receivables may not have been issued with original issue discount, but, rather, may have been issued with "unstated interest" as determined under Section 483 of the Code. In this event, such unstated interest will be treated in a manner similar to original issue discount.

         Moreover, the purchase price paid by the trust for receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, such trust assets will have been acquired at a premium or discount, as the case may be. Accordingly, in a manner similar to original issue discount, if the class B notes were treated as equity, a class B noteholder may be allocated a portion of such market discount income or premium amortization in the event that such class B noteholder's income were not treated as "guaranteed payments". Each class B noteholder should consult its own tax adviser regarding the impact the market discount and premium rules would have as applied to the trust and to such class B noteholder.

         If the class B notes were treated as equity, a class B noteholder would not be able to deduct its share of losses on the trust assets (to the extent otherwise deductible under the Code) to the extent that such losses exceeded its adjusted basis in its partnership interest (i.e., the class B note). In addition, class B noteholders who are individuals or certain closely held corporations (and certain other taxpayers) would be subject to other limitations on losses or deductions including the at risk limitations, the passive loss rules, the limitation on the deduction of investment interest, the limitation on deduction of non-business bad debts, and the limitation on the deduction of certain miscellaneous itemized non-trade or business expenses to the extent they do not, in the aggregate, exceed two percent of the taxpayer's adjusted gross income. Such taxpayers should consult their tax advisor concerning the various limitations on losses that may be applicable to an investment in a class B note treated as equity.

         If the class B notes were treated as equity, all or a portion of any taxable income allocated to a class B noteholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" which generally would be taxable to the holder under the Code.

         If the class B notes were treated as equity, a class B noteholder who is a Non-U.S. Person may be subject to withholding tax on its share of the income of the trust.

         In view of the foregoing treatment of individuals, certain closely held corporations, tax-exempt entities and Non-U.S. Persons, if the Class B Notes were treated as equity, the class B notes may not be a suitable investment for such persons, and such persons should consult their own tax advisors in this regard.

State and Local Taxation

         The discussion above does not address the tax consequences of purchase, ownership or disposition of the notes under any state or local tax law. In particular, in the event that a class B noteholder's interest were characterized as a partnership interest, such class B noteholder may be subject to state and local income tax with respect to the trust's activities. Investors should consult their own tax advisors regarding state and local tax consequences of the purchase, ownership and disposition of the notes.

                              ERISA CONSIDERATIONS

         Subject  to  the  considerations  set  forth  below  and  under  "ERISA
Considerations" in the accompanying prospectus, the class A notes may be purchased by an employee benefit plan or an individual retirement account subject to ERISA or Section 4975 of the Code (a "Benefit Plan"). A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.
Section 406 of ERISA prohibits parties in interest or disqualified persons ("Parties in Interest") with respect to a Benefit Plan from engaging in certain transactions (including loans) involving a Benefit Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

         The United States  Department of Labor has issued a regulation  (29 CFR
Section 2510.3-101) concerning the definition of what constitutes the assets of a Benefit Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Benefit Plan unless certain exceptions apply. This regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the issue is not free from doubt, we believe that the class A notes should not be treated as "equity interests" for purposes of the regulation. Accordingly, the acquisition of the class A notes by benefit plan investors should not cause the assets of the trust to be treated as Benefit Plan assets for purposes of Title I of ERISA. However, the class A notes may not be purchased with the assets of a Benefit Plan if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates:

         (1) has investment or administrative discretion with respect to such Benefit Plan assets;

         (2) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (b) will be based on the particular investment needs for such Benefit Plan; or

         (3) is an employer maintaining or contributing to such Benefit Plan.

         Certain affiliates of the trust or the servicer might be considered or might become Parties in Interest with respect to a Benefit Plan. In either case, the acquisition or holding of class A notes by or on behalf of such a Benefit Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as one of the following Prohibited Transaction Class Exemptions ("PTCE"):

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a "qualified professional asset manager,"

         o        PTCE  90-1,  which  exempts  certain  transactions   involving
                  insurance company pooled separate accounts,

         o PTCE 91-38, which exempts certain transactions involving bank collective investment funds,

         o PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or

         o PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by certain "in-house asset managers."

         Each purchaser or transferee of a class A note that is a Benefit Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions (or other applicable exemption providing substantially similar relief) have been satisfied.

         Because the class B notes may be considered to have "substantial equity features," you must not purchase class B notes if you are a Benefit Plan or any person using the assets of a Benefit Plan. Each purchaser or transferee of a class B note shall be deemed to have represented that it is not, and it is not purchasing the note with assets of, a Benefit Plan.

         For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the accompanying prospectus.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the notes, dated _________________, the seller has agreed to sell and each of the underwriters named below has severally agreed to purchase the principal amount of the notes set forth below its name below:



                                                                        Total

Principal amount
   of class A-1 notes...............  $___________   $___________  $___________
Principal amount
   of class A-2 notes...............  $___________   $___________  $___________
Principal amount
   of class A-3 notes...............  $___________   $___________  $___________
Principal amount
   of class A-4 notes...............  $___________   $___________  $___________
Principal amount
   of class B notes.................  $___________   $___________  $___________

         In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the notes.

         The underwriters propose to offer part of the notes directly to you at the prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of _______% of the denominations of the class A-1 notes, ______% of the denominations of the class A-2 notes, ______% of the denominations of the class A-3 notes, ______% of the denominations of the class A-4 notes, or ______% of the denominations of the class B notes. The underwriters may allow and such dealers may reallow a concession not in excess of ______% of the denominations of the class A-1 notes, ______% of the denominations of the class A-2 notes, ______% of the denominations of the class A-3 notes, ______% of the denominations of the class A-4 notes, or _______% of the denominations of the class B notes.

         The seller and UAC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The underwriters tell us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the notes.

         In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the notes at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

         In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the seller, UAC and their affiliates.

         We will receive proceeds of $_______________ from the sale of the notes, before deducting our net expenses estimated to be $----------.

                                 LEGAL OPINIONS

         Certain legal matters relating to the notes will be passed upon for the seller and the trust by Barnes & Thornburg, Indianapolis, Indiana, and for the underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax consequences with respect to the notes will be passed upon for the trust by Cadwalader, Wickersham & Taft.

                                     EXPERTS

         [A statement regarding the incorporation of the applicable insurer's financial statements in reliance on the report of the insurer's accountants as experts will be included in the related prospectus supplement.]

                            INDEX OF PRINCIPAL TERMS

         We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

ABS........................................................................ S-19
Accelerated Principal Payment.............................................. S-28
Available Funds............................................................ S-25
Benefit Plan............................................................... S-38
Class A Monthly Interest................................................... S-28
Class A-1 Monthly Interest................................................. S-28
Class A-2 Monthly Interest................................................. S-29
Class A-3 Monthly Interest................................................. S-29
Class A-4 Monthly Interest................................................. S-29
Class B Monthly Interest................................................... S-30
Code....................................................................... S-35
Company.................................................................... S-33
ERISA......................................................................  S-9
GAAP....................................................................... S-33
IRS........................................................................ S-35
MBIA....................................................................... S-33
Monthly Interest........................................................... S-28
Monthly Principal.......................................................... S-28
Parties in Interest........................................................ S-38
Principal Payment Sequence................................................. S-30
PTCE....................................................................... S-39
SAP........................................................................ S-34
UAC........................................................................  S-4
UAFCC......................................................................  S-7

                   [PROSPECTUS SUPPLEMENT FOR GRANTOR TRUST]


UACSC [YEAR]-___ Grantor Trust

UAC Securitization Corporation
Seller                                                         [LOGO]
Union Acceptance Corporation
Servicer

Consider carefully the risk factors beginning on page S-12 in this prospectus supplement and on page __ in the prospectus.

The certificates represent interests in the UACSC [Year]-__ Grantor Trust only and do not represent obligations of or interests in UAC Securitization Corporation, Union Acceptance Corporation or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

                  The trust will issue and the seller will sell the following classes of certificates:

================================================================================
                                       Class A         Class B
                                     Certificates   Certificates
--------------------------------------------------------------------------------
                  Initial Aggregate
         Principal Balance          $                $
--------------------------------------------------------------------------------
                  Pass-Through
                  Rate                      %                %
                  (per annum)
--------------------------------------------------------------------------------
                  Final Scheduled
                  Payment
                  Date
--------------------------------------------------------------------------------
                  Price to Public 1            %               %
--------------------------------------------------------------------------------
                  Underwriting
                  Discount 2                %                %
--------------------------------------------------------------------------------
                  Proceeds to
                  Seller 3                 %                %
================================================================================

                    1 Plus accrued interest, if any, after _______________. Total price to public (excluding such interest) = $---------------.

                    2    Total underwriting discount = $__________.

                    3    Total proceeds to the seller = $____________.

                    o The class B certificates will be subordinate to the class A certificates.

                    o A spread account will serve as credit enhancement for the certificates. Over time, it is expected that the amount on deposit in the spread account will grow to ____% of the initial aggregate principal balance of the receivables pool.

                    o The trust will include up to $__________ of subsequent receivables to be purchased after ______________.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                        [Underwriters of the Certificates]



             The date of this prospectus supplement is ____________

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


         We tell you about the certificates in the following documents: (1) this prospectus supplement, which describes the specific terms of your certificates; and (2) the accompanying prospectus, which provides general information, some of which may not apply to the certificates.

         If the description of the certificates varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

         You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S-__ in this prospectus supplement and under the caption "Index of Principal Terms" beginning on page __ in the accompanying prospectus.

         In this prospectus supplement and the accompanying prospectus, "we" refers to the depositor, UAC Securitization Corporation, and "you" refers to any prospective investor in the certificates.

                                TABLE OF CONTENTS

SUMMARY OF TERMS...................................    S-4
   Issuer..........................................    S-4
   Seller..........................................    S-4
   Servicer........................................    S-5
   Trustee.........................................    S-5
   The Certificates................................    S-5
   Interest........................................    S-6
   Principal.......................................    S-7
   Subordination...................................    S-7
   The Receivables.................................    S-8
   Pre-Funding Account.............................    S-9
   Spread Account..................................    S-10
   Optional Sale...................................    S-11
   Tax Status......................................    S-11
   Ratings.........................................    S-12
   ERISA Considerations............................    S-12
RISK FACTORS.......................................    S-12
   You may not be able to resell the certificates..    S-12
   The Certificates Are
     Obligations of the Trust Only
     and are not guaranteed by any other party.....    S-12
   The Amount in the Spread Account may not be s
     sufficient to assure payment of principal and
     interest......................................    S-13
   A change in the Certificate Ratings may adversely
     affect the Certificates.......................    S-14
   Subordination...................................    S-14
FORMATION OF THE TRUST.............................    S-15
THE RECEIVABLES POOL...............................    S-16
   Composition of the Initial Receivables
     as of _______________.........................   S-18
   Distribution of the Initial Receivables by
     Remaining Term as of ________________.........   S-19
   Geographic Distribution
     of the Initial Receivables as of
     _______________...............................   S-19
   Distribution of the Initial Receivables by
     Financed Vehicle Model Year
     as of _____________...........................   S-19
   Distribution of the Initial Receivables
     by Contract Rate as of the
     as of _____________...........................   S-19
   Delinquencies, Repossessions and
     Net Losses....................................   S-21
   Delinquency and Credit
     Loss Experience...............................   S-21

WEIGHTED AVERAGE LIFE OF
   THE CERTIFICATES................................   S-21
   Percent of Initial Certificate Balance
     at Various ABS Percentages....................   S-24
YIELD AND PREPAYMENT
   CONSIDERATIONS..................................   S-25
   Mandatory Repurchase............................   S-26
THE DEPOSITOR AND UAC..............................   S-26
THE CERTIFICATES...................................   S-26
   Sale and Assignment of Receivables;
     Subsequent Receivables........................   S-27
   Accounts........................................   S-28
   Subordination of the
     Class B Certificates..........................   S-30
   Advances........................................   S-31
   Distributions on the Certificates...............   S-31
REPORTS TO
   CERTIFICATEHOLDERS..............................   S-34
ERISA CONSIDERATIONS...............................   S-35
UNDERWRITING.......................................   S-35
LEGAL OPINIONS.....................................   S-36
INDEX OF PRINCIPAL TERMS...........................   S-37

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus supplement and the accompanying prospectus.

o The definitions of capitalized terms used in this prospectus supplement can be found on the pages indicated in the "Index of Principal Terms" beginning on page S-28 in this prospectus supplement or beginning on page 44 of the accompanying prospectus.

Issuer

The  UACSC  [YEAR]-___   Grantor  Trust  is  the  trust  which  will  issue  the
certificates offered in this prospectus supplement.

Seller

UAC Securitization Corporation is the depositor of or the seller to the trust. The seller will transfer the automobile receivables and related property to the trust.

Servicer

Union Acceptance Corporation ("UAC") will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustee to make the appropriate distributions to the certificateholders. The servicer will receive a monthly servicing fee as compensation for its services.

Trustee

----------------------.

Closing Date

The closing date will be ______________________.

The Certificates

The trust will issue automobile receivable backed certificates on or about the closing date under the terms of a pooling and servicing agreement among the seller, the servicer and the trustee. The certificates will consist of the following:

     o _____% class A automobile receivable pass-through certificates in the aggregate principal amount of $__________________; and

     o ____% class B automobile receivable pass-through certificates in the aggregate principal amount of $__________________;


Each of the certificates will represent a fractional and undivided interest in the trust. The trust assets will include:

     o a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light trucks and vans;

     o certain monies due in respect of the receivables as of and after a cutoff date of ______________;

     o security interests in the related vehicles financed through the receivables;

     o funds on deposit in a certificate account, a yield supplement account and a spread account;

     o any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

     o    any lender's single interest insurance policy; and

     o    certain rights under the pooling and servicing agreement.

Interest

The trust will distribute interest on the eighth calendar day of each month or, if such day is not a business day, on the next business day, beginning _______________, to holders of record of the class A certificates and the class B certificates as of the record date, which will be the day before the payment date. However, if definitive certificates are issued, the record date will be the last day of the calendar month immediately preceding the calendar month in which such payment date occurs.

The applicable pass-through rates for the certificates are:

     o    _____% for the class A certificates; and

     o    _____% for the class B certificates.

Interest on the class A certificates and the class B certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" and "The Certificates -- Distributions on the Certificates" in this prospectus supplement.

Generally, the amount of interest distributable to the certificateholders on each payment date is the product of one-twelfth of the pass-through rate applicable to such class and the aggregate outstanding principal balance of such class as of the preceding payment date (after giving effect to all distributions to certificateholders on such date).

The  amount  of   interest   distributable   on  the  first   payment   date  of
________________ will be based upon the original principal balance of the applicable class and will accrue from the closing date until the day before the first payment date (and assuming that the month of the closing date has 30 days).See "The Certificates -- Distributions on the Certificates" in this prospectus supplement.

Principal

The trust will distribute principal on each payment date to the certificateholders of record as of the record date. Generally, the amount of principal which will be distributed is equal to the difference between the aggregate outstanding principal balance of the certificates as of the preceding payment date (after giving effect to any distributions of principal made on such payment date) and the outstanding balance of the receivables pool on the last day of the immediately preceding calendar month.

The aggregate outstanding principal balance of the certificates as of the closing date is as follows:

     o    $_____________  for the class A certificates; and

     o    $______________ for the class B certificates.

The outstanding principal amount of the class A certificates and the class B certificates, as the case may be, will be payable in full on _______ the final scheduled payment date.

Generally, on any payment date monthly principal will be distributed proportionately between the class A certificateholders and the class B certificateholders pro rata based upon the aggregate balances of the certificates as of the preceding payment date. However, if there is a shortfall in the funds available to pay monthly principal, no principal will be distributed to the class B certificateholders until the full amount of interest on and principal of the class A certificates payable on such payment date has been distributed to the class A certificateholders.

Since the rate of payment of principal of each class of certificates depends upon the rate of payment of principal on the receivables (including voluntary prepayments and principal in respect of defaulted receivables and receivables purchased or repurchased by UAC), the final distribution in respect of the certificates could occur significantly earlier than the final scheduled payment date. See "The Certificates -- Distributions on the Certificates" in this prospectus supplement.

Subordination

The rights of the class B certificateholders to receive distributions of monthly interest and monthly principal are subordinated to the rights of the class A certificateholders. See "The Certificates -- Subordination of the Class B Certificates," "-- Distributions on the Certificates," "-- Accounts -- Spread Account," "Risk Factors -- Spread Account" and " -- Subordination" in this prospectus supplement.

The Receivables

On the closing date,  the seller will convey  initial  receivables  to the trust having an aggregate principal balance of approximately $________ as of an initial cutoff date of _________. The trust will acquire the initial receivables from the seller pursuant to the pooling and servicing agreement. In addition, the seller must sell subsequent receivables to the trust (subject to availability) having an aggregate principal balance or pre-funded amount equal to approximately $_______. The trust will be obligated to purchase the subsequent receivables from the seller (subject to the satisfaction of certain conditions) prior to the end of a specific funding period.

The seller will designate as a subsequent cutoff date each effective date that subsequent receivables are conveyed to the trust. Each date during the funding period on which subsequent receivables will be conveyed to the trust is a subsequent transfer date. See "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" and "The Receivables Pool" in this prospectus supplement and "The Receivables Pools" in the accompanying prospectus.

The initial receivables were selected and the subsequent receivables will be selected from the contracts owned by Union Acceptance Funding Corporation ("UAFC"), based on the criteria specified in the pooling and servicing agreement and described in this prospectus supplement under "The Receivables Pool" and in the accompanying prospectus under "The Receivables Pools."

UAC may originate subsequent receivables using credit criteria that differ from those used for the initial receivables. Therefore, the initial receivables may be of a different credit quality and seasoning. In addition, the transfer of subsequent receivables to the trust may adversely affect the characteristics of the entire pool of receivables. The provisions describing the transfer of subsequent receivables and verification that subsequent receivables conform to the requirements of the pooling and servicing agreement can be found in "The Receivables Pool" and "The Certificates -- Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement. See also "Risk Factors -- Certain Risks Associated with Pre-Funding" and "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Subsequent Receivables" in the accompanying prospectus.

Pre-Funding Account

The trustee will deposit and maintain the pre-funded amount in a pre-funding account during the funding period from the closing date until the earliest of:

     (1) the date on which the amount on deposit in the pre-funding account is equal to or less than $_______;

     (2) the occurrence of an event of default under the pooling and servicing agreement;

     (3) the occurrence of certain events of insolvency of the seller or the servicer; or

     (4)  the [third]  payment date.

         The funding period will not be more than three calendar months.

The pre-funded amount initially will equal $_________ and will be reduced by the amount used to purchase subsequent receivables. See "Description of the Transfer and Servicing Agreements -- Accounts -- Pre-Funding Account" in the accompanying prospectus and "The Certificates-- Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement.

The trustee will invest funds on deposit in the pre-funding account during the funding period in eligible investments, subject to certain limitations. Any investment income from such investments will be transferred from the pre-funding account to the collection account on each payment date and will be included in available funds for such payment date.

If any pre-funded amount remains in the pre-funding account at the end of the pre-funding period, the trustee will pay such amount to the certificateholders on the payment date on or immediately following the last day of the pre-funding period. The trustee will pay the amount to the certificateholders pro rata, based on the initial principal amounts of the certificates held by the certificateholders. The amount the trustee pays to the certificateholders will constitute a prepayment of the aggregate principal balance of the certificates and may reduce the certificateholders' anticipated yield. See "The Certificates -- Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement. See also "Risk Factors -- Certain Risks Associated with Pre-Funding" and "Description of the Transfer and Servicing Agreements -- Accounts" in the accompanying prospectus.

Spread Account

The seller will establish a spread account on the closing date in the name of the trustee for the benefit of the certificateholders. The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to distribute to the certificateholders and the servicer. The amount of funds available for distribution to certificateholders on any payment date will consist of funds from the following sources:

     (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3)  liquidation proceeds received in respect of receivables;

     (4) advances received from the servicer in respect of interest on certain delinquent receivables;

     (5) amounts received in respect of required repurchases or purchases of receivables by UAC or the servicer; and

     (6)  investment income from funds on deposit in the pre-funding account.

The trustee will withdraw funds from the spread account (up to the amount on deposit in the account) if the amount of available funds for any payment date is not sufficient to pay:

     (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust), and

     (2) the required payments of monthly interest and monthly principal to the certificateholders.

If the amount on deposit in the spread account is zero, after any withdrawals for the benefit of the certificateholders, any remaining losses on the receivables will be borne directly pro rata first by the class B certificateholders (up to the aggregate principal balance of the class B certificates at such time)
and then by the class A certificateholders. See "Risk Factors," "The Certificates -- Accounts" and "-- Distributions on the Certificates" in this prospectus supplement.

Any amount on deposit in the spread account on any payment date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) will be distributed to the seller. Any such distribution to the seller will no longer be an asset of the trust.

We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

The required spread amount with respect to any payment date will equal ____% of the aggregate principal balance of the certificates.

Optional Sale

The servicer has the right to purchase all of the receivables as of the last day of any collection period on which the aggregate principal balance of the receivables pool is equal to or less than 10% of the initial aggregate principal balance of the certificates.

The purchase price applicable to the optional sale will be equal to the fair market value of the receivables; provided that such amount is equal to or greater than the sum of:

     (1)  100%  of  the   outstanding   aggregate   principal   balance  of  the
certificates; and

     (2) accrued and unpaid interest on the outstanding aggregate principal balance of the certificates at the weighted average contract rates of the receivables less any payments received but not applied to interest or principal.


Tax Status

In the opinion of special tax counsel to the seller, the trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. Certificateholders will be required to report their respective shares of the trust's taxable income, and, subject to certain limitations in the case of such owners who are individuals, trusts or estates, may deduct their respective shares of reasonable servicing and other fees. See "Federal Income Tax Consequences" in the accompanying prospectus.

Ratings

On the closing date, the class A certificates must be rated at least _____ and the class B certificates must be rated at least ____ by at least ____ nationally recognized statistical rating agencies. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors-- A Change in the Certificate Ratings May Adversely Affect the Certificates" in this prospectus supplement.


ERISA Considerations

The class A certificates may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of class A certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

Plans should not purchase class B certificates, because the class B certificates are subordinate to the class A certificates.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the class A certificates.

You May Not be Able to
Resell the Notes                        There is currently  no secondary  market
                                        for the  certificates.  The underwriters
                                        currently  intend  to make a  market  to
                                        enable resale of the  certificates,  but
                                        are  under no  obligation  to do so.  As
                                        such,   we  cannot  assure  you  that  a
                                        secondary  market will  develop for your
                                        certificates  or,  if one does  develop,
                                        that such market  will  provide you with
                                        liquidity of  investment or that it will
                                        continue    for   the   life   of   your
                                        certificates.


The Certificates Are Obligations
of the Trust Only and are Not
Guaranteed by any Other Party           The  certificates  are  interests in the
                                        trust  only  and  do  not  represent  an
                                        interest   in  or   obligation   of  the
                                        seller,  UAC or any  other  party  or
                                        governmental body. The certificates have
                                        not been  insured or  guaranteed  by any
                                        party  or  governmental  body.  See "The
                                        Certificates  --  Distributions  on  the
                                        Certificates"    in   this    prospectus
                                        supplement.

The Amount in the Spread
Account May Not be Sufficient
to Assure Payment of Principal
and Interest                            The trustee will withdraw funds from the
                                        spread  account,  up to the full balance
                                        of the funds on deposit in such account,
                                        if the amount of available  funds on any
                                        payment date is not  sufficient to
                                        distribute  monthly interest and monthly
                                        principal  (after payment of the monthly
                                        servicing  fee) to you.  The  amount  on
                                        deposit  in  the  spread   account   may
                                        increase over time to an amount equal to
                                        the required  spread  amount.  We cannot
                                        assure you that such  growth  will occur
                                        or  that  the   balance  in  the  spread
                                        account  will  always be  sufficient  to
                                        assure   payment   in  full  of  monthly
                                        interest and monthly principal. If the balance of the spread account is reduced to zero on any payment date, the trust will depend solely on current distributions on the receivables to make distributions of principal and interest on the certificates.

A Change in the Certificate
Ratings May Adversely
Affect the Certificates                 On  the  closing   date,   the  class  A
                                        certificates  must  be  rated  at  least
                                        _____ and the class B certificates  must
                                        be rated at least  _____ by the  rating
                                        agencies. Such ratings will reflect only
                                        the views of the relevant rating agency.
                                        We  cannot  assure  you  that  any  such
                                        rating will  continue  for any period of
                                        time  or that  any  rating  will  not be
                                        revised or  withdrawn  entirely  by such
                                        rating   agency  if,  in  its  judgment,
                                        circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your certificates. A security rating is not a recommendation to buy, sell or hold securities.

Subordination                           The    rights    of    the    class    B
                                        certificateholders       to      receive
                                        distributions  of monthly  interest  and
                                        monthly  principal are  subordinated  to
                                        the    rights    of    the    class    A
                                        certificateholders.       See       "The
                                        Certificates  --  Subordination  of  the
                                        Class B Certificates," "-- Distributions
                                        on the  Certificates"  and "  Accounts--
                                        Spread   Account"  in  this   prospectus
                                        supplement.  No distribution of interest
                                        will   be   made   to   the    class   B
                                        certificateholders  on any  payment
                                        date until the full  amount of  interest
                                        payable on the class A  certificates  on
                                        such    payment   date   has   been
                                        distributed     to    the     class    A
                                        certificateholders,  and no distribution
                                        of principal will be made to the class B
                                        certificateholders  on any  payment
                                        date  until  the full  amount of class A
                                        monthly  interest  and  class A  monthly
                                        principal  payable on such  payment
                                        date has  been  paid.  Distributions  of
                                        interest  on the  class  B  certificates
                                        will    not    be     subordinated    to
                                        distributions  of principal on the class
                                        A  certificates.  Because  the rights of
                                        the   class  B   certificateholders   to
                                        receive  distributions of principal will
                                        be  subordinated  to the  rights  of the
                                        class A  certificateholders  to  receive
                                        distributions of interest and principal,
                                        the  class B  certificates  will be more
                                        likely than the class A certificates  to
                                        suffer  losses  due  to  losses  on  the
                                        receivables.  If the aggregate amount of
                                        losses on the  receivables  exceeds  the
                                        amount on deposit in the spread account,
                                        class  B   certificateholders   may  not
                                        recover their initial investment in the class B certificates.


                             FORMATION OF THE TRUST

         The seller will establish the trust by assigning the trust assets to the trustee in exchange for the certificates. UAC will be responsible for servicing the receivables pursuant to the pooling and servicing agreement and will be compensated for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will be appointed custodian of the receivables by the trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or make any notation of the trust's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the pooling and servicing agreement, UAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve UAC of its liability and responsibility with respect to such duties. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses" and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

         The seller will establish the spread account for the benefit of the certificateholders. If Available Funds and the amount on deposit in the spread account (after paying amounts owed to the servicer) are not sufficient to fully distribute Monthly Interest and Monthly Principal, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for distributions of interest and principal on the certificates. In such event, certain factors, such as the trustee's not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to certificateholders. See "The Certificates -- Accounts" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

                              THE RECEIVABLES POOL

         The pool of receivables conveyed to the trust will include the initial receivables purchased as of _______________ and any subsequent receivables purchased as of the applicable subsequent cutoff dates.

         The initial receivables were, and the subsequent receivables were or will be, selected from the portfolio of UAFC for purchase by the seller by several criteria, including that each receivable:

          o had or will have an original number of payments of not more than ___ payments and not less than ____ payments (except that approximately ___% of the aggregate principal balance of the initial receivables as of _____________ consist of modified receivables which have been amended or modified after origination to provide that the number of payments from the time of origination to maturity may exceed ___ payments);

          o had or will have a remaining maturity of not more than ___ months and not less than _____ months;

          o provided or will provide for level monthly payments that fully amortize the amount financed over the remaining term; and

          o had or will have a contract rate of interest (exclusive of prepaid finance charges) of not less than _____%.

         The weighted average remaining maturity of the initial receivables is approximately ___ months as of _______________.

         Approximately _____% of the aggregate principal balance of the initial receivables as of _______________ were selected from the "non-prime" or "Tier II" portfolio of UAFC. See "-- Delinquency and Credit Loss Experience."

         Approximately _____% of the aggregate principal balance of the initial receivables as of _______________ are simple interest contracts which provide for equal monthly payments. Approximately _____% of the aggregate principal balance of the initial receivables as of _______________ are precomputed receivables originated in the State of California. All of such precomputed receivables are rule of 78's receivables. Approximately _____% of the aggregate principal balance of the initial receivables as of _____________ represent financing of new vehicles; the remainder of the initial receivables represent financing of used vehicles.

         Initial receivables representing more than 10% of the aggregate principal balance of the initial receivables as of _______________ were originated in the States of __________ and _________. The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

         The trust is obligated to purchase subsequent receivables on a subsequent transfer date only if the subsequent receivables satisfy certain criteria, including that:

         o the aggregate principal balance of subsequent receivables that are Tier II receivables will not be more than ____% of the aggregate principal balance of the subsequent receivables;

         o the aggregate principal balance of subsequent receivables that are modified receivables will not be more than ____% of the aggregate principal balance of the subsequent receivables;

         o        [describe   other   criteria   specific   to  the   particular
                  transaction].

         In addition, the trust is obligated to purchase the subsequent receivables only if the weighted average remaining term of the receivables (including the subsequent receivables) is not more than _____ months. The trust will determine whether the receivables satisfy the above criteria based on the characteristics of the initial receivables as of _______________ and any subsequent receivables as of the related subsequent cutoff date.

         The initial receivables will represent approximately _____% of the initial aggregate principal balance of the certificates. However, except for the criteria described in the preceding paragraphs, the subsequent receivables are not required to have any other specified criteria. Therefore, following the transfer of subsequent receivables to the trust, the aggregate characteristics of the entire receivables pool, including the composition of the receivables, the distribution by contract rate and the geographic distribution, may vary significantly from those of the initial receivables.

         The   composition,   distribution   by  contract  rate  and  geographic
distribution of the initial receivables as of _______________ are as set forth in the following tables.

      Composition of the Initial Receivables as of _______________

                                                                                                     Weighted
                                                                   Aggregate          Original         Average
                                                   Number of        Principal         Principal       Contract
                                                  Receivables        Balance           Balance          Rate
                                                  -----------        -------           -------          ----
New Automobiles and Light-Duty Trucks............               $                  $                         %
Used Automobiles and Light-Duty Trucks...........                                                            %
New Vans (1).....................................                                                            %
Used Vans (1)....................................                                                            %
                                                  -----------    -----------        ----------          -----
All Receivables..................................                $                  $                        %
                                                  ===========    ===========        ==========          -----


                                                    Weighted       Weighted       Percent
                                                     Average        Average     of Aggregate
                                                    Remaining      Original   Principal
                                                     Term(2)        Term(2)    Balance(3)
                                                     -------        -------    ----------
New Automobiles and Light-Duty Trucks..........          mos.            mos.              %
Used Automobiles and Light-Duty Trucks.........
New Vans (1)...................................
Used Vans (1)..................................
                                                  -----------    -----------        ----------
All Receivables................................          mos.            mos.              %
                                                  ===========    ===========        ==========

(1) References to vans include minivans and van conversions.
(2) Based on scheduled maturity and assuming no prepayments of the receivables.
(3) Sum may not equal 100% due to rounding.

       Distribution of the Initial Receivables by Remaining Term
                  as of ___________________


                                                    Percent                                   Percent
                                                   of Total                Aggregate        of Aggregate
    Remaining                   Number of           Number of             Principal          Principal
   Term Range                   Receivables      Receivables (1)            Balance          Balance(1)
   ----------                   -----------      ---------------            -------          ----------
  to     months...........                                %             $                             %
  to     months...........
  to     months...........
                                -----------      ----------             -----------          ----------
          Total...........                                %             $                             %
                                ===========      ==========             ===========
==========

(1) Sum may not equal 100% due to rounding.


               Geographic Distribution of the Initial Receivables
                          as of _______________


                                                            Percent                                    Percent
                                                           of Total               Aggregate         of Aggregate
                                    Number of              Number of              Principal          Principal
     State (1) (2)                 Receivables          Receivables (3)           Balance            Balance (3)
     -------------                 -----------          ---------------           -------            -----------
     ........................                                    %            $                              %
     ........................
     ........................


                                       19


     ........................
     ........................
                                   -----------          ---------              ----------            ---------
         Total...............                                    %             $                             %
                                   ===========          =========              ==========
=========


(1) Based on address of the dealer selling the related financed vehicle.

(2) Receivables originated in Ohio were solicited by dealers for direct financing by UAC or its predecessor. All other receivables were originated by dealers and purchased from such dealers by UAC or its predecessor.

(3) Sum may not equal 100% due to rounding.

        Distribution of the Initial Receivables by Financed Vehicle Model
                       Year as of _______________


                                                         Percent                        Percent
                                                        of Total         Aggregate   of Aggregate
   Model                              Number of         Number of        Principal    Principal
   Year                              Receivables     Receivables(1)      Balance      Balance(1)
   ----                              -----------     --------------      -------      ----------
     ..........................                               %         $                       %
     ..........................
     ..........................
     ..........................
                                     -----------     ----------         -----------      --------
                  Total........                               %         $                       %
                                     ===========     ==========         ===========      ========


(1) Sum may not equal 100% due to rounding.

            Distribution of the Initial Receivables by Contract Rate
                         as of _______________


                                                                  Percent                            Percent
                                                                 of Total         Aggregate       of Aggregate
                                               Number of         Number of        Principal        Principal
Contract Rate Range                           Receivables     Receivables(1)      Balance          Balance(1)
-------------------                           -----------     --------------      -------          ----------

             to     ......................                              %       $                            %
             to     ......................
             to     ......................
             to     ......................
                                              -----------     ----------        =========          ----------
               Total......................                              %       $                            %
                                              ===========     ===========       =========
==========

(1) Sum may not equal 100% due to rounding.

Delinquency and Credit Loss Experience

[Discussion of Delinquencies and Credit Loss Experience to be updated per current information]

         UAC's expectations with respect to delinquency and credit loss trends constitute forward-looking statements and are subject to important factors that could cause actual results to differ materially from those projected by UAC. Such factors include, but are not limited to, general economic factors affecting obligors' abilities to make timely payments on their indebtedness such as employment status, rates of consumer bankruptcy, consumer debt levels generally and the interest rates applicable thereto. In addition, credit losses are affected by UAC's ability to realize on recoveries of repossessed vehicles, including, but not limited to, the market for used cars at any given time.

                    WEIGHTED AVERAGE LIFE OF THE CERTIFICATES

         Information regarding certain maturity and prepayment considerations about the certificates is described under "Weighted Average Life of the

Securities" in the accompanying prospectus. Because the rate of payment of principal of the certificates depends primarily on the rate of payment
(including voluntary prepayments and principal in respect of defaulted receivables and purchased receivables) of the principal balance of the receivables, final payment of each class of certificates could occur much earlier than the applicable final scheduled payment date. You will bear the risk of being able to reinvest early principal payments on the certificates at yields at least equal to the yield on your certificates.

         Prepayments on retail installment sale contracts, such as the receivables, can be measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Absolute Prepayment Model ("ABS"). The ABS model represents an assumed rate of prepayment each month relative to the original number of receivables in a pool. The ABS model further assumes that all of the receivables are the same size, amortize at the same rate and that each receivable will be paid as scheduled or will be prepaid in full. For example, in a pool of receivables originally containing 100 receivables, a 1% ABS rate means that one receivable prepays in full each month. The ABS model, like any prepayment model, does not claim to be either a historical description of prepayment experience or a prediction of the anticipated rate of prepayment.

         The tables on page S-__ have been prepared on the basis of certain assumptions, including that:

         o        the receivables prepay in full at the specified monthly ABS;

         o each scheduled payment on the receivables is made on the last day of each collection period and includes a full month of interest;

         o        distributions  on the  certificates  are  paid in cash on each payment date commencing ____________ and on the eighth calendar day of each subsequent month in accordance with the description set forth under "The Certificates -- Distributions on the Certificates;"

         o        the closing date occurs on ______________;

         o no defaults or delinquencies in the payment of any of the receivables occur;

         o none of the receivables are repurchased due to a breach of any representation or warranty or for any other reason;

         o the servicer exercises its rights with respect to the optional sale on the first possible payment date; and

         o the entire amount of funds deposited in the pre-funding account is used to purchase subsequent receivables.

The table indicates the projected weighted average life of each class of certificates and sets forth the percentage of the initial aggregate principal balance of each class of certificates that is projected to be outstanding after each of the payment dates shown at specified ABS percentages. The table also assumes that the receivables have been aggregated into five hypothetical pools with all of the receivables within each such pool having the characteristics described below:


                                                       Assumed       Weighted Average          Weighted Average
              Cutoff Date      Weighted Average        Cutoff        Remaining Term to         Original Term to
   Pool    Principal Balance    Contract Rate           Date       Maturity (in Months)      Maturity (in Months)
   ----    -----------------    -------------           ----       --------------------      --------------------
    1     $                                %
    2
    3
    4
    5
           -----------------    -------------           ----             --------------           ---------------
  Total   $                                %
          ==================    ============            ====             ==============
  ===============

         The information included in the following tables consists of forward-looking statements and involves risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The actual characteristics and performance of the receivables will differ from the assumptions used in constructing the tables on page S-19. We have provided these hypothetical illustrations using the assumptions listed above to give you a general illustration of how the principal balances of the certificates may decline. However, it is highly unlikely that the receivables will prepay at a constant ABS until maturity or that all of the receivables will prepay at the same ABS. In addition, the diverse terms of receivables within each of the five hypothetical pools could produce slower or faster rates of principal distributions than indicated in the table at the various specified ABS rates. Any difference between such hypothetical assumptions, the actual characteristics, performance and prepayment experience of the receivables will affect the percentages of initial aggregate principal balance of the certificates outstanding over time and the weighted average lives of the certificates.

       Important notice regarding calculation of the weighted average life and the assumptions upon which the tables on page S-__ are based

         The weighted average life of a certificate is determined by: (a) multiplying the amount of each principal payment on the applicable certificate by the number of years from the assumed closing date to the related payment date, (b) adding the results, and (c) dividing the sum by the related initial aggregate principal balance of such certificate.

         The tables on page S-__ have been prepared based on (and should be read in conjunction with) the assumptions described on pages S-__ and S__ (including the assumptions regarding the characteristics and performance of the receivables, which will differ from the actual characteristics and performance of the receivables).


      Percent of Initial Certificate Balance at Various ABS Percentages (1)

                                    Class A Certificates                           Class B Certificates
Payment Date          1.0%     1.4%     1.6%    1.8%     2.5%       1.0%     1.4%     1.6%    1.8%   2.5%
----------------------------------------------------------------------------------------------------------------
     closing date........      %        %        %       %        %          %        %        %       %        %
         ................      %        %        %       %        %          %        %        %       %        %
         ................      %        %        %       %        %          %        %        %       %        %
         ................      %        %        %       %        %          %        %        %       %        %
         ................      %        %        %       %        %          %        %        %       %        %
         ................      %        %        %       %        %          %        %        %       %        %
         ................      %        %        %       %        %          %        %        %       %        %

 Weighted Average Life (in years) .....

(1) See the important notice on page S-__ of this prospectus supplement regarding calculation of the weighted average life and the assumptions upon which these tables are based.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         Monthly Interest will be distributed to certificateholders on each payment date to the extent of the pass-through rate applied to the applicable certificate balance as of the preceding payment date or the closing date, as applicable (after giving effect to distributions of principal on such preceding payment date). See "The Certificates -- Distributions on the Certificates" in this prospectus supplement.

         Upon a full or partial prepayment on a receivable, certificateholders will receive interest for the full month of such prepayment either:

         (1)      through the distribution of interest paid on the receivables;

         (2)      from a withdrawal from the spread account; or

         (3)      by an advance from the servicer.

         Although the receivables will have different contract rates, the contract rate of each receivable generally will exceed the sum of:

         (1) the weighted average of the class A pass-through rate and the class B pass-through rate; and

         (2) the per annum rate used to calculate the monthly servicing fee.

         However, the contract rate on a small percentage of the receivables will be less than the foregoing sum. For such receivables, amounts on deposit in the yield supplement account will be used to cover resulting shortfalls with respect to Monthly Interest and the servicing fee. The availability of amounts on deposit in the yield supplement account reduces the likelihood that disproportionate rates of prepayments between receivables with higher and lower contract rates will affect the ability of the trust to distribute Monthly Interest to certificateholders. See "The Certificates -- Accounts."

Mandatory Repurchase

         If any pre-funded amount remains in the pre-funding account at the end of the pre-funding period, the trustee will pay such amount to the certificateholders on the payment date on or immediately following the last day of the pre-funding period. The trustee will pay the amount, which will be applied as a principal prepayment of the certificates, to the certificateholders pro rata, based on the initial principal amounts of the certificates held by the certificateholders.

                              THE DEPOSITOR AND UAC

         UAC currently acquires receivables from over 4,600 manufacturer franchised automobile dealerships in 38 states. UAC is an Indiana corporation, formed in December 1993 by UAC's predecessor, Union Federal Savings Bank of Indianapolis, to succeed to the predecessor's indirect automobile finance business, which the predecessor had operated since 1986. UAC began purchasing and originating receivables in April 1994. For the fiscal years ended June 30, 1996, 1997, 1998, and 1999, UAC and/or its predecessor acquired prime receivables aggregating $995 million, $1.1 billion, $945 million and $1.4 billion, respectively, representing an annual increase of 8%, an annual decrease of 12%, and an annual increase of 53%, respectively. Of the approximately $2.5 billion of receivables in the servicing portfolio of UAC (consisting of the principal balance of receivables held for sale and securitized receivables) at June 30, 1999, approximately 74.43% represented receivables on used cars and approximately 25.57% represented receivables on new cars. The depositor is a wholly-owned bankruptcy remote subsidiary of UAC.

                                THE CERTIFICATES

         The certificates will be issued pursuant to the pooling and servicing agreement. You may request a copy of the pooling and servicing agreement (without exhibits) by contacting the servicer at the address set forth under "Reports to Certificateholders" in this prospectus supplement. References to the relevant sections of the pooling and servicing agreement appear below in parentheses. We do not claim that the following summary is complete and this summary is subject to and qualified in its entirety by reference to the pooling and servicing agreement.

Sale and Assignment of Receivables; Subsequent Receivables

         We have described the conveyance of the initial receivables (1) from UAFC to the seller pursuant to the purchase agreement dated as of ____________, among UAFC, UAC and the seller and (2) from the seller to the trust pursuant to the pooling and servicing agreement in the accompanying prospectus under the heading "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables." In addition, during the funding period, UAFC will be obligated to sell to the seller and the seller will be obligated to sell to the trust, subsequent receivables having an aggregate principal balance equal to the pre-funded amount of approximately $_______________ to the extent that subsequent receivables are available.

         On each subsequent transfer date during the funding period, UAFC will sell and assign to the seller, and the seller will sell and assign to the trust, without recourse, their respective interests in the subsequent receivables. The subsequent receivables will be designated by UAFC as of the related subsequent cutoff date and identified in a schedule attached to a subsequent assignment instrument relating to such subsequent receivables. Such instrument will be executed and delivered on such subsequent transfer date by the seller for delivery to the trustee pursuant to the pooling and servicing agreement, subject to the conditions described below.

         Any conveyance of subsequent receivables is subject to the satisfaction of the following conditions, among others, on or before the related subsequent transfer date:

o each such subsequent receivable must satisfy the eligibility criteria specified in the pooling and servicing agreement and shall not have been selected from among such eligible receivables in a manner that
         UAFC or the seller deems adverse to the interests of the certificateholders;

o as of the related subsequent cutoff date, the receivables in the trust at that time, including the subsequent receivables to be conveyed by the seller as of such subsequent cutoff date, will satisfy the criteria described under "The Receivables Pool" in this prospectus supplement and under "The Receivables Pools" in the accompanying prospectus; and

o UAFC shall have executed and delivered to the seller, and the seller shall have executed and delivered to the trustee, a written assignment conveying such subsequent receivables to the seller and the trust, respectively (including a schedule identifying such subsequent receivables).

Moreover, any such conveyance of subsequent receivables will also be subject to the satisfaction of the following requirements within ____ days after the termination of the funding period:

o the seller must deliver certain opinions of counsel to the trustee and the rating agencies with respect to the validity of the conveyance of the subsequent receivables to the trust;

o the trustee shall have received written confirmation from a firm of certified independent public accountants that the receivables, including the subsequent receivables, satisfy the criteria described under "The Receivables Pool" in this prospectus supplement and under "The Receivables Pools" in the accompanying prospectus; and

o the rating agencies shall have notified the seller in writing that, following the addition of the subsequent receivables to the trust, the certificates will continue to be rated by such rating agencies in at least the same rating categories in which they were rated on the closing date.

Such confirmation of the ratings of the certificates may depend on factors other than the characteristics of the subsequent receivables, including the delinquency, repossession and net loss experience on the automobile, light duty truck and minivan receivables in the portfolio serviced by the servicer. UAC will immediately repurchase from the trustee, at a price equal to the Purchase amount thereof, any subsequent receivable that fails to satisfy any of the foregoing conditions subsequent.

         Subsequent receivables may be or may have been originated or acquired by UAC at a later date using credit criteria different from those that were applied to the initial receivables. See "The Receivables Pool" in this prospectus supplement.

Accounts

         In addition to the certificate account, the servicer will establish with the trustee for the benefit of the certificateholders the yield supplement account, the spread account and the payahead account.

         Yield Supplement Account. For each receivable on which the contract rate is less than the sum of (a) the weighted average of the class A pass-through rate and the class B pass-through rate and (b) the annual percentage rate at which the servicing fee is calculated with respect to the certificate balance for such receivable, on the closing date the seller will deposit into the yield supplement account an amount equal to the aggregate of such shortfall over the term of such receivables based on the scheduled payments of the receivables. We refer to the amount to be deposited in the yield supplement account as total yield supplement deposit. On each determination date, the servicer shall withdraw an amount to apply to distributions on the certificates on the related payment date equal to the scheduled shortfall for the previous collection period, or the yield supplement amount. The yield supplement account will be maintained by the trustee for the benefit of the certificateholders, but will not form part of the trust. (Section ___.)

         Spread Account. On the closing date, the trustee will establish the spread account, into which the seller will deposit an amount equal to ___% of the initial aggregate principal balance of the certificates. Thereafter, the amount held in the spread account will increase up to the required spread amount by the deposit of payments on the receivables not used to make payments to the certificateholders and the servicer for the monthly servicing fee and any permitted reimbursements of outstanding advances on any payment date. Although we intend for the amount on deposit in the spread account to grow over time to equal the required spread amount through monthly deposits of any excess collections on the receivables, we cannot assure you that such growth will actually occur. On each payment date, any amounts on deposit in the spread account, after the payment of any amounts owed to the certificateholders, in excess of the required spread amount will be distributed to the seller.

         Under the terms of the pooling and servicing agreement, the trustee will withdraw funds from the spread account to the extent available and transfer such funds to the certificate account for any deficiency of Monthly Interest or Monthly Principal as further described below under "-- Distributions on the Certificates."

         If the balance of the spread account is reduced to zero on any payment date, the trust will depend solely on current distributions on the receivables to make distributions of principal and interest on the certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the servicer may not recover the entire amount due on such receivables in the event of a repossession and resale of a financed vehicle securing a receivable in default. In such event, you may suffer a corresponding loss which will be borne first pro rata by the class B certificateholders, up to the aggregate principal balance of the class B certificates, and then pro rata by the class A certificateholders.

         Payahead Account. On the closing date, the servicer will establish a payahead account, in the name of the trustee on behalf of obligors on the receivables and the certificateholders. Payments on precomputed receivables will be deposited and held until they are withdrawn and applied as payments on the certificates. [Insert description of mechanism for determining the precomputed payment schedule for specific transaction.]


Subordination of the Class B Certificates

         The rights of the class B certificateholders to receive distributions with respect to the receivables will be subordinated to such rights of the class A certificateholders to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of timely receipt by the class A certificateholders of the full amount of interest and principal distributable to them on each payment date, and to afford the class A certificateholders limited protection against losses due to losses on the receivables.

         No distribution of interest will be made to the class B certificateholders on any payment date until the full amount of interest payable on the class A certificates on such payment date has been distributed to the class A certificateholders, and no distribution of principal will be made to the class B certificateholders on any payment date until the full amount of Class A Monthly Interest and Class A Monthly Principal payable on such payment date has been paid. Distributions of interest on the class B certificates will not be subordinated to distributions of principal of the class A certificates. Because the rights of the class B certificateholders to receive distributions of principal will be subordinated to the rights of the class A certificateholders to receive distributions of interest and principal, the class B certificates will be more likely than the class A certificates to suffer losses due to losses on the receivables. If the aggregate amount of losses on the receivables exceeds the amount on deposit in the spread account, class B certificateholders may not recover their initial investment in the class B certificates.

         The class A certificateholders are protected by the right of the class A certificateholders to receive distributions on the receivables before the class B certificateholders receive distributions, in the manner and to the extent described above. In addition, if there are delinquencies or losses on the receivables, the class A certificateholders may be protected by the funds, if any, on deposit in the spread account.

Advances

         With respect to each receivable delinquent more than 30 days at the end of a collection period, the servicer will make an advance in an amount equal to 30 days of interest but only if the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable. The servicer will deposit the advance in the certificate account on or before the determination date. The servicer will recover its advance from subsequent payments by or on behalf of the respective obligor, from insurance proceeds or, upon the servicer's determination that reimbursement from the preceding sources is unlikely, will recover its advance from any collections made on other receivables.

Distributions on the Certificates

         The servicer will deposit in the certificate account the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of precomputed receivables as described above under "--Accounts") received on all receivables with respect to the preceding collection period. The funds available for distribution on the next payment date ("Available Funds") will consist of:

         o        all payments on the simple interest receivables;

         o        the scheduled payments on precomputed receivables;

         o        the yield supplement amount for the related payment date;

         o the net amount to be transferred from the payahead account to the collection account for the related payment date;

         o        all advances for such collection period; and

         o the purchase amount for all receivables that became purchased receivables during the preceding collection period.

The servicer will determine the amount of funds necessary to make distributions of Monthly Principal and Monthly Interest to the certificateholders and to pay the monthly servicing fee to the servicer. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any payment date, after giving effect to payments of the monthly servicing fee and permitted reimbursements of outstanding advances to the servicer on such payment date, the servicer will withdraw amounts from the spread account, up to the amount on deposit in such account. If there remains a deficiency of Monthly Interest or Monthly Principal after such a withdrawal, the servicer will notify the trustee of the remaining deficiency.

         On each payment date, the trustee will apply or cause to be applied the Available Funds (plus any amounts withdrawn from the spread account) to make the following payments in the following priority:

         (a) without duplication, an amount equal to the sum of the amount of outstanding advances in respect of receivables (x) that became defaulted receivables during the prior collection period plus (y) that the servicer determines to be unrecoverable, to the servicer;

         (b) the monthly servicing fee, including any overdue monthly servicing fee, to the servicer, to the extent not previously distributed to the servicer;

         (c) pro rata, Class A Monthly Interest, including any overdue Class A Monthly Interest, to the class A certificateholders;

         (d) pro rata, Class B Monthly Interest, including any overdue Class B Monthly Interest, to the class B certificateholders;

         (e)      pro  rata, Class  A  Monthly   Principal,   to  the class  A
                  certificateholders;

         (f)      pro  rata, Class  B  Monthly   Principal,   to  the  class  B
                  certificateholders;

         (g) the amount of recoveries of advances (to the extent such recoveries have not previously been reimbursed to the servicer pursuant to clause (a) above), to the servicer;

         (h) the amount of liquidation proceeds on purchased receivables purchased by the servicer, to the servicer;

         (i) the amount of liquidation proceeds on purchased receivables repurchased by the seller, to the seller; and

         (j)      the balance into the spread account.

         After all distributions pursuant to clauses (a) through (j) above have been made for each payment date, the amount of funds remaining in the spread account on such date, if any, in excess of the required spread amount, will be distributed by the trustee to the seller. Any amounts so distributed to the seller will no longer be property of the trust and will not be available to make payments to you.

         "Class A Monthly Interest" means, (1) for the first payment date, the product of the following: (one-twelfth of the class A pass-through rate) multiplied by (the number of days from the closing date (assuming the month of the closing date has 30 days) through the day before the first payment date divided by 30) multiplied by (the aggregate principal balance of the class A certificates at the closing date) and (2) for any subsequent payment date, one-twelfth of the product of the class A pass-through rate and the aggregate principal balance of the class A certificates as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal required to be made on such preceding payment date).

         "Class A Monthly Principal" for any payment date will equal the amount necessary to reduce the aggregate principal balance of the class A certificates to ____% of the aggregate unpaid principal balances of the receivables on the last day of the preceding collection period; provided, however, that Class A Monthly Principal on the final scheduled payment date will equal the aggregate principal balance of the class A certificates on such date. For the purpose of determining Class A Monthly Principal, the unpaid principal balance of a defaulted receivable or a purchased receivable is deemed to be zero on and after the last day of the collection period in which such receivable became a defaulted receivable or a purchased receivable.

         "Class B Monthly Interest" means, (1) for the first payment date, the product of the following: (one-twelfth of the class B pass-through rate) multiplied by (the number of days from the closing date (assuming the month of the closing date has 30 days) through the day before the first payment date divided by 30) multiplied by (the aggregate principal balance of the class B certificates at the closing date) and (2) for any subsequent payment date, one-twelfth of the product of the class B pass-through rate and the aggregate principal balance of the class B certificates as of the immediately preceding payment date (after giving effect to any distribution of Monthly Principal required to be made on such preceding payment date).

         "Class B Monthly Principal" for any payment date will equal the amount necessary to reduce the aggregate principal balance of the class B certificates to ____% of the sum of the aggregate unpaid principal balances of the receivables on the last day of the preceding collection period; provided, however, that Class B Monthly Principal on the final scheduled payment date will equal the aggregate principal balance of the class B certificates on such date. For the purpose of determining Class B Monthly Principal, the unpaid principal balance of a defaulted receivable or a purchased receivable is deemed to be zero on and after the last day of the collection period in which such receivable became a defaulted receivable or a purchased receivable.

         A defaulted receivable for any collection period is any receivable as to which any of the following has occurred: (1) any payment, or part thereof, in excess of $10 is 120 days or more delinquent as of the last day of such collection period; (2) the financed vehicle that secures the receivable has been repossessed; or (3) the receivable has been determined to be uncollectable in accordance with the servicer's customary practices on or prior to the last day of such collection period; provided, however, that any receivable which the seller or the servicer is obligated to repurchase or purchase pursuant to the pooling and servicing agreement shall be deemed not to be a defaulted receivable.

         "Monthly Interest" for any payment date will equal the sum of the Class A Monthly Interest and the class B Monthly Interest.


         As an administrative convenience, the servicer will be permitted to make the deposit of collections and aggregate advances and purchase amounts for a purchased or repurchased receivables for or with respect to the collection period, net of distributions to be made to the servicer or seller with respect to the collection period. The servicer, however, will account to the trustee and to the certificateholders as if all deposits and distributions were made individually.

         The following chart sets forth an example of the application of the foregoing provisions to the first payment date on _________________:

__________________ .....................Collection Period. The servicer receives monthly payments, prepayments, and other
                                        proceeds  in respect of the  receivables
                                        and  deposits  them  in the  collection
                                        account.  The  servicer  may  deduct the
                                        monthly    Servicing   fee   from   such
                                        deposits.

__________________......................Determination  Date.  The  determination date is the second  business  day before
                                        the  payment  date.  On or  before  this
                                        date,   the   servicer    delivers   the
                                        servicer's certificate setting forth the amounts to be distributed on the payment date and notifying the trustee of any deficiencies.

__________________  ....................Record   Date.   Distributions   on  the
                                        payment    date    are    made   to
                                        certificateholders   of  record  at  the
                                        close of business on this date.

__________________......................Payment  Date.  The payment  date is the eighth  calendar day of the month, or if
                                        such  day is  not a  business  day,  the
                                        first  business  day   thereafter.   The
                                        trustee  withdraws funds from the spread
                                        account,  if  necessary,  to pay Monthly
                                        Principal   and   Monthly   Interest  to
                                        certificateholders  as described in this
                                        prospectus   supplement.   The   trustee
                                        distributes    to     certificateholders
                                        amounts   payable   in  respect  of  the
                                        certificates   and  pays   the   monthly
                                        servicing   fee   to  the   extent   not
                                        previously paid.

                          REPORTS TO CERTIFICATEHOLDERS

       Unless and until definitive certificates are issued (which will occur only under the limited circumstances described in this prospectus supplement), ____________________________, as trustee, will provide monthly and annual statements concerning the trust and the certificates to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the certificates may be obtained by contacting the servicer at Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, Indiana 46219 (telephone (317) 231-7939).

                              ERISA CONSIDERATIONS

         Subject to the considerations set forth under "ERISA Considerations" in the accompanying prospectus, the class A certificates may be eligible for purchase by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Benefit Plan must determine that the purchase of a class A certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the class A certificates under ERISA, see "ERISA Considerations" in the accompanying prospectus.

       Benefit Plans should not purchase class B certificates because the class B certificates are subordinate to the class A certificates.

                                  UNDERWRITING

         Under the terms and subject to the conditions set forth in the underwriting agreement for the sale of the certificates, dated ______________, the seller has agreed to sell and each of the underwriters named below severally agreed to purchase the principal amount of the certificates set forth below its name below:

                         Principal Amount of              Principal Amount of
Underwriters            Class A Certificates             Class B Certificates
------------            --------------------             --------------------
                       $                              $

                       $                              $

         Total         $                              $

         In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the certificates offered by the seller.

         The underwriters propose to offer part of the certificates directly to you at the prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of _____% of the denominations of the class A certificates or _____% of the denominations of the class B certificates. The underwriters may allow and such dealers may reallow a concession not in excess of _____% of the denominations of the class A certificates or _____% of the denominations of the class B certificates.

         The seller and UAC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

         The underwriters tell us that they intend to make a market in the certificates, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the certificates and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the certificates.

         In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the class A certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

         In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the seller, UAC and their affiliates.

         The seller will receive proceeds of approximately $_____________ from the sale of the class A certificates (representing approximately _____________% of the principal amount of the class A certificates) after paying the underwriting discount of $_____________ (representing approximately _____________% of the principal amount of the class A certificates), and approximately $_____________ from the sale of the class B certificates (representing approximately _____________% of the principal amount of the class B certificates) after paying the underwriting discount of $_____________ (representing approximately _____________% of the principal amount of the class B certificates). Additional offering expenses are estimated to be $-------------.

                                 LEGAL OPINIONS

         Certain legal matters relating to the certificates will be passed upon for the seller by Barnes & Thornburg, Indianapolis, Indiana, and for the Underwriters by Cadwalader, Wickersham & Taft. Certain federal income tax consequences with respect to the certificates will be passed upon for the seller by Cadwalader, Wickersham & Taft.

                            INDEX OF PRINCIPAL TERMS

         We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

ABS ........................................................           S-22
Available Funds ............................................           S-31
Benefit Plan ...............................................           S-35
Class A Monthly Interest....................................           S-33
Class A Monthly Principal ..................................           S-33
Class B Monthly Interest....................................           S-33
Class B Monthly Principal ..................................           S-33
Code .......................................................           S-35
ERISA ......................................................           S-35
Monthly Interest ...........................................           S-34
Monthly Principal ..........................................           S-33
UAC ........................................................           S-5
UAFC .......................................................           S-8

                               [BASE PROSPECTUS]


PROSPECTUS

                                UACSC Auto Trusts
                             Asset Backed Securities

                         UAC Securitization Corporation,
                                     seller

                          Union Acceptance Corporation,
                                    servicer

The trusts--

         o A new trust will be formed to issue each series of asset backed securities.

         o The primary assets of each trust will be a pool of new and used automobile retail installment sale and installment loan contracts secured by new and used vehicles.

         o Each trust will hold security or ownership interests in the vehicles financed under the trust's receivables, any proceeds from claims on certain related insurance policies, amounts on deposit in the trust accounts identified in the related prospectus supplement and any credit enhancement arrangements specified in the related prospectus supplement.

         o If specified in the related prospectus supplement, the trust will own funds on deposit in a pre-funding account which will be used to purchase additional receivables during the period specified in the related prospectus supplement.

The offered securities--

         o will represent beneficial interests in or obligations of the related trust;

         o        will be paid only from the assets of the related trust;

         o will be rated by one or more nationally recognized rating agencies on the related closing date;

         o        may benefit from one or more forms of credit enhancement; and

         o will be issued as part of a designated series, which will include one or more classes of notes and/or certificates.

         Consider carefully the risk factors beginning on page 10 in this prospectus.

         The securities of a given series represent beneficial interests in or obligations of the related trust only. Such securities do not represent obligations of or interests in, and are not guaranteed or insured by UAC Securitization Corporation, Union Acceptance Corporation or any of their affiliates.

         This prospectus may be used to offer and sell any series of securities only if accompanied by the related prospectus supplement.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


             The date of this prospectus is _______________________.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
                PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT


         We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (2) the related prospectus supplement, which will describe the specific terms of your series of securities, including:

o        the timing of interest and principal payments;

o        the priority of interest and principal payments;

o        financial and other information about the receivables;

o        information about credit enhancement for each class;

o        the ratings of each class; and

o        the method for selling the securities.

         If the  descriptions of a particular  series of securities vary between
this  prospectus  and  the  prospectus  supplement,   you  should  rely  on  the
information in the prospectus supplement.

         You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with any additional or different information. The information in the related prospectus supplement is only accurate as of the date of the related prospectus supplement. We are not offering the securities in any state where the offer is not permitted.

         We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

         In this prospectus and in any related prospectus supplement, "we" refers to the seller, UAC Securitization Corporation, and "you" refers to any prospective investor in the securities.

                               TABLE OF CONTENTS

SUMMARY OF TERMS..................................   4
RISK FACTORS......................................  10
   If the Trust Does Not Have a Perfected
     Security Interest in a Financed Vehicle,
     It May Not Be Able to Collect on the
     Receivable...................................  10
   If a Receivables Transfer Is Not a Sale,
     the Insolvency of UAC or Its Affiliates
     Could Reduce Payments to You.................  10
   UAC and Its Affiliates Have Limited
     Obligations to Make Payments to the

      Trusts......................................  11
   Each Trust Will Have Limited Assets ...........  12
   Payments on Some Securities May Be
     Subordinated to Payments on

     Other Securities.............................  12
   Rapid Prepayments May Reduce Your
     Anticipated Yield............................  12
     Indirect Exercise of Rights Due to
     Book-Entry Registration......................  13
   Pre-Funding May Reduce Your

     Anticipated Yield............................  13
THE TRUSTS........................................  15
   The Owner Trustee and the
     Indenture Trustee............................  16
THE RECEIVABLES POOLS.............................  16
   General........................................  16
   Underwriting Procedures........................  17
   Allocation of Payments.........................  17
   Delinquencies, Repossessions
     and Net Losses...............................  18
WEIGHTED AVERAGE LIFE OF
   THE SECURITIES.................................  18
POOL FACTORS AND OTHER POOL
   INFORMATION....................................  19
USE OF PROCEEDS...................................  19
UNION ACCEPTANCE CORPORATION
   AND AFFILIATES.................................  20
   UAC Finance Corporation........................  20
   Union Acceptance Funding Corporation...........  20
   UAFC Corporation, UAFC-1 Corporation
     and UAFC-2 Corporation.......................  20
   UAC Securitization Corporation.................  20
DESCRIPTION OF THE SECURITIES.....................  21
   General........................................  21
   Payments of Principal and Interest.............  21
   Book-Entry Registration........................  21
   Definitive Securities..........................  23
   Statements to Securityholders..................  23
   List of Securityholders........................  24
DESCRIPTION OF THE TRANSFER AND
   SERVICING AGREEMENTS...........................  24
   Sale and Assignment of Receivables.............  24
   Sale and Assignment of Subsequent
     Receivables..................................  25
   Accounts.......................................  26
   Servicing Procedures...........................  28
   Collections....................................  29
   Advances.......................................  29
   Servicing Compensation and
     Payment of Expenses..........................  29
   Payments and Distributions.....................  30
   Credit Enhancement.............................  30
   Evidence of Compliance.........................  31
   Certain Matters Regarding the Servicer.........  31
   Servicer Defaults..............................  32
   Rights Upon Servicer Default...................  32
   Waiver of Past Defaults........................  32
   Amendment......................................  33
   Termination....................................  33
THE INDENTURE.....................................  33
   Default under the Indenture....................  34
   Certain Covenants..............................  35
   Satisfaction and Discharge of Indenture........  35
   Modification of Indenture......................  35
CERTAIN LEGAL ASPECTS OF
   THE RECEIVABLES................................  36
   Security Interest in Vehicles..................  36
   Repossession...................................  38
   Notice of Sale; Redemption Rights..............  38
   Deficiency Judgments and
     Excess Proceeds..............................  38
   Consumer Protection Laws.......................  39
   Other Limitations..............................  40
   Bankruptcy Matters.............................  40
FEDERAL INCOME TAX
   CONSEQUENCES...................................  40
FASITs ...........................................41
TRUSTS TREATED AS
   PARTNERSHIPS...................................  41
   Tax Characterization of the Trust
     as a Partnership.............................  41
   Tax Consequences to Holders

     of the Notes ................................  41
   Tax Consequences to Holders of the
     Certificates.................................  43
TRUSTS TREATED AS GRANTOR
   TRUSTS.........................................  47
   Tax Characterization of Grantor Trusts.........  47
ERISA CONSIDERATIONS..............................  51
PLAN OF DISTRIBUTION..............................  53
LEGAL MATTERS.....................................  53
WHERE YOU CAN FIND MORE INFORMATION...............  53
INDEX OF PRINCIPAL TERMS..........................  54

                                SUMMARY OF TERMS

o This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus and the accompanying prospectus supplement.

o The definitions of and references to capitalized terms used in this prospectus can be found on the pages indicated in the "Index of Principal Terms" on page 54 of this prospectus.

Issuer

The issuer with respect to any series of notes and/or certificates will be a trust. If the trust issues notes and certificates, the trust will be formed under a trust and servicing agreement between the seller, the servicer and the owner trustee. If the trust only issues certificates, the trust will be formed under a pooling and servicing agreement among the seller, the servicer and the trustee.

Seller

UAC Securitization Corporation will be the seller in connection with each trust. The seller's principal executive offices are located at 9240 Bonita Beach Road, Suite 1109-A, Bonita Springs, Florida 34135, and its telephone number is (941) 948-1850.

Servicer

Union Acceptance Corporation ("UAC") will be the servicer of each trust. The servicer's principal executive offices are located at 250 North Shadeland Avenue, Indianapolis, Indiana 46219, and its telephone number is (317) 231-2717.

Trustee

The trustee or owner trustee will be specified in the prospectus supplement for each trust.

Indenture Trustee

The indenture trustee with respect to any series of securities that includes one or more classes of notes will be the indenture trustee specified in the related prospectus supplement.

The Notes

A series of securities issued by a trust may include one or more classes of notes. Each class of notes of a series will be issued under an indenture between the applicable trust and the related indenture trustee. We will specify in the related prospectus supplement which class or classes of notes, if any, will be offered in connection with the issuance of a series.

Generally, each class of notes will have a stated note principal balance specified in the related prospectus supplement and the notes will accrue interest on the stated note principal balance at a specified rate. Each class of notes may have a different interest rate, which may be fixed, variable, adjustable, or any combination of fixed, variable and adjustable. We will specify the interest rate for each class of notes or the method for determining such interest rate in the related prospectus supplement. In the related prospectus supplement we will specify the timing and amount of principal payments or the method for determining the timing and amount of principal payments of each class of notes.

If a series includes two or more classes of notes, as specified in the related prospectus supplement, each class may differ as to:

         o        timing and/or priority of payments;

         o        seniority and/or allocation of payments and losses;

         o        calculation and rate of interest;

         o        amount of payments of principal or interest;

         o dependence of payments upon the occurrence of specified events or upon collections from certain designated receivables; and

         o        any combination of the above.

The Certificates

A series of securities issued by a trust may include one or more classes of certificates. We will issue each class of certificates of a series pursuant to the related trust and servicing agreement or pooling and servicing agreement. We will specify in the related prospectus supplement which class or classes of certificates, if any, of the related series are being offered for sale. Generally, each class of offered certificates will have a stated certificate principal balance and will accrue interest on such class certificate balance at a specified pass-through rate. See "Description of the Securities -- Payments of Principal and Interest."

The pass-through rate applicable to each class of certificates may be fixed, variable, adjustable or any combination of fixed, variable and adjustable.

We will specify the pass-through rate or the method for determining the applicable pass-through rate for each class of certificates in the related prospectus supplement. A series of certificates may include two or more classes of certificates that may differ as to:

         o        timing and/or priority of distributions;

         o        seniority and/or allocations of distributions and losses;

         o        calculation and pass-through rate of interest;

         o        amount of distributions in respect of principal or interest;

         o dependence of payments upon the occurrence of specified events or upon collections from certain designated receivables; or

         o        any combination of the above.

Strip Securities

If provided in the related prospectus supplement, a series may include one or more classes of strip notes or strip certificates entitled to:

         o        interest  payments  with   disproportionate,   nominal  or  no
                  principal payments or

         o        principal  payments  with  disproportionate,   nominal  or  no
                  interest payments.

Book Entry Securities

We expect that the securities will be available in book-entry form only and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one security of each class may be issued in such denomination as is required to include any residual amount. You will be able to receive definitive securities only in the limited circumstances described elsewhere in this prospectus or in the related prospectus supplement. See "Description of the Securities -- Definitive Securities."

Prepayment of Securities Due to Purchase

To the extent provided in the related prospectus supplement, the servicer or another entity will be entitled to purchase the receivables from a trust or to cause such receivables to be purchased by another entity when the outstanding principal balance of the receivables or a class of securities has declined below a specified level. If the servicer or any such other entity exercises any such option to purchase the receivables, the trust will prepay the outstanding securities. See "Description of the Transfer and Servicing Agreements -- Termination." In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account for the purchase of receivables for a specified funding period after the closing date, one or more classes of securities may be subject to a partial prepayment of principal following the end of the funding period, in the manner and to the extent specified in the related prospectus supplement. See "Description of the Transfer and Servicing Agreements -- Accounts -- Pre-Funding Account."

The Trust Property

Unless the related prospectus supplement specifies otherwise, the property of each trust will include:

         o a pool of simple interest and precomputed interest installment sale and installment loan contracts secured by new and used vehicles;

         o certain amounts due or received from the receivables after the cutoff date specified in the related prospectus supplement;

         o security interests in the vehicles financed through the receivables;

         o any right to recourse UAC has against the dealers who sold the financed vehicles;

         o        proceeds from claims on certain insurance policies;

         o certain rights under the related purchase agreement to cause UAC to repurchase receivables affected materially and adversely by breaches of the representations and warranties of UAC; and

         o        all proceeds of the above.

The property of each trust also will include amounts on deposit in, or certain rights with respect to, certain accounts, including the related collection account and any pre-funding account, spread account (or cash collateral account), payment account, yield supplement account or any other account identified in the applicable prospectus supplement. See "Description of the Transfer and Servicing Agreements -- Accounts."

The receivables arise, or will arise, from:

(1) motor vehicle installment sale contracts that were originated by dealers for assignment to UAC (directly or through UAC Finance Corporation, a wholly-owned subsidiary of UAC ("UACFC"), or Union Federal Savings Bank of Indianapolis, UAC's predecessor and parent corporation before August 7, 1995) or

(2) motor vehicle loan contracts that were solicited by dealers for origination by UAC, UACFC or UAC's predecessor.

One or more of UAFC Corporation, UAFC-1 Corporation or UAFC-2 Corporation (each, a "Funding Subsidiary") will sell all the receivables to be included in a trust to the seller. Then, the seller will transfer the receivables to the trust.

Immediately after UAC originates or otherwise acquires the automobile receivable contracts, UAC sells the receivables to its subsidiary, Union Acceptance Funding Corporation ("UAFC"), which subsequently sells the receivables to one of the Funding Subsidiaries. From time to time, UAC repurchases from the Funding Subsidiaries or the trusts receivables which are modified to provide a different monthly payment or longer term to maturity or a different contract rate of interest. Any modified receivables to be included in a trust with other receivables will be sold by UAC to UAFCC for subsequent resale to the seller pursuant to the purchase agreement.

Payment of the amount due to the registered lienholder under each receivable is secured by a first perfected security interest in the related financed vehicle. UAFC, UAC, UACFC or UAC's predecessor is or will be the registered lienholder on the certificate of title of each of the financed vehicles.

The receivables for each receivables pool will be selected from the automobile receivable portfolio of one or more of the Funding Subsidiaries or, in the case of any modified receivables to be included in the trust, UAC, based on the criteria specified in the related trust and servicing agreement or pooling and servicing agreement and described in this prospectus under "The Receivables
Pools," "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables" and " -- Sale and Assignment of Subsequent Receivables," and in the related prospectus supplement under "The Receivables Pool."

On the date a series of securities is issued, the seller will convey receivables to the related trust in the aggregate principal amount provided in the related prospectus supplement.

Pre-Funded Receivables

With respect to any series of securities, the trust may agree to purchase additional receivables from the seller following the date on which the trust is established and the related securities are issued. See "Description of the Transfer and Servicing Agreements -- Accounts -- Pre-Funding Account." We will describe any such pre-funding arrangement in the related prospectus supplement.

Credit Enhancement

A trust may provide any one or more of the following forms of credit enhancement for one or more class or classes of securities to the extent described in the related prospectus supplement:

         o subordination of one or more other classes of securities of the same series,

         o        spread accounts (or cash collateral accounts),

         o        yield supplement accounts,

         o        insurance policies,

         o        surety bonds,

         o        letters of credit,

         o        credit or liquidity facilities,

         o        over-collateralization,

         o        guaranteed investment contracts,

         o        swaps or other interest rate protection agreements,

         o        repurchase obligations,

         o other agreements providing third-party payments or other support,

         o        cash deposits, or

         o        any other arrangements described in the prospectus supplement.

We will describe any form of credit enhancement, including any limitations and exclusions from coverage, with respect to a trust or class or classes of securities in the related prospectus supplement.

Transfer and Servicing Agreements

Each Funding Subsidiary will sell the receivables to the seller without recourse, pursuant to the related purchase agreement among UAC, the Funding Subsidiary and the seller. If the trust will issue one or more classes of notes, the trust will pledge the receivables and the trust's property to the indenture trustee as collateral for repayment of the notes. In addition, the servicer will agree in the related trust and servicing agreement or pooling and servicing agreement to service, manage, maintain custody of and make collections on the related receivables.

Unless otherwise provided in the related prospectus supplement, the servicer will advance funds to cover 30 days of interest due on any receivable that is more than 30 days delinquent. The servicer will make such an advance only if the servicer expects to recover such advance from subsequent payments on the receivable. Advances by the servicer will increase the funds available for distributions to securityholders on a payment date, but the servicer will recover such advances from subsequent payments of the receivables or, to the extent set forth in the related prospectus supplement, from insurance proceeds or withdrawals from any spread account or other available credit enhancement. See "Description of the Transfer and Servicing Agreements -- Advances."

Repurchase of Receivables by UAC or the Servicer

UAC must repurchase from the trust any receivable in which the interest of such trust is materially and adversely affected by a breach of any representation or warranty made by UAC and/or the applicable Funding Subsidiary in the related purchase agreement, unless such breach is cured in a timely manner following the discovery by or notice to UAC.

In addition, the servicer must purchase any receivable if:

         (1) among other things, without being ordered to do so by a bankruptcy court or otherwise being mandated by law, the servicer:

                  o reduces the rate of interest under the related receivable contract,

                  o changes the amount of the scheduled monthly payments or the amount financed, or

                  o fails to maintain a perfected security interest in the related financed vehicle,

         and

         (2) the interest of the securityholders in such receivable is materially and adversely affected by such action or failure to act of the servicer.

If the servicer extends the date for final payment by the obligor on the related receivable beyond the latest final scheduled maturity date for any class specified in the related prospectus supplement, the servicer must purchase the receivable on such final scheduled maturity date. Except as described above, none of UAC, the applicable Funding Subsidiary, the trust or the seller will have any other obligation with respect to the receivables or the securities. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

The servicer will receive a monthly fee for servicing the receivables of each trust. The monthly servicing fee will be equal to (1) the monthly servicing fee rate multiplied by (2) the aggregate principal balance of the receivables pool as of the beginning of the related collection period. In addition, the servicer will receive certain late fees, prepayment charges and other administrative fees or similar charges. The servicer may also receive investment earnings from certain accounts and other cash flows with respect to a trust. See "Description of the Transfer and Servicing Agreements -- Servicing Compensation and Payment of Expenses."

Certain Legal Aspects of the Receivables; Repurchase Obligations

In connection with the sale of receivables by a Funding Subsidiary to the seller, by the seller to a trust, and, in the case of a series of notes issued by the trust, the pledge of the receivables and the trust's property to the indenture trustee, security interests in the related financed vehicles will be assigned by the Funding Subsidiary to the seller, by the seller to the trust and, if applicable, by the trust to the indenture trustee. However, the certificates of title to such financed vehicles will not be amended to reflect the assignments to the seller or to the trust, or the grant to the indenture trustee. In the absence of such amendments, the trust or the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables in some states.

Unless otherwise specified in the related prospectus supplement, UAC must repurchase from a trust any receivable sold to such trust as to which all action necessary to secure a first perfected security interest in the related financed vehicle in the name of UAFC, UAC, UACFC or UAC's predecessor has not been taken as of the date such receivable is purchased by such trust, if:

         (1) such breach materially and adversely affects the interest of the related securityholders in such receivable, and

         (2) such breach is not cured by the end of the second month following the discovery by or notice to UAC of such breach.

If a trust or the indenture trustee does not have a perfected security interest in a financed vehicle, it may not be able to enforce its rights to repossess or otherwise collect on the financed vehicle. If the trust or the indenture trustee has a perfected security interest in the financed vehicle, the trust or the indenture trustee will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests. However, a trust or indenture trustee could lose its security interest or the priority of its security interest in a financed vehicle due to liens for repairs of financed vehicles due to liens for unpaid taxes by the related obligor, or through fraud or negligence of a third party. None of the seller, UAFC, UAC, UACFC or UAC's predecessor will be required to repurchase a receivable with respect to which a trust or indenture trustee loses its security interest or the priority of its security interest in the related financed vehicle after the closing date as a result of any such mechanic's lien, tax lien or the fraud or negligence of a third party.

Creditors such as UAC and UACFC are required to comply with federal and state consumer protection laws in connection with originating, purchasing and collecting consumer debt such as the receivables. Certain of these laws provide that an assignee of such a receivable (such as a trust or an indenture trustee) is liable to the related obligor for any violation of such laws by the creditor. Unless otherwise specified in the related prospectus supplement, UAC must repurchase from the trust any receivable that fails to comply with the requirements of such consumer protection laws on the closing date if:

         (1) such failure materially and adversely affects the interests of the related securityholders in such receivable; and

         (2) such breach is not cured by the end of the second month following the discovery by or notice to UAC of such breach.

UAC must repurchase any such receivable for which there is an uncured breach on or before the date that such breach is required to be cured. See "Certain Legal Aspects of the Receivables."

Tax Considerations

If the prospectus supplement does not specify that the related trust will be treated as a grantor trust, upon the issuance of a series of securities, special federal tax counsel to such trust identified in the related prospectus supplement will deliver an opinion to the effect that:

     o any notes of such series will or, if so specified in the related prospectus supplement, should be characterized as debt, or may be characterized as either debt or equity for federal income tax purposes; and

     o such trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

If a prospectus supplement specifies that the related trust is a grantor trust, federal tax counsel will deliver an opinion to the effect that such trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. See "Federal Income Tax Consequences" for additional information regarding the application of federal tax laws to a trust and the related securities.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement and unless otherwise provided therein, any securities that meet certain U. S. Department of Labor requirements are eligible for purchase by employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Notes that are treated as indebtedness under applicable local law and which have no substantial equity features may be acquired by such employee benefit plans, if certain representations are made on behalf of such plans. Certificates might or might not be eligible for purchase by employee benefit plans subject to ERISA. However, a class of certificates that is subordinated to any other class of certificates of the same series may not be acquired by any such employee benefit plan subject to ERISA or an individual retirement account, unless limits are placed on the aggregate number of certificates such plans and individual retirement accounts can purchase and hold. The related prospectus supplement will indicate if we do not believe a class of securities is eligible for purchase by such plans. See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Ratings

To the extent described in the related prospectus supplement, the securities must be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the securities because a rating does not comment as to market price or suitability for a particular investor. Ratings of securities address the likelihood of the payment of principal and interest on the securities pursuant to their terms. We cannot assure you that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. For more detailed information regarding the ratings assigned to any class of securities of a particular series, see "Summary of Terms -- Ratings" and "Risk Factors -- A Change in the Note Ratings May Adversely Affect the Notes" in the related prospectus supplement.

                                  RISK FACTORS

         You should carefully consider the risk factors set forth below before purchasing any securities of any series.

If the Trust Does Not Have a Perfected
Security Interest in a Financed
Vehicle, It May Not Be Able to Collect
on the Receivable                     Simultaneously    with    each   sale   of
                                      receivables,  one or more  of the  Funding
                                      Subsidiaries  will  assign to the  seller,
                                      the  seller  will  assign  to the  related
                                      trust,  and,  in the case of a  series  of
                                      notes issued by the trust,  the trust will
                                      pledge to the indenture trustee,  security
                                      interests   in   the   related    financed
                                      vehicles. Due to administrative burden and
                                      expense,   however,  the  certificates  of
                                      title to such  financed  vehicles will not
                                      be amended to reflect the  assignments  to
                                      the  seller,  the  trust or the  indenture
                                      trustee.    In   the   absence   of   such
                                      amendments,   a  trust  or  the  indenture
                                      trustee may not have a perfected security interest in such financed vehicles in some states.

                                      If a trust or the  indenture  trustee does
                                      not have a perfected  security interest in
                                      a financed vehicle,  it may not be able to
                                      enforce   its  rights  to   repossess   or
                                      otherwise collect on such financed vehicle
                                      in the event of a default by the  obligor.
                                      As  such,   the  trust  or  the  indenture
                                      trustee may be adversely  affected by such
                                      failure.  If the trust's or the  indenture
                                      trustee's  security interest in a financed
                                      vehicle  is  perfected,  the  trust or the
                                      indenture  trustee will have a prior claim
                                      over   subsequent   purchasers   of   such
                                      financed    vehicle    and    holders   of
                                      subsequently perfected security interests.
                                      However,   the  trust  or  the   indenture
                                      trustee  could lose its security  interest
                                      or the priority of its  security  interest
                                      in a  financed  vehicle  due to liens  for
                                      repairs of such financed  vehicle,  due to
                                      liens  for  taxes  unpaid  by the  related
                                      obligor or through the fraud or negligence
                                      of a  third  party.  None  of the  seller,
                                      UAFC, UAC, UACFC or UAC's predecessor will
                                      have  any   obligation   to  repurchase  a
                                      receivable  in respect of which a trust or
                                      the  indenture  trustee loses its security
                                      interest or the  priority of its  security
                                      interest in the related  financed  vehicle
                                      as the result of any such mechanic's lien,
                                      tax lien or fraud or negligence  occurring
                                      after the date such security  interest was
                                      conveyed  to the  trust  or the  indenture
                                      trustee. See "Certain Legal Aspects of the
                                      Receivables   --   Security   Interest  in
                                      Vehicles"   and   "--Consumer   Protection
                                      Laws."

If a Receivables Transfer Is Not a
Sale, the Insolvency of UAC or Its
Affiliates Could Reduce Payments
to You UAC and the applicable Funding Subsidiary will warrant to the seller in each purchase agreement that the sales of the receivables by the Funding Subsidiary to the seller, and by the seller to the related trust, respectively, are valid sales of the receivables to the seller and to such trust. The benefit of such warranty will be assigned by the seller to each trust in the related trust and servicing agreement or pooling and servicing agreement and further, in the case of a series of notes issued by the related trust, will be assigned by the related trust to the indenture trustee. However, the interest of the trust or the indenture trustee could be affected by the insolvency of UAC or its affiliates as follows:

                                      (1)  If  UAC,   UACFC,   UAFC,  a  Funding
                                           Subsidiary  or the  seller  becomes a
                                           debtor  in a  bankruptcy  case  and a
                                           creditor or  trustee-in-bankruptcy of
                                           such  debtor  or such  debtor  itself
                                           claims  that the sale of  receivables
                                           to  the  seller  or  such  trust,  as
                                           applicable,  constitutes  a pledge of
                                           such  receivables to secure a loan by
                                           such    debtor,    then   delays   in
                                           distributions  on the  receivables to
                                           securityholders  could occur.  If the
                                           court  rules  in  favor  of any  such
                                           bankruptcy   trustee,   creditor   or
                                           debtor,   then   reductions   in  the
                                           amounts   of  such   payments   could
                                           result.

                                      (2)  If the transfer of receivables to the
                                           seller or any trust is  treated  as a
                                           pledge  rather than a sale,  a tax or
                                           government  lien on the  property  of
                                           the applicable  Funding Subsidiary or
                                           the   seller   arising   before   the
                                           transfer of such  receivables to such
                                           trust  may have  priority  over  such
                                           trust's interest in such receivables.

                                      However,  if the transfers of  receivables
                                      from  UAC  and  the   applicable   Funding
                                      Subsidiary  to the  seller  and  from  the
                                      seller to the trust are  treated as sales,
                                      the receivables  would not be part of such
                                      Funding   Subsidiary's   or  the  seller's
                                      bankruptcy   estate   and   would  not  be
                                      available  to  creditors  of  the  Funding
                                      Subsidiary  or the  seller.  See  "Certain
                                      Legal  Aspects  of  the   Receivables   --
                                      Bankruptcy Matters."

UAC and its Affiliates Have Limited
Obligations to Make Payments
to the Trusts                         Generally,  none of the seller, UAFC, UAC,
                                      UACFC   or   UAC's   predecessor   on  the
                                      certificates  of  title  to  the  financed
                                      vehicles (or any of their affiliates) will
                                      be  obligated  to make any  payments  to a
                                      trust in respect of the related securities
                                      or receivables.  The limited circumstances
                                      under  which UAC will be  required to make
                                      payments  to  a  trust   relate  to  UAC's
                                      obligation  to  repurchase  from the trust
                                      any receivables  with respect to which UAC
                                      has  breached  any   representations   and
                                      warranties made in the purchase agreements
                                      and such breach  materially  and adversely
                                      affects  the  trust's   interest  in  such
                                      receivable. In addition, UAC, as servicer,
                                      may be required  to  purchase  receivables
                                      from a trust under  certain  circumstances
                                      set  forth  in  the  trust  and  servicing
                                      agreement  or the  pooling  and  servicing
                                      agreement.   See   "Description   of   the
                                      Transfer and Servicing Agreements --Sale and Assignment of Receivables" and "--
                                      Servicing Procedures."

Each Trust Will Have Limited Assets   None of the trusts  will have  significant
                                      assets or sources of funds  other than the
                                      related  receivables  and,  to the  extent
                                      provided   in   the   related   prospectus
                                      supplement,  a pre-funding account, spread
                                      account, yield supplement account or other
                                      form of credit enhancement. The securities
                                      of each series will represent  obligations
                                      of or interests in the related  trust only
                                      and will not represent  obligations  of or
                                      interests  in, or be insured or guaranteed
                                      by,  any of the  lienholders  named on the
                                      certificates  of  title,   the  applicable
                                      trustees    or    any    other     entity.
                                      Consequently, you must rely for repayment upon payments on the related receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related prospectus supplement.

Payments on Some Securities May
Be Subordinated to Payments on
Other Securities                      To the  extent  specified  in the  related
                                      prospectus    supplement,    payments   or
                                      distributions   on   certain   classes  of
                                      securities may be subordinated to payments
                                      or   distributions  on  other  classes  of
                                      securities.

Rapid Prepayments May Reduce
Your Anticipated Yield                Any of the  receivables  can be prepaid at
                                      any  time  by the  related  obligor.  With
                                      respect  to  any   receivable,   the  term
                                      prepayment  includes  prepayments in full,
                                      partial   prepayments   (including   those
                                      related to rebates  of  extended  warranty
                                      contract costs and insurance premiums) and
                                      liquidations  due to defaults,  as well as
                                      receipts of proceeds from physical damage,
                                      credit  life  and   disability   insurance
                                      policies and any lender's single insurance
                                      policy,  and purchase amounts with respect
                                      to certain other  receivables  repurchased
                                      by  UAC  as  a  result  of a  breach  of a
                                      representation or warranty or purchased by
                                      the servicer for  administrative  reasons.
                                      The rate of prepayments on the receivables
                                      may be influenced by many economic, social
                                      and other factors, including the fact that
                                      an  obligor  generally  may  not  sell  or
                                      transfer the financed  vehicle  securing a
                                      receivable  without  the  consent  of  the
                                      appropriate   lienholder.   The   rate  of
                                      prepayment on the  receivables may also be
                                      influenced   by  the   structure   of  the
                                      underlying  contracts.  If the receivables
                                      prepay more  rapidly than  expected,  your
                                      anticipated  yield  may  be  reduced.  See
                                      "Weighted Average Life of the Securities."
                                      In addition, if so provided in the related
                                      prospectus  supplement,  the  servicer  or
                                      another entity may be entitled to purchase
                                      the  receivables  of a  given  receivables
                                      pool under the circumstances  described in
                                      such  prospectus   supplement   which  may
                                      further reduce your anticipated yield. See
                                      "Description of the Transfer and Servicing
                                      Agreements - Termination."

                                      In addition,  a series of  securities  may
                                      include    one   or   more    classes   of
                                      interest-only  or other  strip  securities
                                      entitled  to (1)  interest  payments  with
                                      disproportionate  nominal or no  principal
                                      payments or (2)  principal  payments  with
                                      disproportionate,  nominal or no  interest
                                      payments.  Such  strip  securities  may be
                                      more   sensitive  than  other  classes  of
                                      securities of such series to the rate of payment on the related receivables. If you wish to invest in any such class of securities, you should carefully consider the information provided with respect to such strip securities under "Risk Factors" and elsewhere in the related prospectus supplement.

Indirect Exercise of Rights Due
to Book-Entry Registration            Unless otherwise  specified in the related
                                      prospectus  supplement,  each class of the
                                      securities  of a  given  series  initially
                                      will  be   represented   by  one  or  more
                                      certificates  registered  in the  name  of
                                      Cede & Co.,  or any other  nominee  of The
                                      Depository Trust Company ("DTC") set forth
                                      in the related prospectus supplement,  and
                                      will not be registered in the names of the
                                      holders  of  such   securities   or  their
                                      nominees.  Because  of  this,  unless  and
                                      until   definitive   securities  for  such
                                      series  are   issued,   you  will  not  be
                                      recognized     by    the     trustee    as
                                      securityholders  as  such  term is used in
                                      this prospectus. As such, until definitive
                                      securities are issued,  beneficial  owners
                                      of the securities will be able to exercise
                                      the   rights   of   securityholders   only
                                      indirectly    through    DTC    and    its
                                      participating      organizations.      See
                                      "Description    of   the   Securities   --
                                      Book-Entry Registration" and "--Definitive
                                      Securities."

Pre-Funding May Reduce Your
Anticipated Yield                     If  the  related   prospectus   supplement
                                      provides  for the  sale  and  purchase  of
                                      receivables  during a funding period after
                                      the  closing   date  using  a   pre-funded
                                      amount,  the  seller  or  the  trust  will
                                      deposit the pre-funded amount specified in
                                      such   prospectus   supplement   into  the
                                      pre-funding  account on the closing  date.
                                      During the  funding  period and until such
                                      amounts  are  applied  by the  trustee  to
                                      purchase subsequent  receivables,  amounts
                                      on deposit in the pre-funding account will
                                      be invested in eligible  investments.  Any
                                      investment  income  with  respect  to such
                                      investments (net of any related investment
                                      expenses)  will  be  distributed  on  each
                                      payment date during the funding  period as
                                      part  of  the  available   funds  for  the
                                      preceding  calendar  month. We expect that
                                      the investment income earned on amounts on
                                      deposit in the pre-funding account will be
                                      less  than  the  interest  accrued  at the
                                      interest   rate   or   pass-through   rate
                                      applicable   to   the   portion   of   the
                                      securities represented by the pre-funded amount.


                                      If the  principal  amount  of  receivables
                                      originated  or  acquired  by UAC  during a
                                      funding period and possessing the required
                                      attributes  to transfer to a trust is less
                                      than the pre-funded amount, the applicable
                                      Funding Subsidiary and the seller may have
                                      insufficient   eligible   receivables   to
                                      subsequently  transfer to a trust.  To the
                                      extent that the entire  pre-funded  amount
                                      has not  been  applied  to the  subsequent
                                      purchase of  receivables by the end of the
                                      related   funding   period,   any  amounts
                                      remaining in the pre-funding  account will
                                      be   distributed  as  a  full  or  partial
                                      prepayment  of principal to holders of one
                                      or more  classes of the related  series of
                                      securities   following   the  end  of  the
                                      funding   period,   in  the   amounts  and
                                      pursuant  to the  priorities  set forth in
                                      the related  prospectus  supplement.  Such
                                      prepayment may reduce the securityholder's
                                      outstanding    principal    balance    and
                                      anticipated yield. See "Summary of Terms--
                                      Pre-Funded  Receivables"  and "Description
                                      of the Transfer and Servicing Agreements--
                                      Sale   and    Assignment   of   Subsequent
                                      Receivables."

                                   THE TRUSTS

         Each series of securities will be issued by a separate trust established by the seller pursuant to a trust and servicing agreement or pooling and servicing agreement for the transactions described in this prospectus and in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, the property of each trust will include:

         (1) a pool of receivables, including any receivables conveyed to the trust after the closing date, and certain payments due or received thereunder after the applicable cutoff date;

         (2) a pre-funded amount to purchase receivables after the closing date, if so provided in the related prospectus supplement;

         (3) interests in certain amounts that may from time to time be held in separate trust accounts established and maintained pursuant to the related trust and servicing agreement or pooling and servicing agreement and, if so provided in the related prospectus supplement, the proceeds of such accounts;

         (4) security interests in the financed vehicles and any other interest of UAC, UAFC, UACFC and UAC's predecessor (the "Named Lienholders") as the registered lienholders on the certificates of title of each of the financed vehicles and the seller in such financed vehicles;

         (5)      any recourse rights of the Named Lienholders against dealers;

         (6) any rights of UAC or its predecessor to proceeds from claims on or refunds of premiums with respect to certain physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors, as the case may be, including any lender's single interest insurance policy;

         (7) any property that secures a receivable and that has been acquired by the trust;

         (8) certain rights under the related purchase agreement among UAC, the applicable Funding Subsidiary and the seller; and

         (9)      any and all proceeds of the foregoing.

         The receivables in each receivables pool were or will be either (a) originated by dealers for assignment to UAC (either directly or indirectly through UAC's predecessor) or (b) solicited by dealers for origination by UAC or its predecessor. Immediately after the origination or other acquisition of the receivables by UAC, UAC sells the receivables to UAFC in the ordinary course of business and UAFC immediately sells the receivables to the applicable Funding Subsidiary. Modified receivables are sold by the Funding Subsidiaries or the trusts to UAC at the time such receivables are modified. Modified receivables included in a trust will be repurchased from UAC by UAFCC at the time of resale to the seller pursuant to the purchase agreement. One of the Named Lienholders will be the registered lienholder listed on the certificates of title of the financed vehicles. The receivables will continue to be serviced by UAC as the initial servicer under each trust and servicing agreement or pooling and servicing agreement.

         On or prior to the applicable closing date, one or more of the Funding Subsidiaries will sell to the seller, pursuant to one or more related purchase agreements, receivables in the aggregate principal amount specified in the related prospectus supplement. Thereafter, on such closing date, the seller will convey such receivables to the related trust. The applicable Funding Subsidiaries and the seller may be required to convey additional receivables to the trust after the closing date if indicated in the prospectus supplement. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Subsequent Receivables" in this prospectus.

         The Funding Subsidiaries and the seller will not convey to a trust any contract with a dealer establishing "dealer reserves" or any rights to recapture dealer reserves pursuant to such a contract. To the extent specified in the related prospectus supplement, a pre-funding account, spread account, yield supplement account, surety bond, swap or other interest rate protection, or any other form of credit enhancement may be a part of the property of a trust or may be held by the applicable trustee for the benefit of holders of the related securities.

         If the protection provided to the securityholders by the subordination, if any, of one or more classes of securities of such series and by any spread account, yield supplement account or other available form of credit enhancement for such series is insufficient, the securityholders will have to look to payments by or on behalf of obligors on the related receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for distributions of principal of and interest on the related securities. In such event, certain factors, such as the trust or the indenture trustee not having perfected security interests in all of the financed vehicles, may limit the ability of a trust to liquidate the collateral securing the related receivables or may limit the amount realized to less than the amount due under such receivable. Securityholders may not receive timely payment on, or may incur losses on their investment in, such securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related financed vehicles. See "Description of the Transfer and Servicing Agreements -- Credit Enhancement" and "Certain Legal Aspects of the Receivables."

The Owner Trustee and the Indenture Trustee

         The owner trustee for each trust and, if the trust issues notes, the indenture trustee for the series of notes, will be specified in the related prospectus supplement. The liability of the owner trustee and/or the indenture trustee in connection with the issuance and sale of the related securities is limited solely to the express obligations of such trustee set forth in the related trust and servicing agreement or pooling and servicing agreement and, if applicable, in the related indenture.

         A trustee may resign at any time. The servicer may remove an owner trustee, and the servicer or the insurer may remove an indenture trustee, if such trustee ceases to be eligible to continue as trustee under the trust and servicing agreement or pooling and servicing agreement, or, if applicable, under the indenture, or if such trustee becomes insolvent. If the trustee resigns or if the servicer or the insurer removes a trustee, the servicer will be obligated to appoint a successor to such trustee. The insurer must consent to any such appointment of a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

                              THE RECEIVABLES POOLS

General

         The receivables in each receivables pool were or will be acquired by UAC, UACFC or UAC's predecessor from dealers or originated by UAC, UACFC or UAC's predecessor through dealers in the ordinary course of business. Immediately after their origination or acquisition by UAC, the receivables were or will be conveyed to UAFC, and were or will be immediately conveyed by UAFC to the applicable Funding Subsidiary. Modified receivables are sold by the Funding Subsidiaries or the trusts to UAC at the time such receivables are modified. Modified receivables included in a trust will be repurchased from UAC by UAFCC at the time of resale to the seller pursuant to the purchase agreement. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

         The receivables to be sold to each trust will be selected from the portfolio or one or more of the Funding Subsidiaries for inclusion in a receivables pool based on several criteria, including that, unless otherwise provided in the related prospectus supplement, each receivable:

         o        is secured by a new or used vehicle;

         o provides for level monthly payments (except for the last payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

         o        is a precomputed  receivable or a simple interest  receivable;
                  and

         o satisfies the other criteria, if any, set forth in the related prospectus supplement.

Except  as  described  in  the  related  prospectus  supplement,   no  selection
procedures believed by the applicable Funding Subsidiaries or the seller to be adverse to securityholders were or will be used in selecting the receivables.

Underwriting Procedures

         UAC uses the degree of the applicant's creditworthiness as the basic criterion when originating an installment sale contract or purchasing such a contract from a dealer. Each credit application requires that the applicant provide current information regarding the applicant's employment history, bank accounts, debts, credit references, and other factors that bear on creditworthiness. UAC applies uniform underwriting standards when originating loans on new and used vehicles. UAC also typically obtains credit reports from major credit reporting agencies summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. UAC's credit analysts may verify an applicant's employment or, where appropriate, check directly with the applicant's creditors. On the basis of such information, extensive historical data and the experience of its senior management, UAC is in a position to assess an applicant's ability to repay a loan. Since December 1988, the criteria applied by UAC to evaluate applicants have included credit scoring using models developed by independent firms experienced in developing credit scoring models. Credit scoring evaluates an applicant's credit profile to arrive at an estimate of the associated credit risk. Credit scoring models are developed by statistically evaluating common characteristics of applicants and their correlation with credit risk.

         While UAC adheres to no specific loan-to-value ratios, the amount financed by UAC under an installment contract generally will not exceed, in the case of new vehicles, the manufacturer's suggested retail price of the financed vehicle, including sales tax, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing. In the case of used vehicles, if the applicant meets UAC's creditworthiness criteria, the amount financed may exceed the "average black book value" (as published by National Auto Research, a standard reference source for dealers in used cars) of the financed vehicle, including sales tax, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or financing. UAC believes that the resale value of a new vehicle purchased by an obligor will generally decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment contract. UAC also believes that the resale value of a used vehicle purchased by an obligor will generally decline, but believes that the percentage of such decline generally will be less than the percentage of decline in the resale value of a new vehicle. UAC regularly reviews the quality of the receivables purchased from dealers and regularly conducts quality audits to ensure compliance with its established policies and procedures.

         The underwriting procedures and standards employed by UAC's predecessor are substantially similar to those used by UAC and, accordingly, references to UAC in the foregoing discussion of UAC's underwriting procedures apply also to any receivables included in a receivables pool that was acquired by UAC from UACFC or UAC's predecessor or receivables that are otherwise originated by UACFC or UAC's predecessor. See also "Union Acceptance Corporation and Affiliates."

Allocation of Payments

         The receivables will be either simple interest receivables or precomputed receivables. Simple interest receivables provide for equal monthly payments that are applied, first to interest accrued to the date of such payment, then to principal due on such date, then to pay any applicable late charges, and then to further reduce the outstanding principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest receivable, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the receivable will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest receivable after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due and the portion of such payment applied to reduce the principal balance of the receivable will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

         Precomputed receivables consist of either (1) monthly actuarial receivables or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" method, similar to the rule of 78's. An actuarial receivable provides for amortization of the receivable over a series of fixed level monthly installments. Each monthly installment, including the monthly installment representing the final payment of the receivable, consists of an amount of interest equal to one-twelfth of the annual percentage rate of the receivable multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A rule of 78's receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount of the receivable are calculated in accordance with the sum of the periodic time balances or the rule of 78's. If a precomputed receivable is prepaid in full (voluntarily or by liquidation, acceleration or otherwise), under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" interest. Unearned interest is calculated in accordance with the sum of the periodic time balances method or a method equivalent to the rule of 78's. The amount of any such rebate under a precomputed receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule and generally will be significantly less than such amount.

         Unless otherwise stated in the related prospectus supplement, all of the receivables that are precomputed receivables will be rule of 78's receivables; however, the trust will account for all rule of 78's receivables as if such receivables were actuarial receivables. Except as otherwise indicated in the related prospectus supplement, early payments on precomputed receivables will be deposited to the payahead account as described under "Description of the Transfer and Servicing Agreements -- Accounts." Amounts received upon prepayment in full of a rule of 78's receivable in excess of the then outstanding principal balance of such receivable (computed on an actuarial basis) will not be passed through to securityholders, except to the extent necessary to pay interest and principal on the securities.

         In the event of the liquidation of a receivable or the repossession of a financed vehicle, amounts recovered are applied first to the expenses of repossession and then to unpaid principal and interest and any related payment or other fee.

Delinquencies, Repossessions and Net Losses

         Certain information concerning the experience of UAC pertaining to delinquencies, repossessions and net losses with respect to new and used vehicles (including receivables previously sold by UAC or its predecessor but which UAC continues to service) will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience with respect to any receivables pool will be comparable to prior experience or to such information.

                     WEIGHTED AVERAGE LIFE OF THE SECURITIES

         The weighted average life of the securities of any series generally will be influenced by the rate at which the principal balances of the underlying receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds, if any, from physical damage, credit life and disability and/or any lender's single interest insurance policies, and the purchase amount of receivables repurchased by UAC due to a breach of a representation or warranty or purchased by the servicer for administrative purposes. Obligors may prepay the receivables at any time without penalty.

         The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the applicable Named Lienholder as the registered lienholder (or the servicer on behalf of such lienholder). The rate of prepayment on the receivables may also be influenced by the structure of the underlying contracts. A series of securities which includes notes may require, to the extent specified in the related prospectus supplement, principal payments at a rate faster than the rate at which principal payments on the receivables are received. Such accelerated payments, if any, will be made from the excess cash flows expected to come from the receivables and this feature should shorten the average life of some or all of the securities of such series.

         In addition, under certain circumstances, UAC will be obligated to repurchase receivables from a trust as a result of breaches of representations and warranties, and the servicer will be obligated to purchase receivables from a trust as a result of breaches of certain covenants. In each case, UAC will repurchase such receivables pursuant to the related Transfer and Servicing
Agreements (defined below). See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables," " -- Servicing Procedures," and "-- Termination" regarding the option of the servicer or any other entity to purchase or cause the receivables to be purchased from a trust.

         A series of securities may include one or more classes of strip notes or strip certificates that may be entitled to interest payments with disproportionate, nominal or no principal payments or principal payments with disproportionate, nominal or no interest payments ("Strip Securities"). Such Strip Securities may be more sensitive than certain other classes of securities of the same series to the rate of payment of the related receivables. Prospective investors in any such Strip Securities should consider carefully the information regarding such securities in the related prospectus supplement.

         In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the securities of a series on any payment date since such amount will depend, in part, on the amount of principal collected on the related receivables pool during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth certain additional information with respect to the maturity and prepayment considerations applicable to the particular receivables pool and the related series of securities or particular classes of securities.

                     POOL FACTORS AND OTHER POOL INFORMATION

         The "Pool Factor" for each class of securities will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class of securities and which will indicate the remaining aggregate principal balance of such class of securities, as of the applicable payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial aggregate principal balance of such class of securities. Each Pool Factor will be 1.0000000 as of the related closing date and thereafter will decline to reflect reductions in the applicable aggregate principal balance of the notes or the certificates. A securityholder's portion of the aggregate outstanding aggregate principal balance of the notes or the certificates will equal the product of (1) the original denomination of such securityholder's security and (2) the applicable Pool Factor at the time of determination for such class of securities.

         Unless otherwise provided in the related prospectus supplement, securityholders will receive reports on or about each payment date concerning payments received on the receivables, the aggregate principal balance of the receivables pool and each Pool Factor. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities -- Statements to Securityholders."

                                 USE OF PROCEEDS

         Unless otherwise provided in the related prospectus supplement, the seller will apply the net proceeds from the sale of the securities to the purchase of the receivables from the applicable Funding Subsidiaries and, if so provided in the related prospectus supplement, to fund the pre-funding account. The Funding Subsidiaries will use the portion of such proceeds paid to them to repay short-term borrowings and/or to purchase receivables from UAFC or UAC and for general corporate purposes, and UAC will use such proceeds for general corporate purposes.

                   UNION ACCEPTANCE CORPORATION AND AFFILIATES

         UAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. UAC consummated its initial public offering of its Class A Common Stock on August 7, 1995. In conjunction with such offering, UAC's predecessor, Union Federal Savings Bank of Indianapolis, completed a spin-off of UAC. UAC is no longer a subsidiary of its predecessor.

UAC Finance Corporation

         UACFC is a wholly-owned subsidiary of UAC, formed in November 1996 as an Indiana corporation. UACFC is organized primarily for the purpose of purchasing or originating automobile installment sale contracts and installment loan contracts from dealers in certain states where UAC is not licensed to do so, reselling such receivables to UAC and conducting activities incidental thereto.

Union Acceptance Funding Corporation

         UAFC is a wholly-owned subsidiary of UAC, formed in May 2000 as an Indiana corporation. UAFC is organized primarily for the purpose of acquiring from UAC and holding automobile installment sale and installment loan contracts from UAC, reselling such receivables to the Funding Subsidiaries and conducting activities incidental thereto. UAFC is registered as lienholder on most of the certificates of title for the financed vehicles.

UAFC Corporation, UAFC-1 Corporation and UAFC-2 Corporation

         Each of the Funding Subsidiaries is a special purpose, bankruptcy remote, wholly-owned subsidiary of UAC, formed as a Delaware corporation, and each is organized for the limited purpose of acquiring from UAC and holding automobile installment sale and installment loan contracts, reselling such receivables and conducting activities incidental thereto. Immediately upon its acquisition of receivables from UAC, UAFC sells such receivables to the applicable Funding Subsidiary, together with its security interest in the related financed vehicles and other collateral. UAFC Corporation ("UAFCC") was formed in April 1994 as Union Acceptance Funding Corporation, a Delaware corporation, and changed its name to UAFC Corporation in May 2000. UAFC-1 Corporation and UAFC-2 Corporation were formed in April 2000 as Delaware corporations.

         Effective February 28, 1998, UAFCC acquired the non-prime automobile financing portfolio of Performance Funding Corporation, another wholly-owned subsidiary of UAC, and also succeeded to its business of purchasing "non-prime" or "tier II" automobile loan contracts from UAC. On January 1, 1999, UAC ceased purchasing tier II installment loan contracts; however, a small percentage of the receivables included in a trust may be tier II receivables originated before January 1, 1999. Performance Funding Corporation was merged into UAC in April 2000.

UAC Securitization Corporation

         UAC Securitization Corporation is a special purpose, bankruptcy remote, wholly-owned subsidiary of UAC, formed in October 1994 as a Delaware corporation and is organized for the limited purpose of acquiring automobile installment sale and installment loan contracts from UAC or the Funding Subsidiaries, reselling such receivables and conducting activities incidental thereto.

         The seller has taken steps in structuring the transactions contemplated in this prospectus and the related prospectus supplement that are intended to ensure that the voluntary or involuntary application for relief by UAC, UAFC or the Funding Subsidiaries under the United States Bankruptcy Code or similar applicable state insolvency laws will not result in the consolidation of the assets and liabilities of the seller with those of UAC, UACFC, UAFC or the Funding Subsidiaries. These steps include the creation of the seller as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the seller's business, as described above, and restrictions on the seller's ability to commence a voluntary case or proceeding under any bankruptcy or insolvency law without the unanimous affirmative vote of all its directors). However, we cannot assure you that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of UAC, UAFC or the Funding Subsidiaries in a proceeding under such bankruptcy or insolvency law. See "Certain Legal Aspects of the Receivables -- Bankruptcy Matters."

         In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of UAC or its affiliates can be asserted against the seller. To the extent that any such liabilities arise after the transfer of receivables to a trust, the trust's or the indenture trustee's interest in the receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the seller could permit the claimant to subject the seller to an involuntary proceeding under the United States Bankruptcy Code or other bankruptcy or insolvency laws. See "Certain Legal Aspects of the Receivables -- Bankruptcy Matters."

                          DESCRIPTION OF THE SECURITIES

General

         With respect to each trust that issues notes and certificates, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture and one or more classes of certificates of the related series will be issued pursuant to the terms of a trust and servicing agreement or a pooling and servicing agreement. With respect to each trust that only issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a pooling and servicing agreement. A form of each of the indenture, the trust and servicing agreement and the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

         Unless otherwise specified in the related prospectus supplement, the securities will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof in book-entry form only. The statements made under this caption are summaries only. For a more detailed description of the securities, you should read the indenture, the trust and servicing agreement and/or the pooling and servicing agreement, as applicable.

Payments of Principal and Interest

         The timing and priority of payments of principal and interest, distributions, seniority, allocations of losses, interest rate, pass-through rate and amount of or method of determining payments of or distributions with respect to principal and interest on each class of securities of a series will be described in the related prospectus supplement. Payments or distributions on the securities will be made on the payment dates specified in the related prospectus supplement. To the extent provided in the related prospectus supplement, a series of securities may include one or more classes of Strip Securities entitled to (1) interest distributions with disproportionate, nominal or no principal distributions or (2) principal distributions with disproportionate, nominal or no interest distributions. Each class of securities may have a different interest rate or pass-through rate, which may be a fixed, variable or adjustable rate (and which may be zero for certain classes of Strip Securities) or any combination of the foregoing. The related prospectus supplement will specify the interest rate and/or pass-through rate for each class of securities of a series or the method for determining such rates.

         To the extent specified in any prospectus supplement, one or more classes of securities of a given series may have fixed principal and/or interest payment schedules or provisions for minimum mandatory payments, as set forth in such prospectus supplement.

         In the case of a series of securities that includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions in respect of interest on and principal of any class of securities will be made on a pro rata basis among all holders of securities of such class.

Book-Entry Registration

         Unless otherwise specified in the related prospectus supplement, each class of securities initially will be represented by one or more certificates, in each case registered in the name of the nominee of DTC. Unless another nominee is specified in the related prospectus supplement, the nominee of DTC will be Cede & Co. Accordingly, such nominee is expected to be the holder of record of the securities of each series, except for securities, if any, retained by the seller or UAC. Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from the participating members of DTC, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures. Beneficial owners of the securities ("Security Owners") will not be recognized as "securityholders" by the related trustee and/or, if applicable the indenture trustee, and Security Owners will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

         DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC was created to hold securities for the DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

         Unless otherwise specified in the related prospectus supplement, Security Owners that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through DTC participants and indirect participants. In addition, all Security Owners will receive all distributions of principal and interest from the related trustee through DTC participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the related trustee to DTC's nominee. DTC will then forward such payments to the DTC participants, which thereafter will forward them to indirect participants or Security Owners.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. DTC participants and indirect participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical securities representing the securities, the DTC rules provide a mechanism by which DTC participants and indirect participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate representing such securities.

         DTC has advised the seller that it will take any action permitted to be taken by a Security Owner under the applicable trust and servicing agreement or pooling and servicing agreement and the indenture only at the direction of one or more DTC participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include such undivided interests.

         Except as required by law, neither the trustee nor the indenture trustee, if applicable, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

         Unless otherwise stated in the related prospectus supplement, the securities of a given series will be issued in fully registered, certificated form to securityholders or their respective nominees, rather than to DTC or its nominee, only if

         o the related trustee or, if applicable, the indenture trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and such trustees are unable to locate a qualified successor,

         o the trustee or, if applicable, the indenture trustee elects to terminate the book-entry system through DTC, or

         o after the occurrence of a default by the servicer under the applicable trust and servicing agreement or pooling and servicing agreement, Security Owners representing at least a majority of the outstanding principal amount of the securities of such series, advise the related trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee will be required to notify the related Security Owners, through DTC participants, of the availability of definitive securities. Upon surrender by DTC of the certificates representing all
securities  of  any  affected  class  and  the  receipt  of   instructions   for
re-registration, the trustee or indenture trustee will issue definitive securities to the related Security Owners. Payments on the related definitive securities will be made thereafter by the related trustee directly to the holders in whose name the related definitive securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related trust and servicing agreement or pooling and servicing agreement and the indenture, if applicable. Payments will be made by check mailed to the address of such holders as they appear on the register specified in the related agreements; however, the final payment on any securities (whether definitive securities or securities registered in the name of a depository or its nominee) will be made only upon presentation and surrender of such securities at the office or agency specified in the notice of final payment to securityholders.

         Definitive securities will be transferable and exchangeable at the offices of the related trustee (or any security registrar appointed thereby). No service charge will be imposed for any registration of transfer or exchange, but such trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Statements to Securityholders

         With respect to each series of securities, on or prior to each payment date, the servicer (to the extent applicable to such securityholder) will prepare and forward to the related trustee and, if applicable, the indenture trustee to be included with the payment to each securityholder of record a statement setting forth for the related collection period the following information (and any other information specified in the related prospectus supplement):

         (1) the amount of the payment allocable to principal of each class of securities of such series;

         (2) the amount of the payment allocable to interest on each class of securities of such series;

         (3) the amount of the servicing fee paid to the servicer with respect to the related collection period;

         (4) the aggregate principal balance of the notes or the certificates and the Pool Factor for each class of securities of such series as of the payment date after giving effect to all payments under clause (1) above on such date;

         (5) the balance of any spread account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following payment date;

         (6) with respect to any series of securities as to which a pre-funding account has been established, for payment dates during the funding period, the remaining pre-funded amount; and

         (7) with respect to any series of securities as to which a pre-funding account has been established, for the payment date that falls on or immediately after the end of the funding period, the amount, if any, of the pre-funded amount that has not been used to purchase subsequent receivables.

         In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered securityholder a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

List of Securityholders

         Unless otherwise specified in the related prospectus supplement, each trustee, within 15 days after receipt of written request of the servicer, will provide the servicer with a list of the names and addresses of all holders of record as of the most recent record date of the related series of securities. In addition, three or more holders of the certificates of any series, or one or more holders of such certificates evidencing not less than 25% of the applicable aggregate principal balance of the certificates, may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by such trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust and servicing agreement or pooling and servicing agreement or under such certificates.

         In the case of a trust which issues notes, three or more noteholders may submit a request, in writing to the indenture trustee, to obtain a list of the names and addresses of the noteholders of record as of the most recent record date for the purpose of communicating with other noteholders with respect to their rights under the indenture. Any such request must be accompanied by the form of proxy which such noteholders wish to solicit. The indenture trustee must either (1) provide such list within five days or (2) notify the soliciting noteholders of the expected cost of the requested solicitation, which the indenture trustee will make on their behalf.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         The following summary describes certain terms of (1) each purchase agreement pursuant to which the seller will purchase receivables from a Funding Subsidiary and (2) each trust and servicing agreement or pooling and servicing agreement pursuant to which a trust will be created and will purchase receivables from the seller and the servicer will agree to service such receivables and pursuant to which securities may be issued (collectively, the "Transfer and Servicing Agreements"). If the trust also issues a series of notes, the notes will be issued pursuant to an indenture. See "The Indenture" in this prospectus. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary of the Transfer and Servicing Agreements is not complete. For a more detailed description of the agreements, you should read the Transfer and Servicing Agreements and the related prospectus supplement.

Sale and Assignment of Receivables

         On the related closing date:

         (1) Each of the applicable Funding Subsidiaries will sell and assign to the seller pursuant to one or more related purchase agreements, without recourse, its entire right in the related receivables, including its security interests in the related financed vehicles;

         (2) the seller will sell and assign to the related trust pursuant to the applicable Transfer and Servicing Agreements, without recourse, (a) its entire right in such receivables, including the security interests in the financed vehicles, and (b) if so provided in the related prospectus supplement, the applicable pre-funded amount; and

         (3) in the case of a series of notes issued by a trust, the trust will pledge its entire right in such receivables and the other property of the trust as collateral for repayment of the notes.

Each receivable will be identified in a schedule appearing as an exhibit to the related Transfer and Servicing Agreement. Concurrently with the sale and assignment of the receivables and, if applicable, the pre-funded amount to the related trust, the trustee or indenture trustee will execute, authenticate and deliver the related series of securities to the seller, or the trust, as applicable, in exchange for such receivables and such pre-funded amount, if any. The related prospectus supplement will specify whether the property of a trust will include the pre-funded amount and, if so, the terms, conditions and manner under which subsequent receivables will be sold and assigned by the seller to the related trust and, if applicable, the related indenture trustee.

         In each purchase agreement, the applicable Funding Subsidiary and UAC will represent and warrant to the seller, among other things, that:

         (1)      the   information   provided   with  respect  to  the  related
                  receivables is correct in all material respects;

         (2) the obligor on each such receivable has obtained or agreed to obtain and maintain physical damage insurance covering the financed vehicle in accordance with UAC's normal requirements;

         (3) at the closing date, with respect to receivables conveyed to a trust on the closing date, and on the applicable subsequent transfer date with respect to any subsequent receivables, the receivables are free and clear of all security interests, liens, charges and encumbrances, other than the lien of the seller, and no offsets, defenses or counterclaims against the seller, the applicable Funding Subsidiaries, UAFC, UACFC or UAC have been asserted or threatened with respect to the related receivables;

         (4) at the closing date or subsequent transfer date, as applicable, each of the related receivables is secured by a first perfected security interest in the related financed vehicle in favor of UAFC (or one of the other Named Lienholders) or all necessary action has been taken by UAC, or one of the other Named Lienholders to secure such a first perfected security interest; and

         (5) each of the related receivables, at the time it was originated, complied and, at the closing date or subsequent transfer date, as applicable, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

         As of the last day of any collection period following the discovery by or notice to UAC of a breach of any such representation or warranty that materially and adversely affects the interests of the seller or its assignee in a receivable (or as of the last day of the preceding collection period, if UAC so elects), UAC, unless it has cured such breach, will repurchase the receivable at a price equal to the unpaid principal balance owed by the obligor thereon plus, accrued interest on such amount at the contract rate of such receivable to the date of purchase, and such receivable will be considered a purchased receivable as of the purchase date. In each trust and servicing agreement or pooling and servicing agreement, the seller will assign certain rights under the related purchase agreement to the related trust, and in each indenture, the trust will assign such rights under the related purchase agreement to the related indenture trustee. Such rights include the right to cause UAC to repurchase receivables with respect to which it is in breach of any such representation and warranty. The repurchase obligation of UAC pursuant to each Transfer and Servicing Agreement or indenture will constitute the sole remedy available to the related securityholders or applicable trustee for any uncured breach of a representation or warranty.

Sale and Assignment of Subsequent Receivables

         If the related prospectus supplement provides that the property of a trust will include a pre-funding account, the applicable Funding Subsidiaries will be obligated to sell and assign to the seller pursuant to the related purchase agreements, and the seller will be obligated to sell and assign to the related trust pursuant to the related trust and servicing agreement or pooling and servicing agreement, subsequent receivables from time to time during the funding period in an aggregate outstanding principal amount approximately equal to the pre-funded amount. If the trust issues a series of notes, the trust will pledge its right in such subsequent receivables to the indenture trustee as collateral for payment of the notes. The related trust will be obligated pursuant to the related trust and servicing agreement or pooling and servicing agreement to purchase all such subsequent receivables from the seller, and, as applicable, the related indenture trustee will be obligated pursuant to the related indenture to accept the pledge of such subsequent receivables from the trust, subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions precedent, among others:

         (1) each such subsequent receivable shall satisfy the eligibility criteria specified in the related trust and servicing agreement or pooling and servicing agreement and shall not have been selected from among the eligible receivables in a manner that the applicable Funding Subsidiaries or the seller deems adverse to the interests of the related securityholders;

         (2) as of the applicable cutoff date for such subsequent receivables, all of the receivables in the related trust, including the subsequent receivables to be conveyed to the trust as of such date, must satisfy the parameters described under "The Receivables Pools" in this prospectus and "The Receivables Pool" in the related prospectus supplement;

         (3) any required deposit to any spread account or other similar account must have been made; and

         (4) the applicable Funding Subsidiaries must execute and deliver to the seller, the seller must execute and deliver to such trust, and, if applicable, the trust must execute and deliver to the indenture trustee, a written assignment conveying such subsequent receivables to the seller, the related trust and the indenture trustee, respectively.

         In addition, the conveyance of subsequent receivables to a trust is subject to the satisfaction of the following conditions subsequent, among others, each of which must be satisfied within the applicable time period specified in the related prospectus supplement:

         (1) the seller must deliver certain opinions of counsel to the related owner trustee and, if applicable, the indenture trustee with respect to the validity of the conveyance of such subsequent receivables to the trust and, if applicable, the indenture trustee;

         (2) the applicable trustee must receive written confirmation from a firm of certified independent public accountants that, as of the end of the period specified therein, the receivables in the related receivables pool, including all such subsequent receivables, satisfied the parameters described under "The
                  Receivables Pools" in this prospectus and "The Receivables Pool" in the related prospectus supplement; and

         (3) each of the rating agencies must have notified the seller in writing that, following the conveyance of the subsequent receivables to the trust and, if applicable, the pledge of the subsequent receivables to the indenture trustee, each class of securities of the related series will have the same rating assigned to it by such rating agency that it had on the related closing date.

         If any such conditions precedent or conditions subsequent are not met with respect to any subsequent receivables within the time period specified in the related prospectus supplement, UAC will be required under the related Transfer and Servicing Agreement to repurchase such subsequent receivables from the related trust, at a purchase price equal to the related purchase amounts therefor.

Accounts

         Collection Account. With respect to each trust, the seller will establish and the servicer will maintain a collection account with and in the name of the related trust on behalf of the related securityholders, into which all payments made on or in respect of the related receivables will be deposited (as described in this prospectus) and from which all payments or distributions with respect to the related securities will be made. The amounts on deposit in the collection account will be invested by the applicable trustee in eligible investments.

         Payahead Account. If so provided in the related prospectus supplement, the servicer will establish a payahead account in the name of the related trust and for the benefit of obligors on the receivables, into which, to the extent required by the trust and servicing agreement or pooling and servicing agreement, payaheads on precomputed receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal and will not be available for distribution to securityholders. The payahead account will initially be maintained with the applicable trustee. Interest earned on the balance in the payahead account will be remitted to the servicer monthly. Collections on a precomputed receivable made during a collection period shall be applied first to any overdue scheduled payment on such receivable, then to the scheduled payment on such receivable due in such collection period. If any collections remaining after the scheduled payment is made are insufficient to prepay the precomputed receivable in full, then generally such remaining collections shall be transferred to and kept in the payahead account until such later collection period as the collections may be retransferred to the collection account and applied either to a later scheduled payment or to prepay such receivable in full.

         Pre-Funding Account. If so provided in the related prospectus supplement, the servicer will establish and maintain a pre-funding account in the name of the related owner trustee (or, in the case of a series of securities which includes notes, the indenture trustee) on behalf of the related securityholders, into which the seller or the trust, as applicable, will deposit the pre-funded amount on the related closing date. In no event will the pre-funded amount exceed 25% of the original aggregate principal balance of the receivables pool for the related series of securities. The pre-funded amount will be used by the related trustee to purchase subsequent receivables from the seller from time to time during the funding period. The amounts on deposit in the pre-funding account during the funding period will be invested by the applicable trustee in eligible investments. Any investment income, net of any related investment expenses, received on the eligible investments during a collection period will be included in the interest distribution amount on the following payment date. The funding period, if any, for a trust will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three calendar months after the related closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders, in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

         Other Accounts; Investment of Trust Funds. Any other accounts to be established with respect to a trust, including any spread account, payment account or yield supplement account, will be described in the related prospectus supplement.

         For each series of securities, funds in the collection account, pre-funding account and any other trust accounts identified as such in the related prospectus supplement will be invested in eligible investments as provided in the related Transfer and Servicing Agreement or, if applicable, the indenture, and any related investment income will be distributed as described in this prospectus and in the related prospectus supplement. Eligible investments generally will be limited to investments acceptable to the rating agencies as being consistent with the rating of the related securities. Except as may be otherwise indicated in the applicable prospectus supplement, eligible investments will include:

         (1) direct obligations of, and obligations guaranteed by, the United States of America, the Federal National Mortgage Association, or any instrumentality of the United States of America;

         (2) demand and time deposits in or similar obligations of any depository institution or trust company (including the trustees or any agent of the trustees, acting in their respective commercial capacities) having an approved rating of at least P-1 by Moody's Investors Service, Inc. or A-1+ by Standard & Poor's Rating Services (an "Approved Rating") or any other deposit which is fully insured by the Federal Deposit Insurance Corporation;

         (3) repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company having an Approved Rating (acting as principal);

         (4) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment;

         (5) commercial paper having an Approved Rating at the time of such investment;

         (6)      a  guaranteed  investment  contract  issued  by any  insurance
                  company  or  other   corporation   acceptable  to  the  rating
                  agencies;

         (7) interests in any money market fund having a rating of Aaa by Moody's Investors Service, Inc. or AAAm by Standard & Poor's Ratings Services; and

         (8) any other investment approved in advance in writing by the rating agencies.

         Except as described in this prospectus or in the related prospectus supplement, eligible investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to securityholders of such series; provided, however, that, unless the related prospectus supplement requires otherwise, each trust and servicing agreement or pooling and servicing agreement and indenture, if applicable, will generally permit the investment of funds in any spread account or similar type of credit enhancement account to be invested in eligible investments without the limitation that such eligible investments mature not later than the business day prior to the next succeeding payment date if (1) the servicer obtains a liquidity facility or similar arrangement with respect to such spread account or other account and (2) each rating agency that initially rated the related securities confirms in writing that the ratings of such securities will not be lowered or withdrawn as a result of eliminating or modifying such limitation.

         The accounts established on behalf of the trusts will be maintained as eligible deposit accounts. Eligible deposit account means either:

         (1)      a segregated account with an eligible institution, or

         (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency in one of its generic rating categories that signifies investment grade.

         Eligible institution means, with respect to a trust,

         (1)      the corporate trust department of the applicable trustee, or

         (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank)

                  (a) that has either (i) a long-term unsecured debt rating of at least Baa3 from Moody's Investor's Service, Inc. or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to the rating agencies, and

                  (b)      whose deposits are insured by the FDIC.

Servicing Procedures

         The servicer will make reasonable efforts to collect all payments due with respect to the receivables and, consistent with the related trust and servicing agreement or pooling and servicing agreement, will follow such collection procedures as it follows with respect to comparable automotive installment contracts that it owns or services for others. The servicer will continue to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any receivables with respect to which the servicer determines that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing such receivables at a public or private sale, or take any other action permitted by applicable law.

         Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule; if, however, the extension of a payment schedule causes a receivable to remain outstanding on the latest final scheduled payment date of any class of securities with respect to a series of securities specified in the related prospectus supplement, the servicer will purchase such receivable as of the last day of the collection period preceding such final scheduled payment date. The servicer's purchase obligation will constitute the sole remedy available to the related securityholders or applicable trustee for any such modification of a receivable.

Collections

         With respect to each trust, the servicer will deposit all payments (from whatever source) on and all proceeds of the related receivables collected during a collection period into the related collection account not later than two business days after receipt thereof. However, at any time that and for so long as (1) UAC is the servicer, (2) no servicer default under the trust and servicing agreement or pooling and servicing agreement shall have occurred and be continuing with respect to the servicer and (3) each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection account until on or before the applicable payment date. Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate purchase amounts with respect to receivables purchased by the servicer.

         Unless otherwise provided in the applicable prospectus supplement, payaheads on precomputed receivables will be transferred from the collection account and deposited into the payahead account for subsequent transfer to the collection account, as described above under "-- Accounts."

Advances

         Unless otherwise provided in the related prospectus supplement, if a receivable is delinquent more than 30 days at the end of a collection period, the servicer will make an advance in the amount of 30 days of interest due on such receivable, but only to the extent that the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable or from withdrawals from any spread account or other form of credit enhancement. The servicer will deposit advances in the collection account on or prior to the date specified therefor in the related prospectus supplement. If the servicer determines that reimbursement of an advance from subsequent payments on or with respect to the related receivable is unlikely, the servicer may recover such advance from insurance proceeds, collections made on other receivables or from any other source specified in the related prospectus supplement.

Servicing Compensation and Payment of Expenses

         Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a servicing fee with respect to each trust, at a rate equal to one percent (1.00%) per annum, payable monthly at one-twelfth the annual rate, of the related aggregate principal balance of the receivables pool as of the beginning of the related collection period. Unless otherwise provided in the related prospectus supplement, the servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the receivables and will be entitled to reimbursement from each trust for certain liabilities.

         The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive receivables as an agent for the related trust, including collecting and posting all payments, making advances, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, and overseeing the collateral in cases of obligor default. The servicing fee will also compensate the servicer for administering the related receivables pool, including accounting for collections and furnishing monthly and annual statements to the related trustee with respect to distributions, and generating federal income tax information for such trust and for the related securityholders. The servicing fee also will reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables pool.

Payments and Distributions

         With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, payments of principal and interest (or, where applicable, of interest only or principal only) on each class of securities entitled thereto will be made by the related trustee to the related securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of securities will be set forth in the related prospectus supplement.

         With respect to each trust, collections on or with respect to the related receivables will be deposited into the related collection account for distribution to the related securityholders on each payment date to the extent and in the priority provided in the related prospectus supplement. Credit enhancement, such as a spread account, yield supplement account or other arrangement, may be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, payments in respect of principal of a class of securities of a series will be subordinate to payments in respect of interest on such class, and payments in respect of one or more classes of securities of a series may be subordinate to payments in respect of other classes of securities. Payments of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a collection period or, to the extent provided in the related prospectus supplement, may be made on an accelerated basis subject to the availability of excess cash flow from the receivables.

Credit Enhancement

         The amounts and types of any credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, spread accounts, cash collateral accounts, reserve accounts, yield supplement accounts, insurance policies, letters of credit, surety bonds, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or such other arrangements as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

         The existence of a spread account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, securityholders will bear their allocable share of such losses, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any such series will be subject to the risk that such credit enhancement may be exhausted by the claims of securityholders of other series.

         Spread Account. If so provided in the related prospectus supplement, pursuant to the related trust and servicing agreement or pooling and servicing agreement or indenture, if applicable, the seller or the trust, as applicable, will cause the applicable trustee to establish a spread account for a series or class or classes of securities, which will be maintained with such trustee. To the extent provided in the related prospectus supplement, a spread account may be funded by an initial deposit by the seller on the closing date in the amount set forth in the related prospectus supplement and, if the related series has a funding period, may also be funded on each subsequent transfer date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased or reinstated on each payment date, to the extent described in the related prospectus supplement, by the deposit thereto of the amount of collections on the related receivables remaining on such payment date after the payment of all other required payments and distributions on such date. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of any such spread account, either to holders of the certificates covered thereby or to the seller or to any other entity.

Evidence of Compliance

         Each trust and servicing agreement or pooling and servicing agreement will provide that a firm of independent public accountants will furnish annually to the related trustee a statement as to compliance by the servicer during the preceding twelve months with certain standards relating to the servicing of the receivables.

         Each trust and servicing agreement or pooling and servicing agreement will also provide for delivery to the related trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under such agreements throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed or will agree to give each trustee notice of the occurrence of certain servicer defaults under the related trust and servicing agreement or pooling and servicing agreement.

         Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee at the corporate trust office for such trustee specified in the related prospectus supplement.

Certain Matters Regarding the Servicer

         Each trust and servicing agreement or pooling and servicing agreement will provide that UAC may not resign from its obligations and duties as servicer thereunder, except upon determination that UAC's performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the related trustee or a successor servicer has assumed UAC's servicing obligations and duties under the related trust and servicing agreement or pooling and servicing agreement.

         Each trust and servicing agreement or pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action pursuant to the related trust and servicing agreement or pooling and servicing agreement or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each trust and servicing agreement or pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such agreements and that, in its opinion, may cause it to incur any expense or liability.

         Under the circumstances specified in each trust and servicing agreement or pooling and servicing agreement, any entity into which UAC may be merged or consolidated, or any entity resulting from any merger or consolidation to which UAC is a party, or any entity succeeding to the indirect automobile financing and receivable servicing business of UAC, which corporation or other entity assumes the obligations of the servicer, will be the successor to the servicer under such agreements.

Servicer Defaults

         Unless  otherwise  provided  in  the  related  prospectus   supplement,
servicer defaults under each trust and servicing agreement or pooling and servicing agreement will consist of:

         (1) any failure by the servicer or UAC to deliver to the related owner trustee or, if applicable, the indenture trustee for payment to the related securityholders any required payment, which failure continues unremedied for five business days after written notice to the servicer of such failure from the applicable trustee or holders of the related securities evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable);

         (2) any failure by the servicer, UAC or the seller duly to observe or perform in any material respect any covenant or agreement in the related trust and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for 60 days after written notice of such failure is given to the servicer, UAC or the seller, as the case may be, by the related owner trustee, or, if applicable, the indenture trustee, or holders of the related securities evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable); and

         (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights Upon Servicer Default

         Unless otherwise provided in the related prospectus supplement, as long as a servicer default under the related trust and servicing agreement or pooling and servicing agreement remains unremedied, the related owner trustee or, if applicable, indenture trustee, upon direction to do so by holders of securities of the related series evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable) may terminate all the rights and obligations of the servicer under such agreements, whereupon a successor servicer appointed by the related trustee or such trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than such appointment has occurred, such trustee or official may have the power to prevent the related trustee or the related securityholders from effecting a transfer of servicing. In the event that the related trustee is unwilling or unable to act as successor to the servicer, such trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor with assets of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. The related trustee may arrange for compensation to be paid to such successor servicer, which in no event may be greater than the servicing compensation paid to the servicer under the related trust and servicing agreement or pooling and servicing agreement.

Waiver of Past Defaults

         Unless otherwise provided in the related prospectus supplement, holders of securities evidencing not less than a majority of the related aggregate principal balance of the notes (or aggregate principal balance of the certificates or notional principal amount, if applicable) may, on behalf of all such securityholders, waive any default by the servicer in the performance of its obligations under the related trust and servicing agreement or pooling and servicing agreement and its consequences, except a default in making any required deposits to or payments from any account in accordance with the trust and servicing agreement. No such waiver will impair the securityholders' rights with respect to subsequent servicer defaults.

Amendment

         Unless otherwise specified in the related prospectus supplement, each trust and servicing agreement or pooling and servicing agreement may be amended from time to time by the seller, the servicer, the trust and the related owner trustee or, if applicable, indenture trustee, without the consent of the related securityholders, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such agreements that are not inconsistent with the provisions of the agreements; provided that such action shall not, in the opinion of counsel satisfactory to the related trustee, materially and adversely affect the interests of any related securityholder. Each trust and servicing agreement or pooling and servicing agreement may also be amended by the seller, the servicer and the related trustee with the consent of the holders of the related securities evidencing not less than 51% of the related aggregate principal balance of the notes (or aggregate principal balance of the certificates or notional principal amount, if applicable) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or of modifying in any manner the rights of such securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related receivables or distributions that are required to be made for the benefit of such securityholders or (2) reduce the aforesaid percentage of the aggregate principal balance of such series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding securities of such series. No amendment of the trust and servicing agreement shall be permitted unless an opinion of counsel is delivered to the trustee to the effect that such amendment will not adversely affect the tax status of the trust.

Termination

         Unless otherwise specified in the related prospectus supplement, the obligations of the servicer, the seller, the trust and the related owner trustee or indenture trustee pursuant to the applicable trust and servicing agreement or pooling and servicing agreement or indenture, if applicable, will terminate upon the earliest to occur of (1) the maturity or other liquidation of the last receivable in the related receivables pool and the disposition of any amounts received upon liquidation of any such remaining receivables and (2) the payment to the related securityholders of all amounts required to be paid to them pursuant to the applicable trust and servicing agreement or pooling and servicing agreement and, in the case of a series of notes issued by a trust, the indenture.

         Unless otherwise specified in the related prospectus supplement, in order to avoid excessive administrative expenses, the servicer or one or more other entities identified in the related prospectus supplement, will be permitted, at its option, to purchase from each trust or to cause such trust to sell all remaining receivables in the related receivables pool as of the end of any collection period, if the aggregate principal balance of the receivables pool or a specified class of securities as of the end of the related collection period would be less than or equal to the level set forth in the related prospectus supplement. The purchase price for such a purchase will be the fair market value of such receivables, but not less than the sum of (1) the outstanding aggregate principal balance of the receivables pool and (2) accrued and unpaid interest on such amount computed at a rate equal to the weighted average contract rate of the receivables, minus any amount representing payments received on the receivables and not yet applied to reduce the principal balance thereof or interest related thereto or the weighted average interest rate applicable to any outstanding securities as specified in the related prospectus supplement.

                                  THE INDENTURE

         The following summary describes certain terms of each indenture pursuant to which a trust will issue a series of notes, if any. The summary assumes that the notes are insured by an insurance policy and, if the related prospectus supplement provides that the notes will be insured by a policy, the insurer will control the exercise of the rights and remedies of the noteholders unless the insurer is in default under the policy. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary is not complete. For a more detailed description of the indenture, you should read the indenture and the related prospectus supplement.

Default under the Indenture

         With respect to the notes of a given series, unless otherwise specified in the related prospectus supplement, an indenture default under the related indenture will occur if:

         o the trust fails to pay any interest or principal on any note after such amounts are due and payable for five or more days after notice thereof is given to the trust by the indenture trustee, or if applicable, the insurer, or after notice is given to such trust and the indenture trustee by the holders of at least 25% of the principal amount of the outstanding notes;

         o the trust defaults in the observance or performance of any covenant or agreement that it made in the related indenture and the default continues for a period of 60 days after notice is given to such trust by the indenture trustee or, if applicable, the insurer, or after notice is given to such trust and such indenture trustee by the holders of at least 25% of the principal amount of the outstanding notes;

         o the trust makes any representation or warranty in the related indenture (or in any certificate delivered in connection with such indenture) that was incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice is given to such trust by the indenture trustee or, if applicable, the insurer, or after notice is given to such trust and such indenture trustee by the holders of at least 25% of the principal amount of the outstanding notes (voting as a single class); or

         o certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust (a "Trust Bankruptcy Event") occur.

         Either the insurer or the noteholders may declare an indenture default. The insurer will control the remedy for an indenture default, unless the insurer is in default under the policy, in which case the noteholders will control the remedy. The party who declares the indenture default may give notice and accelerate the payment of principal in respect of the notes, declaring the principal on the notes immediately due and payable.

         If an indenture default occurs and the insurer is not in default under the Policy, the insurer will have the right to control the remedy. The insurer may, at its discretion under certain circumstances, require the indenture trustee to liquidate the property of the trust, in whole or in part, on any date following the acceleration of the notes due to such indenture default. Such liquidation will cause a full or partial redemption of the notes. However, the insurer may not cause the indenture trustee to liquidate the property of the trust if the liquidation proceeds would not be enough to pay all outstanding principal and accrued interest on the notes, unless the indenture default arose from a Trust Bankruptcy Event.

         If an indenture default occurs and the insurer is in default under the policy, the holders of at least two-thirds (2/3) of the aggregate principal balance of the notes then outstanding (voting as a single class) will have the right to control the remedies available under the indenture with respect to such default, including the right to direct the indenture trustee to liquidate the property of the trust. However, the noteholders may not direct the indenture trustee to liquidate the property of the trust unless the indenture default arose from a Trust Bankruptcy Event.

         Following an indenture default and acceleration of the notes, the indenture trustee will continue to submit claims under the policy for any shortfalls in amounts needed to make payments on the notes, unless the party controlling the remedies liquidates the property of the trust. If the insurer or the noteholders elect to liquidate the trust property upon the occurrence of a Trust Bankruptcy Event, as described above, the policy should be available to cover losses to noteholders resulting from the liquidation of the trust assets. Upon such a payment following a liquidation of all of the trust's assets, the policy will be terminated and the insurer will have no further obligation to make any additional payment under the policy.

         If the noteholders control the remedy upon an indenture default and wish to sell the trust's assets upon a Trust Bankruptcy Event, the noteholders may determine to sell the receivables whether or not the proceeds of such sale will be sufficient to pay any portion of the principal and interest payable with respect to any subordinated class of notes. Upon such a sale of the receivables by the indenture trustee, if the insurer remains in default and the proceeds from such sale and any amounts on deposit in the spread account and the collection account are not sufficient to pay all the notes in full, then the subordinated class of notes will bear losses as described in the prospectus supplement.

Certain Covenants

         Unless otherwise specified in a prospectus supplement with respect to a series that includes notes, each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

         o the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         o such entity expressly assumes the trust's obligation to make due and punctual payments on the notes of the related series and the performance or observance of every obligation of the trust under the indenture;

         o no indenture default shall have occurred and be continuing immediately after such merger or consolidation;

         o the indenture trustee has been advised that the rating of the securities of such series then in effect would not be reduced or withdrawn by any rating agency as a result of such merger or consolidation; and

         o the indenture trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any of its noteholders.

         Each trust that issues notes will not, among other things:

         o except as expressly permitted by the applicable indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such trust, sell, transfer, exchange or otherwise dispose of any of the assets of such trust;

         o claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code") or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon such trust;

         o permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby;

         o dissolve or liquidate in whole or in part until the notes are repaid or will be repaid as a result thereof; or

         o permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise impair the assets of such trust or the proceeds thereof.

Satisfaction and Discharge of Indenture

         An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

Modification of Indenture

         With respect to each trust that issues notes, unless otherwise provided in the related prospectus supplement, the trust and the indenture trustee may, with the consent of the holders of notes of the related series evidencing not less than 51% of the outstanding principal balance of such notes, acting as a single class and with the consent of the servicer (which consent may not be unreasonably withheld) execute a supplemental indenture to add to or change in any manner the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

         Unless otherwise specified in the related prospectus supplement with respect to a series of securities which includes notes, the indenture may not be amended to:

         o change the due date of any installment of principal of or interest on any outstanding note or reduce the principal amount, the interest rate on or the redemption price with respect thereto or change the method, place, or currency of payment;

         o impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         o        reduce  the   percentage  of  the  aggregate   amount  of  the
                  outstanding notes of such series which is required for any such indenture supplement or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or defaults thereunder;

         o modify or alter the provisions of the indenture regarding the voting of notes held by the applicable trust, the seller or an affiliate of any of them;

         o reduce the percentage of the aggregate outstanding amount of such series which is required to direct the indenture trustee to sell or liquidate the receivables; or

         o permit the creation of any lien ranking prior to or on a parity with the lien of the indenture trustee with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture trustee.

         Unless otherwise provided in the applicable prospectus supplement with respect to a series that includes notes, the related trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, but with the consent of the servicer (which consent may not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that such action will not materially and adversely affect the interest of any such noteholder.

         The trust and servicing agreement for a trust which issues notes may not be amended without the consent of the insurer, the indenture trustee and the noteholders (by the holders of a majority of the aggregate outstanding principal balance of the notes) unless, in the opinion of counsel, such amendment does not adversely affect the interests of such parties in any material respect.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

         Installment sale contracts such as those included in the receivables evidence the credit sale of vehicles by dealers to obligors. Those contracts and the installment loan and security agreements that make up the balance of the receivables also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the states where UAC currently acquires or originates receivables, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. With respect to the receivables, the lien is or will be perfected in the name of one of the Named Lienholders.

         Pursuant to each purchase agreement, the applicable Funding Subsidiary will sell the receivables along with its security interests in the financed vehicles to the seller. Pursuant to each trust and servicing agreement or pooling and servicing agreement, the seller will sell the receivables along with its security interests in the financed vehicles to the related trust. In the case of a series of notes issued by a trust, pursuant to each indenture, the trust will grant the indenture trustee a security interest in its assets, including the receivables and its security interest in the financed vehicles. Because of the administrative burden and expense, neither the seller nor the applicable trustee will amend any certificate of title to identify itself as the secured party.

         In most states, an assignment in the form of a sale or pledge such as that under the Transfer and Servicing Agreements or the indenture is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In many states in which the receivables were originated, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in vehicles. However, with respect to security interests perfected by a central filing, the UCC in these states provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. The Permanent Editorial Board for the UCC has adopted an official comment to the UCC that provides that this rule also applies to a security interest in a vehicle which is perfected by the notation of the lien on the certificate of title. Although the Permanent Editorial Board commentary does not have the force of law, such comments are typically given substantial weight by the courts.

         The other states in which the receivables were originated have statutory provisions that address or could be interpreted as addressing assignments. However, nearly all of these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous on the issue of whether the procedure must be followed. Under the official comment described above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

         By not identifying the trust or the indenture trustee as the secured party on the certificate of title, the security interest of the trust or the indenture trustee in the vehicle could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or one of the Named Lienholders, or administrative error by state or local agencies, the notation of a Named Lienholder's lien on the certificates should be sufficient to protect the trust or the indenture trustee against the right of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a receivable. If there are any vehicles as to which one of the Named Lienholders failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests. Such a failure, however, would constitute a breach of warranties under the related Transfer and Servicing Agreements and would create an obligation of UAC to repurchase the related receivable, unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

         Under the laws of most states, including most of the states in which the receivables have been or will be originated, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states require surrender of a certificate of title to re-register a vehicle. Since UAFC (or one of the other Named Lienholders) will have its lien noted on the certificates of title and the servicer will retain possession of the certificates of title issued by most states in which receivables were or will be originated, the servicer would ordinarily learn of an attempt at re-registration through the request from the obligor to surrender possession of the certificate of title or would receive notice of surrender from the state of re-registration since the security interest would be noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

         In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of UAFC's (or one of the other Named Lienholders') lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each trust and servicing agreement or pooling and servicing agreement, the servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in a financed vehicle. In some states, a perfected security interest in a financed vehicle may take priority over liens for repairs.

         UAC and the applicable Funding Subsidiary will represent and warrant in each Transfer and Servicing Agreement that, as of the date of issuance of the securities, each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustee, the indenture trustee or the securityholders in the event such a lien arises.

Repossession

         In the event of a default by vehicle purchasers, the holder of a retail installment sale contract or an installment loan and security agreement has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the financed vehicle. The self-help repossession remedy is available under the UCC in most of the states in which receivables have been or will be originated as long as the repossession can be accomplished without a breach of the peace.

         In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

         In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Some jurisdictions provide for a similar right following repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

         The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and, as permitted by law, reasonable attorneys' fees.

Deficiency Judgments and Excess Proceeds

         The proceeds of resale of financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

         Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws may include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. Also, state laws may impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common laws in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, the trustee or the indenture trustee, as holder of the receivables, will be subject to any claims or defenses that the obligor of the related financed vehicle may assert against the seller of the vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

         Under most state motor vehicle dealer licensing laws, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all dealers prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all used vehicle dealers furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a dealer is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the dealer. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of UAC's representations and warranties under each Transfer and Servicing Agreement and would create an obligation of UAC to repurchase the receivable unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

         Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

         UAC will represent and warrant in each purchase agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and such claim materially and adversely affects the trust's or the indenture trustee's interest in a receivable, such violation would constitute a breach of UAC's representations and warranties under the purchase agreement and would create an obligation of UAC to repurchase such receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements -- Sale and Assignment of Receivables."

Other Limitations

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing an automobile, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Bankruptcy Matters

         UAC and the applicable Funding Subsidiary will represent and warrant to the seller in each purchase agreement, and the seller will warrant to the related trust in each trust and servicing agreement or pooling and servicing agreement, that the sales of the receivables by UAC to UAFC, by UAFC to the applicable Funding Subsidiary, by the applicable Funding Subsidiary to the seller and by the seller to the trust are valid sales of the receivables to UAFC, the applicable Funding Subsidiary, the seller and such trust, respectively. Notwithstanding the foregoing, if UAC, UAFC, UACFC, the applicable Funding Subsidiary or the seller were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of receivables to UAFC, the applicable Funding Subsidiary, the seller or the trust should instead be treated as a pledge of such receivables to secure a borrowing of such debtor, delays in payments of collections of receivables to securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of receivables to the trust is treated as a pledge instead of a sale, a tax or government lien on the property of UAC, UAFC, the applicable Funding Subsidiary or the seller arising before the transfer of the related receivables to such trust may have priority over such trust's interest in such receivables. If the transfers of receivables from UAC and UAFC to the applicable Funding Subsidiary, from such Funding Subsidiary to the seller and from the seller to the trust are treated as sales, the receivables would not be part of the UAC's, UAFC's, UACFC's, the applicable Funding Subsidiary's or the seller's bankruptcy estate and would not be available to the bankrupt entity's creditors.

         The decision of the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993), contains language to the effect that under the UCC accounts sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of the accounts was perfected. Although the receivables constitute chattel paper under the UCC, rather than accounts, Article 9 of the UCC applies to the sale of chattel paper as well as the sale of accounts, and perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of UAC, UAFC, the applicable Funding Subsidiary or the seller, a court were to follow the reasoning of the Tenth Circuit reflected in the above case, then the receivables could be included in the bankruptcy estate of UAC, UAFC, UACFC, the applicable Funding Subsidiary or the seller, as applicable, and delays in payments of collections on or in respect of the receivables could occur. UAC and the applicable Funding Subsidiary will warrant to the seller in each purchase agreement, and the seller will warrant to the trust in each trust and servicing agreement or pooling and servicing agreement, that the sale of the related receivables to the seller or the related trust is a sale of such receivables to the seller and to the trust, respectively.

                         FEDERAL INCOME TAX CONSEQUENCES

         The following is a general summary of the material federal income tax consequences of the purchase, ownership and disposition of the securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, its does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. You are urged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the securities.

         The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of federal tax counsel regarding certain federal income tax matters discussed below. Such opinions, however, are not binding on the Internal Revenue Service (the "IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each trust, the notes and the certificates and the related terms, parties and documents applicable to such trust.

         The federal income tax consequences to certificateholders will vary depending on whether the trust is treated as a partnership under the Code and applicable Treasury regulations or whether the trust will be treated as a grantor trust. The prospectus supplement for each series of certificates will specify whether the trust will be treated as a partnership or as a grantor trust.

FASITs

         Sections 860H through 860L of the Code provide for the creation of an entity for federal income tax purposes, referred to as a "financial asset securitization investment trust" ("FASIT"). These provisions were effective as of September 1, 1997, but many technical issues concerning FASITs have not yet been addressed by Treasury regulations. To qualify as a FASIT, an entity must meet certain requirements under Section 860L of the Code and must elect such treatment. The applicable trust and servicing agreement or pooling and servicing agreement and indenture, if applicable, may be amended in accordance with the provisions thereof to provide that the seller and trustee will cause a FASIT election to be made for the trust if the seller delivers to the trustee or the indenture trustee and, if applicable, the insurer, an opinion of counsel to the effect that, for federal income tax purposes, (1) the deemed issuance of FASIT regular interests (occurring in connection with such election) will not adversely affect the federal income tax treatment of the securities, (2)
following such election such trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such election will not cause or constitute an event in which gain or loss would be recognized by any securityholder or the trust.

TRUSTS TREATED AS PARTNERSHIPS

Tax Characterization of the Trust as a Partnership

         A trust which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners and will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series (including any class of notes treated as equity for federal income tax purposes). Federal tax counsel will deliver its opinion that a trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation. Such counsel's opinion will also conclude that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

         If a trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust's taxable income would include all of its income on the related receivables, less servicing fees and other deductible expenses, which may include its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make distributions on the securities, and beneficial owners of securities (the "Security Owners") could be liable for any such tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. The seller will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Federal tax counsel will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes should be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of such short-term note may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Non-U.S. Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other holder who is a Non-U.S. Person (as defined below under "Trusts Treated as Grantor Trusts -- Non-U.S. Persons") generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person (1) is not actually or constructively a "10 percent shareholder" of the trust or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Non-U.S. Person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (2) in the case of an individual Non-U.S. Person, the individual is not present in the United States for 183 days or more in the taxable year.

         Final regulations dealing with withholding tax on income paid to Non-U.S. Persons and related matters were issued by the Treasury Department on October 6, 1997. These new withholding regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Current witholding certificates will remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The new withholding regulations would require, in the case of notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Prospective investors who are Non-U.S. Persons are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

         Backup Withholding. Each noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of federal tax counsel, the IRS successfully asserted that one or more classes of notes in a series did not represent debt for federal income tax purposes, such notes might be treated as equity interests in the trust. If so treated, the trust should be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to Non-U.S. Persons generally would be subject to U.S. tax and U.S. withholding tax requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

         Treatment of the Trust as a Partnership. The seller and the servicer will agree, and the related certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the holder of any certificates representing the retained interest in the trust) and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the seller and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the seller or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

         Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the related receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of such receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

         (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the related pass-through rate for such month and interest, if any, on amounts previously due on the certificates but not yet distributed;

         (2) any trust income attributable to discount on the related receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         (3) any other amounts of income payable to the certificateholders for such month; and

         (4) in the case of an individual, estate or trust, such certificateholder's share of income corresponding to the miscellaneous itemized deductions described in the second succeeding paragraph.

         Such allocation of interest will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. Unless otherwise provided in the related prospectus supplement, all remaining taxable income of the trust will be allocated to the owner of the retained interest of the trust. In the event the trust issues certificates which are Strip Securities, the amount allocated to such certificateholders will equal the excess of (1) the pass-through rate applicable to the Strip Securities times the notional principal amount for the Strip Securities for such month over (2) the portion of the amount distributed with respect to the Strip Securities for such month that would constitute a return of basis if the Strip Securities constituted an instrument described in Section 860G(a)(1)(B)(ii) of the Code, applying the principles of Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption); provided, that no negative accruals shall be permitted, and, provided further, that other deductions derived by the trust up to the aggregate remaining capital account balances of the holders of the Strip Securities will be allocated to such Strip Securities in proportion to the respective capital account balances immediately before the final redemption.

         The portion of expenses of the trust (including fees to the servicer, but not interest expense) allocated to taxpayers that are individuals, estates or trusts would be miscellaneous itemized deductions to such taxpayers. Such deductions might be disallowed to such taxpayers in whole or in part and might result in such taxpayers being taxed on an amount of income that exceeds the amount of cash actually distributed to such taxpayers over the life of the trust. Any net loss of the trust will be allocated first to the retained interest holder to the extent of its adjusted capital account, then to the other certificateholders in the priorities set forth in the trust agreement to the extent of their respective adjusted capital accounts, and thereafter to the retained interest holder.

         As noted above under "Possible Alternative Treatment of the Notes," a holder of a partnership interest in the trust, such as the certificates, which is a tax-exempt entity will be subject to tax on the trust's income. The trust's income will be treated as "unrelated business taxable income," because such income will be "unrelated debt-financed income."

         The trust intends to make all calculations relating to market discount income and amortization of premium with respect to both simple interest receivables and precomputed receivables on an aggregate basis rather than a receivable-by-receivable basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

         Discount and Premium. Except as otherwise provided in the related prospectus supplement, it is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the related receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

         If the trust acquires the related receivables at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such receivables or to offset any such premium against interest income on such receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under applicable Treasury regulations, such a 50% or greater transfer would cause a deemed contribution of the assets of the trust to a new partnership in exchange for interests in the trust. Such interests in a new partnership would be deemed distributed to the partners of the trust in liquidation thereof, which would not constitute a sale or exchange. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. With respect to noncorporate certificateholders, such capital gain or loss will be short-term or long-term, depending on whether the certificate has been held for (1) 12 months or less, or (2) more than 12 months, respectively. (Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.) A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates and, upon sale or other disposition of some of the certificates, to allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the related receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

         If a certificateholders is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates (or notional principal amount, in the case of any Strip Securities) owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

         The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The retained interest holder, acting as tax matters partner for the trust, will be authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust is expected to be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-l information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person (as defined under "Trusts Treated as
Grantor  Trusts  --Non-U.S.   Persons"),   a  tax-exempt  entity  or  a  foreign
government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The retained interest holder will be designated as the tax matters partner for each trust in the related trust agreement and, as such, will be responsible for representing the certificateholder in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         Tax Consequences to Non-U.S. Certificateholders. Pursuant to a change in the safe harbor provisions of Section 864(b)(2)(A) of the Code (applicable to tax years beginning after December 31, 1997), certificateholders who are Non-U.S. Persons will not be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons solely as a result of owning or trading certificates. As a result, the trust is not obligated to withhold on the portion of its taxable income that is allocable to Non-U.S. Persons at regular graduated rates (35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other Non-U.S. Persons), unless such Non-U.S. Person hold certificates in connection with the conduct of a U.S. trade or business.

         Interest allocable to a Non-U.S. Person that does not hold certificates in connection with the conduct of a U. S. trade or business will not qualify for the exemption for portfolio interest under Section 871(h) of the Code, because underlying receivables owned by the trust are not in "registered form" as that term is defined in applicable Treasury regulations. As a result, such Non-U.S. Person who holds certificates will be subject to United States withholding tax on interest or OID attributable to the underlying receivables (whether or not such amount is distributed) at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. Potential investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of Grantor Trusts

         If specified in the related prospectus supplement, federal tax counsel will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to as grantor trust certificates.

         Characterization. Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with such grantor trust certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

         Stripped Bonds and Stripped Coupons. Although the tax treatment of stripped bonds is not entirely clear, based on guidance issued by the IRS, it appears that each purchaser of a grantor trust certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued under Section 1286 of the Code, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the "stated redemption price at maturity" (generally, principal and any interest which is not "qualified stated interest") of a debt instrument over its issue price. See "-- Original Issue Discount" below. Based on the preamble to the Section 1286 Treasury Regulations, federal tax counsel is of the opinion that, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass-through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the receivables in a particular trust as to which there is "excess servicing" and that the remainder of such receivables will not be treated as stripped bonds, but as undivided interests as described above. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that grantor trust certificates will be issued with greater than de minimis OID.

         Original Issue Discount. The rules of the Code relating to OID (currently Sections 1271 through 1273 and 1275) will be applicable to a grantor trust certificateholder that acquires an undivided interest in a stripped bond issued or acquired with OID, and such person must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. Because payments on such stripped bonds may be accelerated by prepayments on the underlying obligations, it is likely that OID will be determined as required under Code Section 1272(a)(6). Pursuant to Code Section 1272(a)(6), OID accruals will be calculated based on a constant interest method and a prepayment assumption indicated in such prospectus supplement. In the case of an original grantor trust certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the grantor trust certificates and (2) any payments (other than qualified stated interest) received during such accrual period, and subtracting from the total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the grantor trust certificates will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than qualified stated interest) made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent grantor trust certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The servicer will report to all grantor trust certificateholders as if they were original holders.

         With respect to the receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the receivables. Subsequent purchasers that purchase grantor trust certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

         Market Discount. A grantor trust certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable or stripped bond is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable or stripped bond allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase (presumably using an appropriate prepayment assumption). Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278. The IRS may require you to compute market discount on a receivable by receivable basis, based on the allocation of your purchase price among the receivables based on their fair market values. However, we will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, you may be required by the IRS to recompute such premium on a receivable by receivable basis.

         The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

         The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the grantor trust certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID should apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

         A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. The price paid for a grantor trust certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute such premium.

        If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         Election to Treat All Interest as OID. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder owns or acquires. See "-- Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

         Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by any market premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Section 1221 of the Code (except in the case of gain attributable to accrued market discount, as noted above under "--Market Discount") and, with respect to noncorporate owners, will be short-term or long-term, depending on whether the grantor trust certificate has been held for 12 months or less, or more than 12 months, respectively. (Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.)

         Grantor trust certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

         Non-U.S. Persons. Interest or OID paid to Non-U.S. Persons who own grantor trust certificates will be treated as "portfolio interest" for purposes of United States withholding tax. Such interest (including OID, if any) attributable to the underlying receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (1) the Non-U.S. Person is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any obligor on the receivables and (2) such certificateholder fulfills certain certification requirements. Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a "U.S. Person" and must provide its name and address. For this purpose "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons). A "Non-U.S. Person" is a person who is not a U.S. Person as defined above. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the U.S. by such certificateholder, such owner will be subject to U.S. federal income tax thereon at graduated rates. Potential investors who are not U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

         Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during such year, such information as the servicer deems necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                                       ***

         The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

         Section 406 of ERISA, and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

         Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulations"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. To the extent that the notes are treated as indebtedness under applicable local law and do not have substantial equity features, their acquisition would not be considered the acquisition of an "equity interest" in the related trust. In addition, although they may represent equity interests in the related trust, nonsubordinated certificates ("Senior Certificates") may be exempted from certain of the prohibited transaction rules of ERISA as discussed below. The likely treatment in this context of notes or certificates of a given series will be discussed in the related prospectus supplement.

         Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

         A Benefit Plan fiduciary considering the purchase of notes or certificates of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         The U.S. Department of Labor may have granted to the underwriter (or in the case of series offered by more than one underwriter, the lead underwriter) named in each prospectus supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the receivables. The Exemption will apply to the acquisition, holding and resale of Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

         Among the conditions that must be satisfied for the Exemption to apply to the Senior Certificates are the following:

         (1) The trust is considered to consist solely of obligations which bear interest or are purchased at a discount and which are secured by motor vehicles or equipment, or "qualified motor vehicle leases" (as defined in the Exemption), property that had secured such obligations or qualified motor vehicle leases, cash or temporary investments maturing no later than the next date on which payments are to be made to the Senior Certificate owners, and rights of the indenture trustee under the indenture or the rights of the owner trustee or trustee under the Transfer and Servicing Agreements and under credit support arrangements with respect to such obligations or qualified motor vehicle leases.

         (2) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

         (3) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (4) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc;

         (5) The related owner trustee or indenture trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (6) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the related trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related Transfer and Servicing Agreements and indenture, if applicable, and reimbursement of the servicer's reasonable expenses in connection therewith; and

         (7) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

         Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (1) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (2) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the Senior Certificates outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Benefit Plans sponsored by the seller, any underwriter, the related trustee, the servicer, any obligor with respect to receivables included in the related trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group").

                              PLAN OF DISTRIBUTION

         On the terms and conditions set forth in an underwriting agreement with respect to a given series, the seller will agree to cause the related trust to sell to the underwriters named therein and in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of securities of the related series set forth therein and in the related prospectus supplement.

         In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the securities described therein that are offered hereby and by the related prospectus supplement if any of such securities are purchased.

         Each prospectus supplement will either (1) set forth the price at which each class of securities being offered thereby will be offered to the public and any concessions that may be offered to certain securities dealers participating in the offering of such securities or (2) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such securities, such public offering prices and such concessions may be changed.

         Each underwriting agreement will provide that UAC and the seller will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1934, or contribute to payments the several underwriters may be required to make in respect thereof.

         Each trust may, from time to time, invest the funds in the related accounts in eligible investments acquired from such underwriters.

         Pursuant to each underwriting agreement, the closing of the sale of any class of securities subject thereto will be conditioned on the closing of the sale of all other classes of securities of such series.

         The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                  LEGAL MATTERS

         Certain legal matters relating to the securities of any series will be passed upon for the related trust, the seller and the servicer by Barnes & Thornburg, Indianapolis, Indiana, and for the underwriters by Cadwalader, Wickersham & Taft, New York, New York or such other firm as shall be identified in the related prospectus supplement. Certain federal income tax and other matters will be passed upon for each trust by Cadwalader, Wickersham & Taft, Barnes & Thornburg or such other firm as shall be identified in the related prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         The seller, as originator of each trust, filed a registration statement relating to the securities with the Securities and Exchange Commission (the "SEC"). This prospectus is part of the registration statement, but the registration statement includes additional information about the securities.

         The servicer will file with the SEC all required periodic and special SEC reports and other information about any trust.

         You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

         The SEC allows us to "incorporate by reference" information that the seller files with it, which means that the seller can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the seller files later with the SEC which we have incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any trust until we terminate offering the securities.

         As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: Union Acceptance Corporation, 250 North Shadeland Avenue, Indianapolis, IN 46219, Attention: Structured Finance Manager (telephone:
317-231-2717).

                            INDEX OF PRINCIPAL TERMS

         We set forth below is a list of certain of the more significant terms used in this prospectus and the pages on which you may find the definitions of such terms.

TERM                                                                      PAGE

Approved Rating......................................................... 27
Benefit Plan............................................................ 51
Code.................................................................... 35
DTC..................................................................... 13
ERISA...................................................................  9
Exemption............................................................... 52
FASIT................................................................... 41
FTC Rule................................................................ 39
Funding Subsidiary......................................................  6
IRS..................................................................... 41
Named Lienholders....................................................... 15
Non-U.S. Person......................................................... 51
OID..................................................................... 42
OID Regulations......................................................... 42
Plan Assets Regulation.................................................. 51
Pool Factor............................................................. 19
Restricted Group........................................................ 53
SEC..................................................................... 53
Security Owners.........................................................22, 41
Senior Certificates..................................................... 51
Strip Securities........................................................ 19
Transfer and Servicing Agreements....................................... 24
Trust Bankruptcy Event.................................................. 34
U.S. Person............................................................. 50
UAC.....................................................................  4
UACFC...................................................................  6
UAFC....................................................................  6
UAFCC................................................................... 20
UCC..................................................................... 22

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:



   SEC registration fee (1)...................................$  896,324.33
   Legal fees and expenses (2)................................   714,000.00
   Accounting fees and expenses (2)...........................   161,000.00
   Blue sky fees and expenses  (2)............................   105,000.00
   Rating agency fees (2)..................................... 1,365,000.00
   Trustees' fees and expenses (2)............................    42,000.00
   Printing (2)...............................................    52,500.00
   Miscellaneous (2)..........................................   490,000.00
                                                              -------------
       Total (2)..............................................$3,825,824.33
                                                              =============
------------
(1) See footnote number 1 to Calculation of Fee Table
(2) Estimate.


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses that such officer or director actually and reasonably incurred.

     The Bylaws of UAC Securitization Corporation provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

     The Pooling and Servicing Agreement and the Trust and Servicing Agreement provide that the Servicer, any subservicer and the partners, directors, officers, employees or agents of any of them will be entitled to indemnification by the Trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement and the Trust and Servicing Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of such persons duties thereunder or by reason of reckless disregard of such persons obligations and duties thereunder.

Item 16.  Exhibits.

       *       1       Underwriting  Agreement  Standard  Provisions  for  UACSC
                       Trusts  (incorporated  by  reference to Exhibit 1 to Form
                       S-3 of UACSC Auto Trusts, Reg. No. 333-52101)

               3.1     Certificate  of  Incorporation   of  UAC   Securitization
                       Corporation, as amended

       *       3.2     Bylaws of UAC Securitization Corporation (incorporated by
                       reference to Exhibit  4.1(a) to Form S-3  Amendment No. 1
                       of UACSC Auto Trusts, Reg. No. 33-97320)

       *       4.1(a)  Form of  Pooling  and  Servicing  Agreement  for  Grantor
                       Trusts including form of Certificates (incorporated by reference to Exhibit 4.1(a) to Form S-3 Amendment No. 1 of UACSC Auto Trusts, Reg. No. 33-97320)

       *       4.1(b)  Form of Standard  Terms and  Conditions  of UACSC Grantor
                       Trusts (incorporated by reference to Exhibit 4.1(b) to Form S-3 Amendment No. 1 of UACSC Auto Trusts, Reg. No. 33- 97320)

       *       4.2     Form of Trust and Servicing Agreement for Owner Trusts

       *       4.3     Form of Indenture

               5(a) Opinion of Barnes & Thornburg with respect to legality of the Securities, dated August 11, 2000

               5(b) Opinion of Cadwalader, Wickersham & Taft with respect to legality of the Securities, dated August 11, 2000

                8 Opinion of Cadwalader, Wickersham & Taft with respect to tax matters, dated August 11, 2000

       *       10      Form of Purchase Agreement (incorporated by reference to
                       Exhibit 10 to Form S-3 of UACSC Auto Trusts, Reg. No.
                       333-52101)

               23(a)   Consent of Barnes & Thornburg (included in Exhibit 5(a))

               23(b)   Consent of  Cadwalader,  Wickersham  & Taft  (included in
                       Exhibit 5(b))

               23(c)   Consent of  Cadwalader,  Wickersham  & Taft  (included in
                       Exhibit 8)

       *       24      Power of Attorney (included on page II-4)

       *       25      Form T-1 Statement of Eligibility of Trustee under the
                       Trust Indenture Act of 1399

----------------------
*  Previously filed.



Item 17. Undertakings.

     The undersigned Registrant hereby undertakes as follows:

         (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual reports pursuant to Section 13(a) or
     Section 15(d) of the Certificates Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) To provide to the Underwriters at the closing specified in the Underwriting Agreements certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

         (f) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (g) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (h) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bonita Springs, State of Florida, on August 11, 2000.


                                             UAC SECURITIZATION CORPORATION
                                             as Seller
                                             (Registrant)

                                             By /s/ Leeanne W. Graziani
                                                -------------------------------
                                                  Leeanne W. Graziani
                                                    President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registation Statement has been signed by the following persons in the capacities and on the dates indicated.


UAC SECURITIZATION CORPORATION                Date: August 11, 2000


         Signature                                    Title
    ----------------------                    ------------------------

    /s/ Leeanne W. Graziani                      President and Treasurer
    -----------------------------               (Principal Executive Officer
    Leeanne W. Graziani                          and Principal Financial and
                                                 Accounting Officer)


    *  /s/ Leeanne W. Graziani
    -----------------------------               Director
    Jerry D. Von Deylen


    *  /s/ Leeanne W. Graziani
    -----------------------------               Director
    John M. Stainbrook


    *  /s/ Leeanne W. Graziani
    -----------------------------               Director
    Thomas M. West


    *  /s/ Leeanne W. Graziani
    -----------------------------               Director
    Gary Mullennix


    *  /s/ Leeanne W. Graziani
    -----------------------------               Director
    D. Michael Pointer II



* The undersigned, Leeanne W. Graziani, executes this Amendment No. 1 as attorney-in-fact of the persons designated above.

    /s/ Leeanne W. Graziani
    ---------------------
    Leeanne W. Graziani

                                  EXHIBIT INDEX

Exhibit No.
-----------


*      1       Underwriting  Agreement  Standard  Provisions
               for UACSC Trusts (incorporated by reference to Exhibit 1 to Form S-3 of UACSC Auto Trusts,
               Reg. No. 333-52101)

       3.1     Certificate   of    Incorporation    of   UAC
               Securitization Corporation, as amended

*      3.2     Bylaws  of  UAC  Securitization   Corporation
               (incorporated by reference to Exhibit 4.1(a) to Form S-3 Amendment No. 1 of UACSC Auto
               Trusts, Reg. No. 33-97320)

*      4.1(a)  Form of Pooling and  Servicing  Agreement for
               Grantor Trusts including form of Certificates (incorporated by reference to Exhibit 4.1(a) to Form S-3 Amendment No. 1 of UACSC Auto Trusts, Reg. No. 33-97320)

*      4.1(b)  Form of  Standard  Terms  and  Conditions  of
               UACSC Grantor Trusts (incorporated by reference to Exhibit 4.1(b) to Form S-3
               Amendment  No. 1 of UACSC Auto  Trusts,  Reg.
               No. 33-97320)

*      4.2     Form of Trust  and  Servicing  Agreement  for
               Owner Trusts

*      4.3     Form of Indenture

        5(a)   Opinion of Barnes & Thornburg with respect to
               legality    of    the    Securities,    dated
               August 11, 2000

        5(b) Opinion of Cadwalader, Wickersham & Taft with respect to legality of the Securities, dated August 11, 2000

        8 Opinion of Cadwalader, Wickersham & Taft with respect to tax matters, dated August 11, 2000

*       10     Form of Purchase  Agreement  (incorporated by
               reference  to Exhibit 10 to Form S-3 of UACSC
               Auto Trusts, Reg. No. 333-52101)

        23(a)  Consent of Barnes &  Thornburg  (included  in
               Exhibit 5(a))

        23(b)  Consent  of  Cadwalader,  Wickersham  &  Taft
               (included in Exhibit 5(b))

        23(c)  Consent  of  Cadwalader,  Wickersham  &  Taft
               (included in Exhibit 8)

*      24      Power of Attorney (included on page II-4)

*      25      Form T-1 Statement of  Eligibility of Trustee
               under the Trust Indenture Act of 1399
-------
* Previously filed.